As filed with the Securities and Exchange Commission on March [___], 2011

Registration Number 333-[_____]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GREENMAN TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	3510 (Primary Standard Industrial Classification Code Number)	71-0724248 (I.R.S. Employer Identification No.)
7 Kimball Lane, Building A Lynnfield, Massachusetts 01940 (781) 224-2411 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Charles E. Coppa

Chief Financial Officer

GreenMan Technologies, Inc.

7 Kimball Lane, Building A

Lynnfield, Massachusetts 01940

(781) 224-2411

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with a copy to:
Carl F. Barnes, Esq. Morse Barnes-Brown & Pendleton, P.C. 1601 Trapelo Road, Suite 205 Waltham, MA 02451 (781) 622-5930

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Larger accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee(1)
Units, each unit consisting of one share of Common Stock, $0.01 par value, and warrants to purchase 0.5 of a share of Common Stock	$10,000,000	$1,161.00
Common Stock included in the Units	$—	—
Warrants included in the Units	$—	—	(3)
Common Stock issuable upon exercise of the warrants included in the Units (2)	$—	—	(3)
Warrants issued to placement agent	$—	—	(3)
Common Stock issuable upon exercise of placement agent warrants	$—	—	(3)

Total	$10,000,000	$1,161.00

(1)	Calculated pursuant to Rule 457(o) on the basis of the maximum aggregate offering price of all of the securities to be registered.

(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional shares of Common Stock as may be issuable upon exercise of warrants registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(3)	No fee required pursuant to Rule 457(g).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL AND IS NOT A SOLICITATION OF AN OFFER TO BUY IN ANY STATE IN WHICH AN OFFER, SOLICITATION, OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED [_______], 2011

PROSPECTUS

GREENMAN TECHNOLOGIES, INC.

[_______] UNITS, EACH CONSISTING OF

[_______] SHARE OF COMMON STOCK AND

[_______] WARRANTS

We are offering up to [_______] units, each unit consisting of [_______] share of our Common Stock and warrants to purchase [_______] of a share of our Common Stock. Each warrant entitles its holder to purchase [_______] of a share of our Common Stock at an exercise price of $[_______] per share. The units will separate immediately and the Common Stock and warrants will be issued separately and the Common Stock will trade separately. We are not required to sell any specific dollar amount or number of units, but will use our best efforts to sell all of the units being offered. The offering expires on the earlier of (i) the date upon which all of the units being offered have been sold, or (ii) [_______], 2011. We and the placement agent may, upon request of any investor in this offering, sell units to such investors that exclude the warrants, provided that the sale of units that exclude such warrants shall be at the same offering price per unit as all other investors.

Our Common Stock is presently quoted on the OTC Markets Group’s OTCQB under the symbol “GMTI”. We do not intend to apply for listing of the warrants on any securities exchange. On March 31, 2011, the last reported sale price of our Common Stock on the OTCQB was $0.58 per share.

INVESTING IN THE OFFERED SECURITIES INVOLVES RISKS, INCLUDING THOSE SET FORTH IN THE “RISK FACTORS” SECTION OF THIS PROSPECTUS BEGINNING ON PAGE 7.

	Per Unit	Total
Offering Price per Unit	$ [_______]	$ [_______]
Placement Agent’s Fees	$ [_______]	$ [_______]
Offering Proceeds before expenses	$ [_______]	$ [_______]

[__________] has agreed to act as our placement agent in connection with this offering. In addition, we may engage one or more sub-placement agents or selected dealers. The placement agent is not purchasing the securities offered by us, and is not required to sell any specific number or dollar amount of units, but will assist us in this offering on a “best efforts” basis. We have agreed to pay the placement agent a cash fee equal to [___]% of the gross proceeds of the offering of units by us, as well as, for an aggregate purchase price of $50, “placement agent warrants” to purchase a number of shares of our Common Stock equal to [___]% of the aggregate number of shares of Common Stock included in units sold in the offering. The placement agent warrants will have terms substantially similar to the warrants included in units offered hereby, including but not limited to, the exercise price. We estimate the total expenses of this offering, excluding the placement agent fees, will not exceed $[_______]. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. See “Plan of Distribution” beginning on page 34 of this prospectus for more information on this offering and the placement agent arrangements.

This offering will terminate on [_______], 2011, unless the offering is fully subscribed before that date or we decide to terminate the offering prior to that date. In either event, the offering may be closed without further notice to you. All costs associated with the registration will be borne by us.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The shares of Common Stock may be sold directly by us to investors, through our placement agent or to or through underwriters or dealers. See “Plan of Distribution”. If any underwriters are involved in the sale of any shares of Common Stock in respect of which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from such sale also will be set forth in a prospectus supplement.

Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

THE DATE OF THIS PROSPECTUS IS [_______], 2011.

______________________________

“GreenMan,” “American Power” and “Green Tech Products” are our trademarks and service marks, and we claim common law rights in such marks. This prospectus refers to the trade names, service marks and trademarks of other companies. These references are made with due recognition of the rights of these companies and without any intent to misappropriate these names or marks.

i

PROSPECTUS SUMMARY

GREENMAN TECHNOLOGIES, INC.

[_______] UNITS, EACH CONSISTING OF

[_______] SHARES OF COMMON STOCK AND

[_______] WARRANTS

ABOUT THIS PROSPECTUS

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. References in this prospectus to “we,” “us,” “our” and “GreenMan” refer to GreenMan Technologies, Inc. together with its subsidiaries. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information”.

ABOUT GREENMAN TECHNOLOGIES

Company Overview

GreenMan Technologies, Inc. is a Delaware corporation. Our business is comprised of two business segments, our dual fuel conversion operations (American Power Group) and our molded recycled rubber products operations (Green Tech Products). Our business changed substantially in November 2008, when we sold substantially all of the assets of our tire recycling operations. The tire recycling operations were located in Savage, Minnesota and Des Moines, Iowa and collected, processed and marketed scrap tires in whole, shredded or granular form. In March 2011, we announced our intention to divest our Green Tech Products business and to devote all of our corporate resources to American Power Group’s dual fuel conversion business.

Products and Services

Our Green Tech Products’ molded recycled rubber products operations specialize in the design, development and manufacturing of branded recycled products and services that provide schools and municipalities with environmentally responsible products to create safer work and play environments. Green Tech’s patented cold-cured products and processes include playground safety tiles, roadside anti-vegetation products, construction molds and highway guard-rail rubber spacer blocks. Green Tech’s Duromat Extended Life playground safety tiles are manufactured with a patented “cold-cure” process that allows high quality crumb rubber tiles to have a unique long life, even in extreme hot and cold temperatures. Green Tech also provides innovative playground design, equipment and installation.

In May 2010, Green Tech Products entered into a sales and marketing agreement with Disability Access Consultants, Inc. (DAC) for the worldwide commercialization of DAC’s unique web-based compliance software platform and inspection methods. DAC provides “accessibility compliance” software products, consulting services and expertise to ensure its clients are in compliance with the Americans with Disabilities Act of 1990, which mandates that facilities in the United States provide equal access for individuals with disabilities.

Our American Power Group’s patented dual fuel conversion system is a unique external fuel delivery enhancement system that converts existing diesel engines into more efficient and environmentally friendly engines that have the flexibility, depending on the circumstances, to run on:

• Diesel fuel and compressed natural gas (CNG);

• Diesel fuel and bio-methane; or

• Only diesel fuel.

The proprietary technology seamlessly displaces 40% to 60% of the normal diesel fuel consumption with CNG or bio-methane and the energized fuel balance between the two fuels is maintained with a patented control system ensuring the engines operate to Original Equipment Manufacturers’ (OEM) specified temperatures and pressures with no loss of horsepower. Installation requires no engine modification, unlike the more expensive high-pressure alternative fuel systems in the market.

1

By displacing highly polluting and expensive diesel fuel with inexpensive, abundant and cleaner burning natural gas, a user can:

• Reduce fuel and operating costs by 25% to 40%;

• Reduce toxic emissions such as nitrogen oxide (NOX), carbon monoxide (CO) and fine particulate emissions;

• Enhance the engine’s operating life, since natural gas is a cleaner burning fuel source; and

• Minimize diesel fuel storage space by as much as 50%.

 End market applications include both primary and back-up diesel generators as well as mid- to heavy-duty vehicular diesel engines.

Recent Developments

Divestiture of Molded Recycled Rubber Product Business

In March 2011, we announced our intention to divest our Green Tech Products’ business. Based on Green Tech Products’ historical performance, our Board of Directors determined it to be in the best interests of shareholder value to exit the molded recycled rubber product business and to devote all of our corporate resources to advancing American Power Group’s dual fuel conversion business. Accordingly, on March 8, 2011 our Board of Directors adopted a plan to commence an immediate effort to identify potential buyers of Green Tech Products and/or evaluate other strategic alternatives.

Short Term Promissory Notes

In September and October 2010, we issued our 12% unsecured, six-month promissory notes for gross proceeds of $573,500, including notes with aggregate gross proceeds of $323,500 issued to a director and an officer of our company. In addition, we issued 0.5 shares of unregistered Common Stock for each dollar invested in the offering, or 286,750 shares of common stock, including an aggregate of 161,750 shares of Common Stock to the director and officer. We also issued 25,000 shares of Common Stock as a placement fee. In March 2011, the note holders agreed to extend the maturity date of the notes to the earlier of the completion of a financing of at least $3 million or six months after the original maturity date of the notes. In consideration of these extensions, we issued 0.5 additional shares of unregistered Common Stock for each dollar invested in the offering or 286,750 additional shares of Common Stock.

In February and March 2011, we issued additional promissory notes for gross proceeds of $270,000, including notes with aggregate gross proceeds of $20,000 issued to a director of our company. In addition, we issued an aggregate of 135,000 shares of Common Stock, including 10,000 shares of Common Stock to the director. The maturity date of these notes is the earlier of the completion of a financing of at least $3 million or six months after the date of issuance.

Convertible Promissory Notes

Between October 2010 and March 2011, we issued our 10% unsecured convertible promissory notes for gross proceeds of $500,000. The convertible notes are payable 24 months after issuance and are convertible, at any time after six months from issuance, into shares of Common Stock at a conversion price of 85% of the closing price of our Common Stock on the day the notes were issued.

Iowa State Bank Credit Facility

In November 2010, American Power Group entered into a $2,000,000 working capital line of credit with Iowa State Bank, which expires on December 1, 2011.

EPA Approval of Vehicular Dual Fuel Test Exemptions

In December 2010, the Environmental Protection Agency approved our request for 11 test exemptions for aftermarket dual fuel diesel trucks. The initial test exemptions will allow American Power Group to gather critical engine performance and emission data on a pre-dual fuel and post-dual fuel basis to support Environmental Protection Agency (EPA) approval requirements and commence commercialization of our non-invasive dual fuel upgrade system in the United States. To date, we have been approached by over 70 companies operating diesel fleets ranging from 10 vehicles to over 10,000 vehicles in a wide range of diesel vehicular markets. We believe that many of these fleets would be ideal candidates for our upgraded dual fuel technology.

Strategic Financial Advisor Agreement

In December 2010, we engaged Northland Capital Markets to provide strategic financial advice in the areas of capital raising activities, mergers and acquisitions, and other key strategic efforts to accelerate our domestic stationary generator retrofit program and the expansion of our EPA-approved domestic vehicular dual fuel testing initiative as well as our international marketing efforts. Northland has extensive experience in the Alternative Energy sector, particularly in the area of natural gas vehicles.

2

Corporate Information

We were originally founded in 1992 and have operated as a Delaware corporation since 1995. Our principal executive office is located at 7 Kimball Lane, Building A, Lynnfield, Massachusetts 01940, and our telephone number is (781) 224-2411. We maintain a website at www.greenman.biz. Our website and the information contained therein or connected thereto are not incorporated into this prospectus.

3

SUMMARY OF THE OFFERING

Securities offered:	Up to [_______] units. Each unit will consist of [_______] share of our Common Stock and warrants to purchase up [_______] of a share of our Common Stock. Units may be issued and sold in one or more closings up to the termination date.

Offering Price:	$[_______] per unit.

Description of Warrants:	The warrants will be exercisable at any time during the period commencing six months after the date of the respective closing and ending on the fifth anniversary of such closing date at an exercise price of $[_______] per share. We and the placement agent may, upon request of any investor in this offering, sell units to such investors that exclude the warrants, provided that the sale of units that exclude such warrants shall be at the same offering price per unit as all other investors.

Common Stock outstanding prior to the offering:	36,022,145 shares.

Common Stock outstanding after the offering:	[_______] shares, which does not include [_______] shares of Common Stock issuable upon exercise of the warrants included in the offered units or the shares of Common Stock issuable upon the exercise of the placement agent warrants.

Use of proceeds:	We intend to use the proceeds received from the offering to repay indebtedness in the principal amount of $843,500, together with interest accruing at 12% per annum. We expect to use the balance of the net proceeds for general working capital purposes, including the further development of our existing products.

OTCQB Symbol:	GMTI

Risk Factors:	See “Risk Factors” beginning on page 7 and the other information in this prospectus for a discussion of the factors you should consider before you decide to invest in the units.

The total number of shares of our Common Stock outstanding is 36,022,145 and excludes the following:

•	[__________] shares of Common Stock issuable upon the exercise of the warrants offered hereby.

•	3,743,500 shares of Common Stock issuable under the exercise of stock options outstanding as of March 31, 2011 under our 1993 and 2005 stock option plans at a weighted average exercise price of $0.32 per share.

•	22,000 shares of Common Stock issuable under the exercise of stock options outstanding as of March 31, 2011 under our 1996 Non-Employee Director Plan at a weighted average exercise price of $1.26 per share.

•	287,000 shares of Common Stock issuable under the exercise of other stock options and warrants outstanding as of March 31, 2011 at a weighted average exercise price of $0.51 per share.

•	2,173,000 shares of Common Stock reserved for future issuance under our equity incentive plans.

•	1,148,689 shares of Common Stock issuable upon the exercise of convertible notes in the aggregate principal amount of $500,000.

4

SUMMARY CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following summary of selected condensed consolidated financial information as of and for the fiscal years ended September 30, 2010 and 2009 has been derived from our audited consolidated financial statements included elsewhere in this prospectus. The following summary of selected condensed consolidated financial information as of and for the three months ended December 31, 2010 and 2009 has been derived from our unaudited financial statements included elsewhere in this prospectus. The condensed consolidated financial information set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this prospectus.

Condensed Consolidated Statements of Operations
	Three Months Ended December 31,		Fiscal Year Ended September 30,
	2010	2009	2010	2009

Net sales	$791,759	$439,856	$2,574,514	$3,227,633
Cost of sales	814,174	694,176	2,678,768	2,705,264
Gross profit (loss)	(22,415)	(254,320)	(104,254)	522,369
Selling, general and administrative	1,143,069	1,191,572	4,780,629	4,253,614
Research and development	189,967	78,359	699,366	—
Impairment loss – goodwill	—	—	—	2,289,939
	1,333,036	1,269,931	5,479,995	6,543,553
Operating (loss) from continuing operations	(1,355,451)	(1,524,251)	(5,584,249)	(6,021,184)
Other income (expense):
Interest and financing income (expense), net	(96,694)	13,069	47,853	63,674
Other, net	(32,811)	(82,768)	(254,003)	(134,918)
Other (expense), net	(129,505)	(69,699)	(206,150)	(71,244)
Loss from continuing operations	(1,484,956)	(1,593,950)	(5,790,399)	(6,092,428)
Provision for income taxes	—	—	—	(456)
Loss after income taxes	(1,484,956)	(1,593,950)	(5,790,399)	(6,092,884)
Discontinued operations:
Gain on sale of discontinued operations	—	—	—	13,792,616
Income from discontinued operations	—	—	148,569	289,583
	—	—	148,569	14,082,199
Net (loss) income	$(1,484,956)	$(1,593,950)	$(5,641,830)	$7,989,315

Loss from continuing operations per share - basic	$(0.04)	$(0.05)	$(0.17)	$(0.19)
Income from discontinued operations per share - basic	—	—	—	0.45
Net (loss) income per share - basic	$(0.04)	$(0.05)	$(0.17)	$0.26
Net (loss) income per share - diluted	$(0.04)	$(0.05)	$(0.17)	$0.26

Weighted average shares outstanding – basic and diluted	33,438,647	33,077,310	33,110,940	31,506,385

5

Condensed Consolidated Balance Sheet Data
December 31,
2010
Assets
Cash, cash equivalents and restricted certificates of deposit	$821,112
Accounts receivable, net	488,349
Inventory	1,046,471
Other current assets	600,948
Property, plant and equipment, net	966,085
Long term contracts, net	580,102
Purchased technology and patents, net	488,751
Seller’s note, related party, non-current	620,000
Other assets	227,092
Total Assets	$5,838,910

Liabilities and Stockholders’ Equity
Current liabilities	$3,710,173
Notes payable, non-current	325,686
Convertible notes payable, non-current	126,154
Obligations under lease settlement, non-current	505,540
Stockholders’ equity	1,171,357
Total Liabilities and Stockholders’ Equity	$5,838,910

6

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the risks described below, which we believe represent certain of the material risks to our business, together with the information contained elsewhere in this prospectus, before you make a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline and you could lose all or part of your investment.

Risks Related to our Business

By completing the November 2008 sale of our tire recycling business, we have sold the operations which have historically generated substantially all our revenue and profitability. Our remaining operations have lost money in the past nine consecutive fiscal quarters and will need additional working capital if we do not return to sustained profitability, which if not received, may force us to adjust operations accordingly. In March 2011, we announced our intention to divest our Green Tech Products business.

Since the July 2009 acquisition of American Power Group’s dual fuel conversion operations, we have invested over $5.2 million to enhance our dual fuel products and support dual fuel sales and marketing initiatives intended to promote American Power Group’s dual fuel conversion technology and establish a broader market presence worldwide. Despite these efforts, American Power Group’s business has incurred significant operating losses and experienced negative cash flow from operations.

During the past three fiscal years, our Green Tech Products molded recycled rubber product business has incurred significant operating losses and experienced negative cash flow from operations. Based on Green Tech Products’ historical performance, our Board of Directors has determined it to be in the best interest of shareholder value to exit that business. Accordingly, on March 8, 2011, our Board of Directors adopted a plan to commence an immediate effort to identify potential buyers for our molded recycled rubber products business and/or evaluate other strategic alternatives. Green Tech Products’ business contributed approximately 55% and 87% of our consolidated net sales for the three months ended December 31, 2010 and the fiscal year ended September 30, 2009, respectively, and accounted for approximately 23% and 15% of our consolidated net losses from operations during the respective period. The decision to divest Green Tech Products’ business, therefore, will materially reduce our net sales from continuing operations, while having a less material impact on our net losses from continuing operations.

We will continue to evaluate each operation on its merits and contributions and we will continue to try to make the correct decisions to ensure the continued viability and performance of our corporation. Our continued existence is dependent on our ability to generate positive operating cash flow, achieve profitability on a sustained basis and improved performance. If American Power Group is unable to achieve sustained profitability and we are unable to obtain additional financing to supplement our cash position, our ability to maintain our current level of operations could be materially and adversely affected. There is no guarantee we will be able to achieve profitability. There is no guarantee that we will be able to sell Green Tech Products’ business on acceptable terms or at all.

We will require additional capital to fund and grow our business. However, capital may not be available to us on favorable terms or at all. If we do not obtain funding when we need it, our business will be materially and adversely affected.

On November 9, 2010, American Power Group entered into $2,000,000 working capital line of credit with Iowa State Bank, which expires on December 1, 2011. As of December 31, 2010, we had $899,110 outstanding under that facility, and an additional eligible borrowing base of approximately $97,000. Between September 2010 and March 2011, we issued our 12% unsecured promissory notes for gross proceeds of $843,500. These notes are payable upon the earlier of the completion of a financing of at least $3 million or on various dates in September and October 2011. Between October 2010 and March 2011, we issued our 10% unsecured convertible promissory notes for gross proceeds of $500,000. The convertible notes are payable 24 months after issuance and are convertible, at any time after six months from issuance, into shares of Common Stock at a conversion price of 85% of the closing price of our Common Stock on the day the notes were issued. Despite our current sales, expense and cash flow projections and the cash available under our American Power Group’s line of credit with Iowa State Bank, we require additional capital to fund operations and continue the development, commercialization and marketing of our products. There is no minimum offering amount required as a condition to closing this offering. Our failure to achieve our projections and/or obtain sufficient additional capital through this offering or otherwise would have a material adverse effect on our operations and our financial condition. There can be no assurance that additional capital will be available to us, on acceptable terms or at all.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

The audit report issued by our independent registered public accounting firm issued on our audited financial statements for the fiscal year ended September 30, 2010 contains an explanatory paragraph regarding our ability to continue as a going concern. This explanation indicates there is substantial doubt on the part of our independent registered public accounting firm as to our ability to continue as a going concern due to the risk that we may not have sufficient cash and liquid assets at September 30, 2010 to cover our operating capital requirements for the next twelve-month period. If sufficient cash cannot be obtained we would have to substantially alter our operations, or we may be forced to discontinue operations. Such an opinion from our independent registered public accounting firm may limit our ability to access certain types of financing, or may prevent us from obtaining financing on acceptable terms. There can be no assurance that our auditing firm will not include the same explanation in its opinion in the future.

7

Improvement in our business depends on our ability to increase demand for our products and services.

We must increase revenues from our American Power Group’s business substantially. Factors that could limit demand for our products and services include potential changes in the regulatory environment. If, for example, the Environmental Protection Agency withdraws support for our domestic vehicular dual fuel testing initiative, development of the domestic market for our vehicular products could be materially delayed. Other adverse events or economic or other conditions affecting markets for our products and services, potential delays in product development, product and service flaws, changes in technology and the availability of competitive products and services could also delay or limit demand for our products and services.

The markets in which we offer our dual fuel conversion technology are highly competitive, fragmented and decentralized, and our competitors may have greater technical and financial resources.

The markets for our dual fuel conversion technology are highly competitive, fragmented and decentralized. Some of our larger competitors may have greater financial and technical resources than we do. As a result, they may be able to adapt more quickly to new or emerging technologies, changes in customer requirements, or devote greater resources to the promotion and sale of their products and services. Competition could increase if new companies enter the markets in which we operate or our existing competitors expand their service lines. These factors may limit or prevent any further development of our businesses.

Our success depends on the retention of our senior management and other key personnel.

Our success depends largely on the skills, experience and performance of our senior management. Our senior management consists of only two officers, our President and Chief Executive Officer, who has held that position for five years, and our Chief Financial Officer, who has held that position for 13 years. The loss of either member of our senior management could have a material adverse effect on our business. We do not maintain a key man insurance policy covering any or senior management or any other key employees. In addition, in the event that either our President or Chief Executive Officer is terminated by us without cause, the officer will be entitled to receive severance payments equal to twelve months’ salary and certain benefits. In the event we are required to make these severance payments to our officers, it could have a material adverse effect on our results of operations for the fiscal period in which such payments are made.

In addition, to increase revenues, we will be required to hire sales and marketing officers and to develop a larger and more effective sales force. We have not identified any candidates to lead our sales and marketing efforts. There can be no assurance that we will be able to hire, motivate and retain skilled marketing and sales personnel.

Seasonal factors may affect our quarterly operating results.

Seasonality may cause our total revenues to fluctuate. Our American Power Group subsidiary will experience some seasonality in the Hurricane Belt located in the Southeastern U.S., where critical care installations are usually not scheduled during the July-October timeframe.

Inflation and changing prices may negatively impact our business.

Generally, we are exposed to the effects of inflation and changing prices. Given that our dual fuel conversion technology replaces a certain percentage of diesel fuel with natural gas, we would be impacted by any material change in the net fuel savings between the two fuels (such as a decrease in diesel prices and an increase in natural gas prices). We have generally been unaffected by interest rate changes in fiscal 2010, because we no longer maintain any floating-rate debt.

If we acquire other companies or businesses we will be subject to risks that could negatively impact our business.

A part of our business strategy is based on future acquisitions or significant investments in businesses that offer green products and services. Promising acquisitions are difficult to identify and complete for a number of reasons. Any acquisitions completed by our company may be made at a premium over the fair value of the net assets of the acquired companies and competition may cause us to pay more for an acquired business than its long-term fair market value. There can be no assurance that we will be able to complete future acquisitions on terms favorable to us or at all. In addition, we may not be able to integrate any future acquired businesses at all or without significant distraction of management into our ongoing business. In order to finance acquisitions, it may be necessary for us to issue shares of our capital stock to the sellers of the acquired businesses and/or to seek additional funds through public or private financings. Any equity or debt financing, if available at all, may be on terms which are not favorable to us and, in the case of an equity financing or the use of our stock to pay for an acquisition, may result in dilution to our existing stockholders.

As we grow, we are subject to growth related risks.

We are subject to growth-related risks, including capacity constraints and pressure on our internal systems and personnel. In order to manage current operations and any future growth effectively, we will need to continue to implement and improve our operational, financial and management information systems and to hire, train, motivate, manage and retain employees. We may be unable to manage such growth effectively. Our management, personnel or systems may be inadequate to support our operations, and we may be unable to achieve the increased levels of revenue commensurate with the increased levels of operating expenses associated with this growth. Any such failure could have a material adverse impact on our business, operations and prospects. In addition, the cost of opening new facilities and the hiring of new personnel for those facilities could significantly decrease our profitability, if the new facilities do not generate sufficient additional revenue.

8

We may not be able to protect our intellectual property rights adequately.

Our ability to compete is affected by our ability to protect our intellectual property rights. We rely on a number of patents, as well as on trademarks, copyrights, trade secrets, confidentiality procedures and licensing arrangements to protect our intellectual property rights. Despite these efforts, we cannot be certain that the steps we take to protect our proprietary information will be adequate to prevent misappropriation of our technology or protect that proprietary information. Our dual fuel technology is licensed from a third party. If we should default on the payment of royalties or other material terms of that license, the license can be terminated. Such termination would have a material adverse effect on our business and on our results of operations. No assurance can be given that any future patent applications will be approved, or that any issued patents will provide us with competitive advantages or will not be challenged by third parties. Nor can we give any assurance that, if challenged, our patents will be found to be valid or enforceable, or that the patents of others will not have an adverse effect on our ability to do business. Neither we nor the licensor of our dual fuel technology may have the resources to obtain additional patent protection in the United States or to obtain patent protection in other countries in which we intend to operate, to defend any challenges to our patents by third parties or to prosecute challenges of any third parties we believe to be infringing our intellectual property. Nor can there be any assurance that our competitors will not independently develop technology, processes or products that are substantially similar or superior to ours, or that they will not design their products around any patents that may be issued to us.

We have used the name “GreenMan” in interstate commerce since inception. We have not registered “GreenMan” or any other trade name or service mark with the United States Patent and Trademark Office. Although we assert common law rights in and to the name, those rights are more limited than the rights afforded to registered trademarks.

We incur substantial costs to operate as a public reporting company.

We incur substantial legal, financial, accounting and other costs and expenses to operate as a public reporting company. We believe that these costs are a disproportionately larger percentage of our revenues than they are for many larger companies, and they contribute significantly to our operating losses. In addition, the rules and regulations of the Securities and Exchange Commission impose significant requirements on public companies, including ongoing disclosure obligations and mandatory corporate governance practices. Our limited senior management and other personnel need to devote a substantial amount of time to ensure ongoing compliance with these requirements. Our common stock is currently quoted on the OTC Markets Group’s OTCQB tier. OTC Markets Group imposes no specific quotation requirements for its OTCQB tier other than that issuers must be current in their reporting to the Securities and Exchange Commission. If we are successful in listing our stock for trading on a national securities exchange or having our stock quoted on the Nasdaq Stock Market, we will be subject to additional disclosure and governance obligations. There can be no assurance that we will continue to meet all of the public company requirements to which we are subject on a timely basis, or at all, or that our compliance costs will not continue to be material.

Risks relating to this Offering

We will have immediate and broad discretion over the use of the net proceeds from this offering.

There is no minimum offering amount required as a condition to closing this offering and therefore net proceeds from this offering will be immediately available to us to use at our discretion. We expect to use the proceeds received from this offering to repay indebtedness in the principal amount of $843,500, together with accrued interest, and for general working capital purposes, including the further development of our existing products. Our judgment may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial, or other information upon which we base our decisions.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of [______] units offered in this offering at a public offering price of $[______] per unit, and after deducting placement agent commissions and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $[______] per share, or [______]%, at the public offering price, assuming no exercise of the warrants. In addition, in the past, we issued options and warrants to acquire shares of common stock. To the extent these options are ultimately exercised, you will sustain future dilution. We may also acquire or license other technologies or finance strategic alliances by issuing equity, which may result in additional dilution to our stockholders.

There is no public market for the warrants to purchase common stock in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

If the registration statement covering the shares issuable upon exercise of the warrants contained in the units is no longer effective, the unit warrants will be issued with restrictive legends unless such shares are eligible for sale under Rule 144.

9

The offering may not be fully subscribed and, even if the offering is fully subscribed, we will need additional capital in the future. If additional capital is not available, we may not be able to continue to operate our business pursuant to our business plan or we may have to discontinue our operations entirely.

The placement agent in this offering will offer the units on a “best efforts” basis, meaning that we may raise substantially less than the total maximum offering amount. No refund will be made available to investors if less than all of the units are sold. Based on our proposed use of proceeds, we will likely need significant additional financing, which we may seek to raise through, among other things, public and private equity offerings and debt financing. Any equity financing will be dilutive to existing stockholders, and any debt financings will likely involve covenants restricting our business activities. Additional financing may not be available on acceptable terms, or at all.

Risks Related to the Securities Market and our Common Stock

Our stock price may be volatile, which could result in substantial losses for our shareholders.

Our Common Stock is thinly traded and an active public market for our stock may not develop. Consequently, the market price of our Common Stock may be highly volatile. Additionally, the market price of our Common Stock could fluctuate significantly in response to the following factors, some of which are beyond our control:

•	we are now traded on the OTC Markets Group’s OTCQB;
•	changes in market valuations of similar companies;
•	announcements by us or by our competitors of new or enhanced products, technologies or services or significant contracts, acquisitions, strategic relationships, joint ventures or capital commitments;
•	regulatory developments;
•	additions or departures of senior management and other key personnel;
•	deviations in our results of operations from the estimates of securities analysts; and
•	future issuances of our Common Stock or other securities.

 We have options, warrants and convertible promissory notes currently outstanding. Exercise of these options and warrants and conversion of these notes will cause dilution to existing and new shareholders.

As of March 31, 2011, we had options and warrants outstanding to purchase 4,052,500 additional shares of Common Stock. These reserved shares relate to the following: 3,765,500 shares for issuance upon exercise of awards granted under our 1993 Stock Option Plan, 1996 Non-Employee Director Stock Option Plan and 2005 Stock Option Plan, and 287,000 shares for issuance upon exercise of other stock options and stock purchase warrants. In addition, as of March 31, 2011 we have $500,000 of convertible promissory notes outstanding, which are convertible into 1,148,689 shares of our Common Stock.

The exercise of our options and warrants and the conversion of these convertible notes will cause additional shares of Common Stock to be issued, resulting in dilution to investors and our existing stockholders.

Our directors, executive officers and principal stockholders own a significant percentage of our shares, which will limit your ability to influence corporate matters.

Our directors, executive officers and other principal stockholders owned approximately 22 percent of our outstanding Common Stock as of March 31, 2011. Accordingly, these stockholders could have a significant influence over the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets and also could prevent or cause a change in control. The interests of these stockholders may differ from the interests of our other stockholders. Third parties may be discouraged from making a tender offer or bid to acquire us because of this concentration of ownership.

We have never paid dividends on our capital stock and we do not anticipate paying any cash dividends in the foreseeable future.

We have paid no cash dividends on our capital stock to date and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. As a result, capital appreciation, if any, of our Common Stock will be the shareholders’ sole source of gain for the foreseeable future.

10

Anti-takeover provisions in our charter documents and Delaware law could discourage potential acquisition proposals and could prevent, deter or delay a change in control of our company.

 Certain provisions of our Certificate of Incorporation and By-Laws could have the effect, either alone or in combination with each other, of preventing, deterring or delaying a change in control of our company, even if a change in control would be beneficial to our stockholders. Delaware law may also discourage, delay or prevent someone from acquiring or merging with us. For more information regarding these provisions, see “Description of Capital Stock – Delaware Law and Certain Charter and By-Law Provisions” in this prospectus.

11

FORWARD-LOOKING STATEMENTS

This prospectus contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, or the Litigation Reform Act. These forward looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events, are subject to certain risks, uncertainties and assumptions, and are not guaranties of future performance. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or using other similar expressions.

In accordance with the provisions of the Litigation Reform Act, we are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this prospectus. These statements include, without limitation, statements relating to uncertainties associated with the our ability to continue to operate as a going concern, our ability to return to sustained profitability and to raise additional working capital and capital to fund and grow our business, our ability to increase demand for our products and services, our ability to compete effectively, our ability to retain our senior management and other key personnel and to attract additional management and key employees, our ability to acquire and integrate other businesses, our ability to protect our intellectual property rights, our ability to operate as a public company, our belief that our stock price may continue to be volatile, our belief that options, warrants and convertible promissory notes will cause dilution to our shareholders, our belief that, because our directors, officers and principal stockholders own a significant percentage of our share, our shareholders’ ability to influence corporate matters will be limited, our belief that we will not pay any cash dividends in the foreseeable future, and our belief that anti-takeover provisions in our charter documents in Delaware law could prevent, deter or delay a change in control of our company.

Although we have sought to identify the most significant risks to our business, we cannot predict whether, or to what extent, any of such risks may be realized, nor can there be any assurance that we have identified all possible issues which we might face. In addition, assumptions relating to budgeting, marketing, product development and other management decisions are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and business developments, the impact of which may cause us to alter our marketing, capital expenditure or other budgets, which may in turn affect our financial position and results of operations. For all of these reasons, the reader is cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date hereof. We assume no responsibility to update any forward-looking statements as a result of new information, future events, or otherwise except as required by law.

USE OF PROCEEDS

We estimate that we will receive up to $[_______] in net proceeds from the sale of units in this offering, based on an assumed price of $[_______] per unit and after deducting estimated placement agent fees and estimated offering expenses payable by us. We intend to use the proceeds received from the offering to repay indebtedness in the principal amount of $843,500, together with interest accruing at the rate of 12% per annum. These promissory notes were issued to provide working capital, and mature upon the earlier of the completion of a financing of at least $3 million or on various dates in September and October 2011. We expect to use the balance of the net proceeds for general working capital purposes, including the further development of our existing products. Pending any use, we plan to invest the net proceeds in investment grade, short-term, interest-bearing securities.

If a warrant holder elects to pay the exercise price, rather than exercising the warrants on a “cashless” basis, we may also receive proceeds from the exercise of warrants. We cannot predict when or if the warrants will be exercised. It is possible that the warrants may expire and may never be exercised.

12

DILUTION

If you purchase units in this offering, and assuming no value is attributed to the warrants, your interest will be diluted immediately to the extent of the difference between the assumed public offering price of $[____] per unit and the as adjusted net tangible book value per share of our Common Stock immediately following this offering.

Our net tangible book value as of December 31, 2010 was approximately $0.063 million, or approximately $0.002 per share. Net tangible book value per share represents our total tangible assets less total tangible liabilities, divided by the number of shares of Common Stock outstanding as of December 31, 2010.

Net tangible book value dilution per unit to new investors represents the difference between the amount per unit paid by purchasers in this offering and the as adjusted net tangible book value per share of Common Stock immediately after completion of this offering, assuming that no value is attributed to the warrants. After giving effect to our sale of [_______] units in this offering at an assumed public offering price of $[____] per unit, and after deducting the placement agent commissions and estimated offering expenses, our as adjusted net tangible book value as of December 31, 2010 would have been $[(___)] million, or $[(__)] per share. This represents an immediate increase in net tangible book value of $[____] per share to existing stockholders and an immediate dilution in net tangible book value of $[____] per unit to purchasers of units in this offering, as illustrated in the following table:

Assumed public offering price per unit	$[____]
Net tangible book value per share as of December 31, 2010	$(.002)
Increase in net tangible book value per unit attributable to new investors	$[____]
Adjusted net tangible book value per share as of December 31, 2010, after giving effect to the offering	$[(____)]

Dilution per unit to new investors in the offering	$[____]

The above discussion and tables do not include the following:

•	[____________] shares of Common Stock issuable upon the exercise of the warrants offered hereby.

•	3,743,500 shares of Common Stock issuable under the exercise of stock options outstanding as of March 31, 2011 under our 1993 and 2005 stock option plans at a weighted average exercise price of $0.32 per share.

•	22,000 shares of Common Stock issuable under the exercise of stock options outstanding as of March 31, 2011 under our 1996 Non-Employee Director Plan at a weighted average exercise price of $1.26 per share.

•	287,000 shares of Common Stock issuable under the exercise of other stock options and warrants outstanding as of March 31, 2011 at a weighted average exercise price of $0.51 per share.

•	2,173,000 shares of Common Stock reserved for future issuance under our equity incentive plans.

•	1,148,689 shares of Common Stock issuable upon the exercise of convertible notes in the aggregate principal amount of $500,000.

13

PRICE RANGE OF OUR COMMON STOCK

Market Information

Our Common Stock was traded on the OTC Bulletin Board under the symbol “GMTI” until February 23, 2011 at which time our Common Stock began exclusively trading on the OTC Markets Group’s OTCQB. The following table sets forth the high and low bid quotations for our Common Stock for the periods indicated. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Common Stock
	High	Low
Fiscal 2009
Quarter Ended December 31, 2008	$ 0.38	$ 0.18
Quarter Ended March 31, 2009	0.25	0.12
Quarter Ended June 30, 2009	0.31	0.18
Quarter Ended September 30, 2009	0.65	0.28

Fiscal 2010
Quarter Ended December 31, 2009	$ 0.58	$ 0.40
Quarter Ended March 31, 2010	0.48	0.32
Quarter Ended June 30, 2010	0.50	0.29
Quarter Ended September 30, 2010	0.69	0.40

Fiscal 2011
Quarter Ended December 31, 2010	$ 0.61	$ 0.40
Quarter Ending March 31, 2011	0.60	0.39

On March 31, 2011 the closing price of our Common Stock was $.58 per share.

As of March 31, 2011, we had approximately 1,750 holders of record of our Common Stock. This number excludes individual stockholders holding stock under nominee security position listings.

We have not paid any cash dividends on our Common Stock since inception and do not anticipate paying any cash dividends in the foreseeable future.

Options and Warrants

There were 162,000 outstanding warrants and 125,000 outstanding options to purchase our common equity as of March 31, 2011.

Convertible Notes

There were $500,000 of convertible notes outstanding and convertible into 1,148,689 shares of Common Stock as of March 31, 2011.

14

Equity Compensation Plan Information

The table below sets forth certain information as of March 31, 2011 with respect to equity compensation plans under which our Common Stock is authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance
Equity compensation plans approved by stockholders (1)	3,743,500	$0.32	2,173,000
Equity compensation plans not approved by stockholders (2)	22,000	1.26	—
	3,765,500		2,173,000

(1)	This total includes shares to be issued upon exercise of outstanding options under the equity compensation plans that have been approved by shareholders (i.e., the 1993 Stock Option Plan and the 2005 Stock Option Plan).
(2)	This total includes shares to be issued upon exercise of outstanding options under the equity compensation plan that has not been approved by shareholders (i.e., the 1996 Non-Employee Director Plan).

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock and we do not anticipate paying any cash dividends in the foreseeable future on our Common Stock. The payment of dividends on Common Stock, if any, in the future is within the discretion of our Board of Directors and will depend on our earnings, capital requirements and financial condition and other relevant facts. We currently intend to retain all future earnings, if any, to finance the development and growth of our business.

15

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements and related notes included in this prospectus.

Introduction

Our business changed substantially in November 2008, when we sold substantially all of the assets of our tire recycling operations. Because we operated our tire recycling assets during only a portion of fiscal 2009 we have included in this report relevant information on this business segment but have classified its assets, liabilities and results of operations as discontinued operations for all periods presented in the accompanying consolidated financial statements. On July 27, 2009 we purchased substantially all the dual fuel conversion operating assets of American Power Group (excluding its dual fuel patent). The results described below include the operations of American Power Group since July 27, 2009. In March 2011, we announced our intention to divest our Green Tech Products business and to devote all of our corporate resources to American Power Group’s dual fuel conversion business.

Results of Operations

Three Months ended December 31, 2010 Compared to the Three Months ended December 31, 2009

Net sales from continuing operations for the three months ended December 31, 2010 increased $351,903 or 80% to $791,759 as compared to net sales of $439,856 for the three months ended December 31, 2009. The increase is primarily attributable to increased revenue associated with our new American Power Group dual fuel subsidiary during the three months ended December 31, 2010 and a $56,813 increase in our Green Tech Products molded products subsidiary.

During the three months ended December 31, 2010, we incurred a negative gross profit of $22,415 as compared to a negative gross profit of $254,320 for the three months ended December 31, 2009. The reduction in the negative gross profit was primarily attributable to a $295,090 increase in dual fuel related revenue as compared to only $65,112 of revenue during the three months ended December 31, 2009. Due to lower playground tile production during the three months ended December 31, 2009 we were unable to fully absorb all manufacturing overhead costs which contributed to the negative gross profit during the quarter.

Selling, general and administrative expenses for the three months ended December 31, 2010 decreased $48,503 to $1,143,069 as compared to $1,191,572 for the three months ended December 31, 2009. The decrease was primarily attributable to lower marketing and business development initiatives during the three months ended December 31, 2010.

Expenses for internal research and development projects relating to the introduction of new dual fuel products, enhancements made to the current family of dual fuel products, and research and development overhead increased $111,608 to $189,967 for the three months ended December 31, 2010 as compared to $78,359 for the three months ended December 31, 2009.

During the three months ended December 31, 2010, interest expense increased $95,726 to $110,927 as compared to $15,201 for the three months ended December 31, 2009 due to increased borrowings.

Our net loss for the three months ended December 31, 2010 was $1,484,956 or ($0.04) per basic share as compared to $1,593,950 or ($0.05) per basic share for the three months ended December 31, 2009.

Fiscal Year ended September 30, 2010 Compared to Fiscal Year ended September 30, 2009

Net sales from continuing operations for the fiscal year ended September 30, 2010 decreased $653,119 or 20% to $2,574,514 as compared to net sales of $3,227,633 for the fiscal year ended September 30, 2009. The decrease is primarily attributable to decreased playground tile and equipment sales in the Midwestern and Western regions of the United States due to a general economic slowdown during fiscal 2010. A majority of our revenue is derived from specific one-time installations with minimal follow-on revenue from the installed project, thus making annual revenue comparisons particularly difficult. In addition, our new American Power Group dual fuel subsidiary recorded $332,533 of revenue during the fiscal year ended September 30, 2010 as compared to no revenue during the fiscal year ended September 30, 2009.

During the fiscal year ended September 30, 2010 we incurred a negative gross profit of $104,254 primarily due to the inclusion of $697,006 of unabsorbed costs in excess of revenues associated with our dual fuel subsidiary. Due to product mix changes and slightly lower production costs during the year our recycled rubber products operation had a gross profit of $592,752 or 26% of net sales as compared to $722,845 or 22% of net sales for the fiscal year ended September 30, 2009.

Selling, general and administrative expenses for the fiscal year ended September 30, 2010 increased $527,015 to $4,780,629 as compared to $4,253,614 for the fiscal year ended September 30, 2009. The increase was primarily attributable to the inclusion of $1,602,672 in costs associated with increased sales and marketing initiatives for our American Power Group subsidiary as well as increased professional expenses relating to business development initiatives, which offset decreased performance based incentives.

Expenses for internal research and development projects relating to the introduction of new dual fuel products, enhancements made to the current family of dual fuel products, and research and development overhead were $699,366 for the fiscal year ended September 30, 2010. There were no research and development expenses during the fiscal year ended September 30, 2009.

16

During fiscal 2008 and 2009, Green Tech Products incurred operating losses of approximately $800,000 per year and had had negative cash flow from operations. Green Tech also had stagnant revenue growth during in fiscal 2009. As a result of the losses and our annual evaluation of potential goodwill impairment, management determined the carrying value of Green Tech Product’s goodwill to be impaired and accordingly wrote-off all goodwill, recording a non-cash impairment loss of $2,289,939 at September 30, 2009.

As a result of the foregoing, our loss from continuing operations after income taxes decreased $302,485 to $5,790,399 for the fiscal year ended September 30, 2010 as compared to $6,092,884 for the fiscal year ended September 30, 2009.

During the fiscal year ended September 30, 2010, we recognized income from discontinued operations of $148,569 primarily associated with a reduction of tax expense. During the fiscal year ended September 30, 2009, we recognized a gain on sale of discontinued operations net of income taxes ($6.1 million), of $13,792,616 associated with the sale of our tire recycling business in November 2008. The income from discontinued operations of $289,583 for the fiscal year ended September 30, 2009 relates primarily to the net results of our tire recycling operations, including approximately $391,000 of one-time gains associated with the termination of a long-term land and building lease agreement in Minnesota.

Our net loss for the fiscal year ended September 30, 2010 was $5,641,830 or $0.17 per basic share as compared to net income $7,989,315 or $0.26 per basic share for the fiscal year ended September 30, 2009.

Liquidity and Capital Resources

As of December 31, 2010 and September 30, 2010, we had $821,112 and $1,351,050, respectively, in cash, cash equivalents and restricted certificates of deposit. As of December 31, 2010, we had a working capital deficiency of $753,293. As of September 30, 2010, we had net working capital of $1,035,980. Our tire recycling business has historically been the source of substantially all of our revenue and cash flow and we have incurred substantial losses from operations over the past two fiscal years since divesting our tire recycling business. Our continued existence is dependent on our ability to generate positive operating cash flow, achieve profitability on a sustained basis for all operations. The financial statements have been prepared assuming we will continue as a going concern.

During the three months ended December 31, 2010, net cash used in operating activities was $1,031,766. Our net loss for the three months ended December 31, 2010 was $1,484,956, while our cash flow was positively impacted by the following non-cash expenses and changes to our working capital: $246,570 of depreciation, amortization, stock options and deferred financing costs and a decrease of $472,077 in accounts receivable, inventories and other current assets. This was offset by a decrease of $226,090 in accrued expenses. During the three months ended December 31, 2009, net cash used in operating activities was $1,380,400. Our net loss for the three months ended December 31, 2009 was $1,593,950, while our cash flow was positively impacted by the following non-cash expenses and changes to our working capital: $147,864 of depreciation and net amortization and a decrease of $966,998 in accounts receivable and other current assets. This was offset by a decrease of $845,705 in accounts payable and accrued expenses.

During the fiscal year ended September 30, 2010, net cash used by operations was $4,880,128. Our net loss for the fiscal year ended September 30, 2010 was $5,641,830, with our cash flow being positively impacted by the following non-cash expenses and changes to our working capital: $663,441 of depreciation and net amortization and a net decrease of $459,845 in accounts receivable, inventory and other assets. This was offset by a net decrease of $475,265 in accounts payable and accrued expenses. During the fiscal year ended September 30, 2009, net cash used by operating activities was $3,514,926. Our net income for the fiscal year ended September 30, 2009 was $7,989,315, reflecting a $19,227,445 gain on the sale of our tire recycling operations and the application of $6.1 million of non-cash income taxes. Our cash flow was positively impacted by the following: $2,289,939 goodwill impairment loss and $977,252 of depreciation and amortization and a $536,469 net decrease in accounts receivables and inventory which was offset by a net decrease of $951,540 in accounts payable and accrued expenses

Net cash provided by investing activities was $459,382 for the three months ended December 31, 2010 due to the maturing of a certificate of deposit. Net cash provided by investing activities was $689,470 for the three months ended December 31, 2009, reflecting the maturing of a certificate of deposit which offset the purchase of machinery and equipment.

Net cash provided by investing activities was $3,270,830 for the fiscal year ended September 30, 2010, reflecting the maturing of a certificate of deposit as well as the sale of marketable investments which offset the purchase of machinery and equipment. Net cash provided by investing activities was $21,917,042 for the fiscal year ended September 30, 2009, reflecting net proceeds from the sale of our scrap tire processing operations of approximately $27.9 million. During the fiscal year ended September 30, 2009, we purchased approximately $3 million of marketable investments and $1,800,000 of certificates of deposit. In addition we used $613,363 in connection with the purchase of the American Power Group operating assets.

Net cash provided by financing activities was $524,446 for the three months ended December 31, 2010, reflecting the proceeds from the issuance of various notes payable which offset normal debt payments. Net cash used in financing activities was $7,985 during the three months ended December 31, 2009, reflecting normal debt payments.

Net cash provided by financing activities was $141,860 during the fiscal year ended September 30, 2010, reflecting the normal debt payments and the proceeds from new notes payable including $323,500 of related party notes payable. Net cash used by financing activities was $17,427,544 during the fiscal year ended September 30, 2009, reflecting the payoff of approximately $12.85 million associated with our Laurus credit facility and approximately $3.4 million of other debt and capital lease obligations associated with our discontinued scrap tire operations and $534,320 of related party debt. In addition, we used $700,000 to purchase warrants from our former secured lender to purchase approximately 4.8 million shares of our Common Stock.

17

In order to ensure the future viability of GreenMan, management has implemented or is in the process of implementing the following actions:

Bank Refinancing/Alternative Financing

Iowa State Bank Credit Facility

In November 2010, American Power Group entered into a $2,000,000 working capital line of credit with Iowa State Bank, which expires on December 1, 2011. We used approximately $800,000 of the proceeds to repay a secured note with Iowa State Bank. The maximum amount American Power Group may borrow from time to time under the credit facility is the lesser of (i) $800,000, until such time as we raise additional outside capital, at which time the borrowing limit will be increased by $1.00 for each $1.50 of capital raised; (ii) $2,000,000; and (iii) the sum of 50% of the value of American Power Group’s eligible inventory and 70% of their eligible accounts receivable. In addition, Iowa State Bank agreed to reduce the certificate of deposit collateral requirement from $800,000 to $300,000 and in return we have guaranteed all obligations, and has secured that guarantee by (i) granting to the lender a security interest in a new $300,000 certificate of deposit and certain additional collateral and (ii) agreeing to issue to the lender, as additional collateral, 2,000,000 shares of our Common Stock. These shares of Common Stock will be returned to us, without consideration, at such time as all obligations under the credit facility have been satisfied and the lender has no further obligations to make advances under the credit facility.

Short Term Promissory Notes

In September and October 2010, we issued our 12% unsecured, six-month promissory notes for gross proceeds of $573,500, including notes with aggregate gross proceeds of $323,500 issued to a director and an officer of our company. In addition, we issued 0.5 shares of unregistered Common Stock for each dollar invested in the offering, or 286,750 shares of common stock, including an aggregate of 161,750 shares of Common Stock to the director and officer. We also issued 25,000 shares of Common Stock as a placement fee. In March 2011, the note holders agreed to extend the maturity date of their notes to the completion of a financing of at least $3 million or six months after the original maturity date of the notes. In consideration of these extensions, we issued 0.5 additional shares of unregistered Common Stock for each dollar invested in the offering or 286,750 shares of Common Stock.

In December 2010, the director and officer also loaned us an aggregate of $110,000. We paid that amount, together with interest of $1,100, in January 2011.

In February and March 2011, we issued additional promissory notes for gross proceeds of $270,000, including notes with aggregate gross proceeds of $20,000 issued to a director of our company. In addition, we issued an aggregate of 135,000 shares of Common Stock, including 10,000 shares of Common Stock to the director. The maturity of these notes is the earlier of the completion of a financing of at least $3 million or six months from the date of issuance.

Convertible Promissory Notes

Between October 2010 and March 2011, we issued our 10% unsecured convertible promissory notes for gross proceeds of $500,000. The convertible notes are payable 24 months after issuance and are convertible, at any time after six months from issuance, into shares of Common Stock at a conversion price of 85% of the closing price of our Common Stock on the day the notes were issued.

Strategic Financial Advisor Agreement

In December 2010, we engaged Northland Capital Markets to provide strategic financial advice in the areas of capital raising activities, mergers and acquisitions, and other key strategic efforts to accelerate our domestic stationary generator retrofit program and the expansion of our EPA-approved domestic vehicular dual fuel testing initiative as well as our international marketing efforts. Northland has extensive experience in the Alternative Energy sector, particularly in the area of natural gas vehicles.

Operating Performance Enhancements

Since the July 2009 acquisition of American Power Group’s dual fuel conversion operations, we have invested over $5.2 million to enhance our dual fuel products and support dual fuel sales and marketing initiatives intended to promote American Power Group’s dual fuel conversion technology and establish a broader market presence worldwide. We continue to see strong interest in our dual fuel technology. As of January 2011, we have announced over $1.2 million of orders from four customers with the potential for over $1.5 million of additional follow-on orders from these customers. We anticipate that our dual fuel related revenue recorded during the second quarter of fiscal 2011 will exceed the approximately $360,000 of dual fuel revenue recorded during the first quarter of fiscal 2011 as well as the approximately $332,000 recorded in fiscal 2010. In addition, we have quoted over $80 million in potential dual fuel revenue and are working aggressively to convert these quotes into orders. In December 2010, the Environmental Protection Agency approved our request for 11 test exemptions for aftermarket dual fuel diesel trucks. The initial test exemptions will allow American Power Group to gather critical engine performance and emission data on a pre-dual fuel and post-dual fuel basis to support EPA approval requirements and commence commercialization of our non-invasive dual fuel upgrade system in the United States. To date, we have been approached by over 70 companies operating diesel fleets ranging from 10 vehicles to over 10,000 vehicles in a wide range of diesel vehicular markets. We believe that many of these fleets would be ideal candidates for our upgraded dual fuel technology.

18

During the past three fiscal years, Green Tech Products has incurred significant operating losses and experienced negative cash flow from operations. Based on Green Tech Products’ historical performance, our Board of Directors determined it to be in the best interest of shareholder value to exit the molded recycled rubber product business and to devote all of our corporate resources to advancing American Power Group’s dual fuel conversion business. Accordingly, on March 8, 2011, our Board of Directors adopted a plan to commence an immediate effort to identify potential buyers for our molded recycled rubber products business and/or evaluate other strategic alternatives. We will continue to evaluate each operation on its merits and contributions and we will continue to try to make the correct decisions to ensure the continued viability and performance of our corporation. Our continued existence is dependent on our ability to generate positive operating cash flow, achieve profitability on a sustained basis and generate improved performance. If American Power Group is unable to achieve sustained profitability and we are unable to obtain additional financing to supplement our cash position, our ability to maintain our current level of operations could be materially and adversely affected. There is no guarantee we will be able to achieve profitability. There is no guarantee that we will be able to sell Green Tech Products’ business on acceptable terms or at all.

Effects of Inflation and Changing Prices

Generally, we are exposed to the effects of inflation and changing prices. Given that our dual fuel conversion technology replaces a certain percentage of diesel fuel with natural gas, we would be impacted by any material change in the net fuel savings between the two fuels (for example, if diesel fuel prices decrease and natural gas prices increase). We have generally been unaffected by interest rate changes in fiscal 2010, because we no longer maintain any floating-rate debt.

Off-Balance Sheet Arrangements

We lease various facilities and equipment under cancelable and non-cancelable short operating leases which are described in Note 7 to our Audited Consolidated Financial Statements included in this prospectus.

Environmental Liability

There are no known material environmental violations or assessments.

Critical Accounting Policies

Revenue Recognition

We have primarily two sources of revenue from each business segment. Our molded recycled rubber products operations derive revenue from (1) product revenue which is earned from the sale of molded rubber products and playground equipment and (2) installation revenue which is earned from the installation of molded products and playground equipment. Revenues from product sales are recognized when the products are shipped and collectability is reasonably assured. Revenues derived from installations of our products are recognized when the installation is complete. Our dual fuel conversion operations derive revenue from (1) product revenue which is earned from the sale and installation of dual fuel conversion equipment and (2) maintenance and service agreements. Revenues from fixed price and modified fixed price sales and installation contracts are recognized on the percentage of completion method based on costs incurred to date in relation to the total estimated costs for each contract. Revisions in costs and earnings during the course of the contract are reflected in the accounting period in which facts requiring revisions becomes known. At the time a loss on a contract becomes known, the entire amount of the estimated loss is accrued. Revenues from product sales are recognized when the product’s installation is complete, title and risk transfer to the customer and collectability is reasonably assured. Revenues derived from maintenance and service agreements are recognized when the service has been rendered to the customer.

Recent Accounting Pronouncements

The following accounting standards issued as of November 30, 2010, may affect our future financial reporting:

1.	ASU 2009-13, Revenue Recognition (Topic 605) - Multiple Deliverable Revenue Arrangements - a consensus of the FASB Emerging Issues Task Force - This ASU addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit. The ASU is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. We do not expect a material impact on our financials due to the implementation of this guidance.
2.	ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820) - Improving Disclosures about Fair Value Measurements - This ASU affects all entities that are required to make disclosures about recurring and nonrecurring fair value measurements under FASB ASC Topic 820, originally issued as FASB Statement No. 157, Fair Value Measurements. The ASU requires certain new disclosures and clarifies two existing disclosure requirements. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. We do not expect a material impact on our financials due to the implementation of this guidance.
19

3.	ASU 2010-13, Compensation - Stock Compensation (Topic 718) - Effect of Denomination the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force - This ASU clarifies that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, any entity would not classify such an award as a liability if it otherwise qualifies as equity. This ASU is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. We do not expect a material impact on our financials due to the implementation of this guidance.
4.	ASU 2010-17, Revenue Recognition - Milestone Method (Topic 605) - Milestone Method of Revenue Recognition - a consensus of the FASB Emerging Issues Task Force - This ASU provides guidance to vendors on the criteria that should be met for determining whether the milestone method of revenue recognition is appropriate. This ASU is effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. We do not expect a material impact on our financials due to the implementation of this guidance.
5.	ASU 2010-20, Receivables (Topic 310) - Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses - This ASU requires companies to provide more information in their disclosures about the credit quality and risk exposures of their financing receivables and the credit reserves held against them. For public companies, the amendments that require disclosures as of the end of a reporting period are effective for periods ending on or after December 15, 2010. The amendments that require disclosure about activity that occurs during a reporting period are effective for periods beginning on or after December 15, 2010. We do not expect a material impact on our financials due to the implementation of this guidance.

DESCRIPTION OF BUSINESS

 General

GreenMan Technologies, Inc. (together with its subsidiaries, “we”, “us” or “our”) was originally founded in 1992 and has operated as a Delaware corporation since 1995. Our business is comprised of two business segments, our dual fuel conversion operations (American Power Group) and our molded recycled rubber products operations (Green Tech Products). As described elsewhere in this prospectus, our business changed substantially in November 2008, when we sold substantially all of the assets of our tire recycling operations. The tire recycling operations were located in Savage, Minnesota and Des Moines, Iowa and collected, processed and marketed scrap tires in whole, shredded or granular form. In March 2011, we announced our intention to divest our Green Tech Products business and to devote all of our corporate resources to American Power Group’s dual fuel conversion business.

Products and Services

Our Green Tech Products’ molded recycled rubber products operations specialize in the design, development and manufacturing of branded recycled products and services that provide schools and municipalities with environmentally responsible products to create safer work and play environments. Green Tech’s patented cold-cured products and processes include playground safety tiles, roadside anti-vegetation products, construction molds and highway guard-rail rubber spacer blocks. Green Tech’s Duromat Extended Life playground safety tiles are manufactured with a patented cold-cure process that allows high quality crumb rubber tiles to have a unique long life, even in extreme hot and cold temperatures. Green Tech also provides innovative playground design, equipment and installation.

In May 2010, Green Tech Products entered into a sales and marketing agreement with Disability Access Consultants, Inc. (DAC) for the worldwide commercialization of DAC’s unique web-based compliance software platform and inspection methods. DAC provides accessibility compliance software products, consulting services and expertise to ensure their clients are in compliance with the Americans with Disabilities Act of 1990 which mandates that facilities in the United States provide equal access for individuals with disabilities.

Our American Power Group’s patented dual fuel conversion system is a unique external fuel delivery enhancement system that converts existing diesel engines into more efficient and environmentally friendly engines that have the flexibility depending on the circumstances to run on:

• Diesel fuel and compressed natural gas (CNG);

• Diesel fuel and bio-methane; or

• Only diesel fuel.

20

The proprietary technology seamlessly displaces 40% to 60% of the normal diesel fuel consumption with CNG or bio-methane and the energized fuel balance between the two fuels is maintained with a patented control system ensuring the engines operate to Original Equipment Manufacturers’ (OEM) specified temperatures and pressures with no loss of horsepower. Installation requires no engine modification, unlike the more expensive high-pressure alternative fuel systems in the market.

By displacing highly polluting and expensive diesel fuel with inexpensive, abundant and cleaner burning natural gas, a user can:

• Reduce fuel and operating costs by 25% to 40%;

• Reduce toxic emissions such as nitrogen oxide (NOX), carbon monoxide (CO) and fine particulate emissions;

• Enhance the engine’s operating life, since natural gas is a cleaner burning fuel source; and

• Minimize diesel fuel storage space by as much as 50%.

 End market applications include both primary and back-up diesel generators as well as mid- to heavy-duty vehicular diesel engines.

Manufacturing/Processing

Our molded recycled rubber products operations currently have the maximum capacity to produce approximately 120,000 standard playground tile equivalents annually with 50,000 - 60,000 being considered the range of normal production capacity during the past several years. During the fiscal year ended September 30, 2010, Green Tech Products produced approximately 39,000 standard playground tile equivalents, due to high beginning finished goods inventory levels and lower 2010 revenue. In addition, Green Tech has an exclusive five-year manufacturing and supply agreement with a third party based in China for distribution of certain proprietary playground equipment.

Our dual fuel conversion enhancement system is configured by our internal engineering staff based on customer engine specifications and then modeled through Computational Fluid Dynamics Analysis to scientifically determine the optimum mixture of diesel and natural gas prior to final installation. All components, including several proprietary patented components, are purchased from external sources and currently delivered on site for installation. All installations are managed by an American Power Group lead team that completes final testing and commissioning of the diesel engines.

Raw Materials

We believe our molded products operations have access to an adequate supply of crumb rubber, sufficient to meet our requirements for the foreseeable future. According to the industry information, approximately 300 million passenger tire equivalents are discarded annually in the United States, with over 75% of those currently recycled in various forms, including crumb rubber.

As described above, all dual fuel conversion components, including several proprietary patented components, are purchased from external sources. While we believe our dual fuel conversion operations have access to sufficient components for the foreseeable future, management is currently identifying multiple potential sources for critical components to reduce the likelihood that supply issues could negatively impact our business.

Customers

Our molded recycled rubber products customers primarily consist of schools, community and state parks, governmental agencies and child care centers. Although we benefit from the five business development and product endorsement agreements described below to procure potential business, our customers typically are individual entities within the respective school districts. A majority of our revenue is derived from specific one-time installations with minimal follow-on revenue from the installed project. Therefore, we do not believe that the loss of any individual customer would have a material adverse effect on our business. During fiscal 2010, one customer accounted for 12% of our consolidated net sales and during fiscal 2009 another customer accounted for 14% of our consolidated new sales. We do not have any long-term purchase contracts that require any customer to purchase any minimum amount of products from us. There can be no assurance that we will continue to receive orders of the same magnitude as in the past from existing customers or that we will be able to market our current or proposed products to new customers going forward.

The U.S. Environmental Protection Agency estimates there are 20 million diesel engines operating in the U.S., with an estimated 13 million used in vehicular applications and 7 million used in stationary generator applications. Diesel powered generators are commonly used as backup or load reducing power sources in hospitals, critical care facilities, cold storage warehouses, data centers, financial centers and exchanges and government facilities, while vehicular applications include school buses, public transit, refuse haulers, commercial route fleets, government vehicles and short-haul trains.

The number of available international stationary and vehicular diesel engines is estimated to be significantly higher than the U.S. market. There have been over 1,000 American Power Group dual fuel conversion systems installed in North and South America, Africa, India and Pakistan since the dual fuel technology was patented.

21

Sales and Marketing

Our molded recycled rubber products operations have created a unique marketing program focused on: (1) improving playground safety and accessibility; (2) lowering playground maintenance costs; and (3) mitigating playground liability risks for schools, community and state parks, and child care centers. We use an experienced in-house sales staff for securing new accounts and marketing product offerings. In June 2008, Green Tech Products, through one of its subsidiaries, signed five-year business development and product endorsement agreements with the state school board associations of Iowa, Missouri, Minnesota and California to provide state-of-the-art playground compliance programs to their member school districts. In August 2009, we signed the Oklahoma state school board association to a similar five-year agreement and in March 2010 we added the Nebraska state school board association. Under the brand name of the National Playground Compliance Group, (NPCG), the company’s playground compliance programs offer school districts a full portfolio of safety design assessments, playground and outdoor fitness equipment, recycled rubber surfacing, and installation solutions with an integrated approach to child safety, American Disabilities Act accessibility and risk mitigation. Additionally, NPCG assists school districts in identifying financing alternatives for their playground projects.

Our dual fuel conversion operations address the alternative fuel market in three distinct segments: (1) international; (2) domestic stationary; and (3) domestic vehicular. The international segment uses an in-house sales director and qualified in-country alternative fuel distributors to promote both our stationary and vehicular dual fuel products. During fiscal 2010, we signed agreements with distributors in Nigeria, India and Pakistan. Our domestic stationary segment is addressed by an in-house sales staff, independent sales representatives and strategic third-party endorsements. The domestic vehicular segment will be addressed later in fiscal year 2011 and incorporated with sales and marketing coverage similar to our domestic stationary coverage.

Competition

Our molded recycled rubber products operations compete in a highly fragmented and decentralized market with a large number of small competitors that provide alternatives to our patented cold-cured molded tiles, such as pour-in-place surfacing materials or loose-fill surfacing materials (e.g., wood chips, mulch , sand, and pea gravel). In addition, many competitors sell only components of the total project, using traditional distributor channels, while Green Tech sells complete project management, turn-key installation services and safety certification directly to the end customer. Since 2007, a new market requirement created by the American Disabilities Act, or ADA, requires schools and other public playgrounds to provide all children access to outdoor play. We believe that loose-fill surfacing is typically not maintained to proper safety levels and will not allow children in wheelchairs or with other disabilities to easily access playground equipment. Green Tech Product’s playground tiles are fully-ADA compliant and, during independent tests performed by the National Program for Playground Safety, demonstrated a 75 percent reduction in emergency room injuries given proper supervision.

As noted earlier, our patented dual fuel conversion system is an external fuel delivery enhancement system that requires no engine modifications and can run on a combination of diesel fuel and compressed natural gas or only diesel fuel, depending on the circumstances. The primary alternative fuel solutions available to existing diesel engine operators are:

•	New Engine - replace existing diesel engines with new 100% dedicated natural gas or propane burning engines. This is an expensive solution and is not typically an economically viable solution for customers operating an existing large diesel engine fleet;
•	Invasive retrofits - an existing diesel engine can be converted to be run exclusively on natural gas or some other type of fuel such as propane. The invasive solution tends to be a higher priced solution than dual fuel because the engine must be totally disassembled and re-configured to run exclusively on the new fuel.
•	Non-Invasive retrofits - are solutions where no major changes to the existing diesel engine are required. Our dual fuel conversion system is one of several known non-invasive retrofit systems available in the market.

 Today, our primary focus is on upgrading the installed base of existing diesel engines. We believe our dual fuel conversion technology upgrade is ideally suited for the large domestic and international installed base of both stationary and vehicular diesel engines, which is estimated to be in the millions of units.

Government Regulation

Our molded recycled production operations are governed by industry design and safety standards, but no specific government permits or regulations are required to market our products and services.

Our dual fuel conversion business has products that apply to both stationary and vehicular applications. New stationary energy products in both markets are regulated by the United States Environmental Protection Agency, or EPA, for emissions and safety through various specified regulations and enforcement actions. Given our stationary dual fuel primary application is out-of-warranty aftermarket units, there are limited to no specific government permits or regulations at the product level but there are various federal and state emissions regulations that our customers typically have to comply with regarding emissions and run time.

22

As it relates to the vehicular market, all vehicles and components on vehicles that operate on public highways must comply with the Federal Clean Air Act and meet specific EPA emission and safety guidelines or face anti-tampering infractions. Given that our vehicular dual fuel system has not been previously EPA certified as a new system due to the unique nature of our dual fuel technology and the fact our primary target market is older, out-of-warranty diesel vehicles, we must demonstrate to the EPA that our technology has sound engineering design and does not degrade the emissions level of the model year that would be requested for commercialization. In December 2010, we receive a Memorandum of Exemption from the EPA which references that Section 203(b)(1) of the Clean Air Act, as amended, provides that the Administrator of the EPA may exempt any new motor vehicle or motor vehicle engine from the prohibitions of Section 203(a) of the Clean Air upon such terms and conditions found to be necessary for the purpose of research, investigations, demonstrations, or training, or for reasons of national security. Under this exemption provision, eleven initial test vehicles were granted exemptions for the purpose of testing and verifying that the company’s non-invasive dual fuel system meets the EPA’s requirements for emissions and safety. The initial and subsequent approved test exemptions will allow critical engine performance and emission data to be gathered on a pre-dual fuel and post-dual fuel basis to support EPA review and approval so commercialization can commence to sell the system in the United States.

Failure to comply with applicable regulatory requirements can result in, among other things, fines, suspensions of approvals, seizure or recall of products, operating restrictions and criminal prosecutions. Furthermore, changes in existing regulations or adoption of new regulations could impose costly new procedures for compliance, or prevent us from obtaining, or affect the timing of, regulatory approvals. We use our best efforts to keep abreast of changed or new regulations for immediate implementation.

Protection of Intellectual Property Rights and Proprietary Rights

Our Green Tech Products subsidiary has been granted three U.S. patents for various molded products and one for its method for making cold-cured composite molded articles. In addition, Green Tech Products has been granted ten trademarks.

Our American Power Group subsidiary has an exclusive, worldwide license under one U.S. patent for dual fuel conversion technology owned by the former owners of American Power Group.

We have used the name GreenMan in interstate commerce since inception and assert a common law right in and to that name.

Employees

As of March 31, 2011, we had 32 full time employees. We are not a party to any collective bargaining agreements and consider the relationship with our employees to be satisfactory.

DESCRIPTION OF PROPERTIES

Our Iowa molded products location consists of production facilities and office space situated on approximately four acres which were purchased in 2006.

Our Iowa dual fuel conversion location consists of office and warehouse space which we currently rent from a related party under the terms of a one year lease dated October 1, 2010 for approximately $8,900 per month.

We rent approximately 1,100 square feet of office space in Lynnfield, Massachusetts, the site of our corporate headquarters, on a rolling six-month basis at $1,250 per month.

We consider our properties in good condition, well maintained and generally suitable to carry on our business activities for the foreseeable future.

23

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and executive officers are as follows:

Name	Age	Position
Maurice E. Needham	70	Chairman of the Board of Directors
Lyle Jensen	60	Chief Executive Officer; President; Director
Charles E. Coppa	47	Chief Financial Officer; Treasurer; Secretary
Dr. Allen Kahn	89	Director
Lew F. Boyd	65	Director
Kevin Tierney	51	Director
Thomas Galvin	58	Director

Each director is elected for a period of one year at the annual meeting of stockholders and serves until his or her successor is duly elected by the stockholders. The officers are appointed by and serve at the discretion of the Board of Directors. All outside directors receive $5,000 per quarter as board compensation.

We have established an Audit Committee consisting of Messrs. Tierney (Chair) and Boyd and Dr. Kahn, and a Compensation Committee consisting of Messrs. Boyd (Chair), Needham and Dr. Kahn. Our Board of Directors has determined that Mr. Tierney is an “audit committee financial expert” within the meaning given that term by Item 407(d)(5) of Regulation S-K.

MAURICE E. NEEDHAM has been Chairman since June 1993. From June 1993 to July 21, 1997, Mr. Needham also served as Chief Executive Officer. He has also served as a Director of Comtel Holdings, an electronics contract manufacturer since April 1999. He previously served as Chairman of Dynaco Corporation, a manufacturer of electronic components which he founded in 1987. Prior to 1987, Mr. Needham spent 17 years at Hadco Corporation, a manufacturer of electronic components, where he served as President, Chief Operating Officer and Director. We believe that Mr. Needham’s extensive business, operational and management experience, including his over 17 years with our company give him the qualifications and skills to serve as a director and member of the Compensation Committee.

LYLE JENSEN has been a Director since May 2002. On April 12, 2006, Mr. Jensen became our Chief Executive Officer. Mr. Jensen previously was Executive Vice President/Chief Operations Officer of Auto Life Acquisition Corporation, an automotive aftermarket dealer of fluid maintenance equipment. Prior to that, he was a Business Development and Operations consultant after holding executive roles as Chief Executive Officer and minority owner of Comtel and Corlund Electronics, Inc. He served as President of Dynaco Corporation from 1988 to 1997; General Manager of Interconics from 1984 to 1988; and various financial and general management roles within Rockwell International from 1973 to 1984. The Board of Directors believes Mr. Jensen has the necessary qualifications and skills to serve as Chief Executive Officer and as a director based on his financial and operational background and the management expertise he has cultivated during his nearly eight year tenure with our company.

CHARLES E. COPPA has served as Chief Financial Officer, Treasurer and Secretary since March 1998. From October 1995 to March 1998, he served as Corporate Controller. Mr. Coppa was Chief Financial Officer and Treasurer of Food Integrated Technologies, a publicly-traded development stage company from July 1994 to October 1995. Prior to joining Food Integrated Technologies, Inc., Mr. Coppa served as Corporate Controller for Boston Pacific Medical, Inc., a manufacturer and distributor of disposable medical products, and Corporate Controller for Avatar Technologies, Inc., a computer networking company. From 1985 to 1990 Mr. Coppa was as an auditor with Grant Thornton where he obtained his CPA designation. The Board of Directors believes Mr. Coppa has the necessary qualifications and skills to serve as Chief Financial Officer based on his financial and management expertise he has cultivated during his nearly fifteen year tenure with our company.

ALLEN KAHN, M.D., has been a Director since March 2000. Dr. Kahn operated a private medical practice in Chicago, Illinois, which he founded in 1953 until his retirement in October 2002. Dr. Kahn has been actively involved as an investor in concept companies since 1960. From 1965 through 1995 Dr. Kahn served as a member of the Board of Directors of Nease Chemical Company (currently German Chemical Company), Hollymatic Corporation and Pay Fone Systems (currently Pay Chex, Inc.). We believe that Dr. Kahn’s extensive business and investing experience, including over 50 years of private investing experience give him the qualifications and skills to serve as a director and member of the Audit Committee.

LEW F. BOYD has been a Director since August 1994. Mr. Boyd is the founder and since 1985 has been the Chief Executive Officer of Coastal International, Inc., an international business development and executive search firm, specializing in the energy and environmental sectors. Previously, Mr. Boyd had been Vice President/General Manager of the Renewable Energy Division of Butler Manufacturing Corporation and had served in academic administration at Harvard and Massachusetts Institute of Technology. We believe that Mr. Boyd’s extensive business and executive recruitment experience, including his over 16 years with our company give him the qualifications and skills to serve as a director and Chairman of the Compensation Committee.

24

KEVIN TIERNEY has been a Director since July 2009. Since 2006, Mr. Tierney has served as the President and Chief Executive Officer of Saugusbank, a $200 million, state-chartered community bank located in Saugus, Massachusetts. Prior to joining Saugusbank, he served as executive vice president and general manager of BISYS Group’s Corporate Financial Solutions Division which provided corporate banking services to Fortune 500 treasury departments as well as to the life insurance and health insurance industries. From 1999 to 2004, Mr. Tierney was executive vice president and chief operating officer of Abington Bancorp, a $1.2 billion publicly traded bank holding company. Mr. Tierney previously served as executive vice president and general manager of a division of Electronic Data Systems Inc. where he oversaw a business unit that provided emerging payment technologies to the retail and financial services industries. We believe that Mr. Tierney’s extensive business and financial services experience give him the qualifications and skills to serve as a director and Chairman of the Audit Committee.

THOMAS GALVIN has been a Director since September 2010. Mr. Galvin was the Co-Founder and Executive Vice President of SourceOne, a Boston-based provider of energy outsourcing solutions for mission critical facilities from 1999 to 2007 at which time it was sold to Veolia Energy North America. Mr. Galvin remained employed by SourceOne until July 2010. Prior to founding SourceOne, Mr. Galvin was the Director of Retail Service, Eastern United States for Pacificorp, an investor-owned utility and provider of wholesale and retail renewable energy products from 1996 to 1999. Prior to 1996, he founded two environmental services consulting firms, Adams Environmental Management, Inc., which concentrated on tactical and technical environmental services and Hygienetics, Inc., an international environmental consulting firm. Earlier in his career, Mr. Galvin served as Director of Environmental Management and Energy Planning for the Massachusetts Port Authority. We believe that Mr. Galvin’s extensive business, operational and environmental services experience give him the qualifications and skills to serve as a director.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee and a Compensation Committee.

Audit Committee: The Audit Committee of the Board of Directors acts to: (i) acquire a complete understanding of our audit functions; (ii) review with management and our independent accountants our finances, financial condition and interim financial statements; (iii) review with the independent accountants our year-end financial statements; and (iv) review implementation with the independent accountants and management any action recommended by our independent accountants. The Audit Committee met four times during the fiscal year ended September 30, 2010. None of the members of the Audit Committee attended fewer than 75% of the meetings held during the period.

A copy of the Audit Committee charter is available at www.greenman.biz. The three members of the Audit Committee are “independent” within the meaning given to the term by Section 803 of the NYSE Amex Company Guide.

Report of the Audit Committee

The Audit Committee has reviewed and discussed our audited consolidated balance sheets and statements of operations and comprehensive income, cash flows and stockholders’ equity for the fiscal year ended September 30, 2010 and 2009 with management. The Audit Committee has discussed with our independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

The Audit Committee has also received and reviewed written disclosures and the letter from Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as required by Independent Standards Board No. 1 and has discussed with Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. their independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Kevin Tierney, Sr., Chairman             Lew Boyd                 Dr. Allen Kahn

Compensation Committee: The Compensation Committee of the Board of Directors sets the compensation of the Chief Executive Officer and reviews and approves the compensation arrangements proposed by the Chief Executive Officer for all other officers. In addition the Compensation Committee administers and interprets our equity-based plans, including determining the individuals to whom stock options are awarded, the terms upon which the option grants are made, and the number of shares subject to each option granted. The Compensation Committee met four times during the fiscal year ended September 30, 2010. None of the members of the Compensation Committee attended fewer than 75% of the meetings held during the period. A copy of the Compensation Committee charter is available at www.greenman.biz. The three members of the Compensation Committee are “independent” within the meaning given to the term by Section 803 of the NYSE Amex Company Guide.

25

Our Board of Directors has not established a nominating committee. Our Board believes that each of our current members should, and does, participate in the consideration of director nominees. The policy of our Board is to consider director candidates recommended by our stockholders. Stockholders wishing to nominate director candidates must comply with certain procedures and notice requirements set forth in our By-Laws. Nominations must be submitted in writing to our principal executive office on a timely basis and must contain certain information set forth in our By-Laws. See “Advance Notice Procedures” below. Our Board has not established a formal charter regarding the nomination and consideration of director candidates. We expect to establish a Nominating and Governance Committee, and a charter governing its operations, in fiscal 2011. When adopted, the charter will be posted on our corporate website.

Director Independence

The Board of Directors has adopted director independence guidelines that are consistent with the definitions of independence as set forth in Section 301 of the Sarbanes-Oxley Act of 2002 and Rule 10A-3 under the Securities Exchange Act of 1934. In accordance with these guidelines, the Board of Directors has reviewed and considered facts and circumstances relevant to the independence of each of our directors and director nominees. In particular, the Board has carefully considered the fact that Mr. Needham serves on the board of directors of Saugusbank (of which Mr. Tierney is president and chief executive officer) and has determined that, each of our non-management directors qualifies as independent.

 The Board of Directors has determined that all of the members of each committee of the Board of Directors are independent as defined under the NYSE Alternext US Rules, including, in the case of all members of the Audit Committee (i.e., Messrs. Tierney and Boyd and Dr. Kahn), the independence requirements contemplated by Rule 10A-3, under the Exchange Act. In addition, all members of the Audit Committee are independent as defined by the NYSE Alternext US Rules and otherwise satisfy the NYSE Alternext US eligibility requirements for Audit Committee membership.

Board Leadership Structure

Currently, the positions of Chairman of the Board of Directors and Chief Executive Officer are held by separate persons, with the position of Chairman filled by Mr. Needham, an independent, non-executive director. The Board believes that the separation of the roles of Chairman of the Board of Directors and Chief Executive Officer is appropriate as it allows the Chief Executive Officer to focus primarily on management and strategy responsibilities, while allowing the independent Chairman to focus on leadership of the Board of Directors, providing feedback and advice to the Chief Executive Officer and providing a channel of communication between the Board members and the Chief Executive Officer and other members of senior management. The Chairman of the Board presides over all Board meetings and works with senior management to develop agendas for Board meetings. The Chairman advises the Chief Executive Officer and other members of senior management on business strategy and leadership development. He also works with the Board to drive decisions about particular strategies and policies and, in concert with the independent Board committees, facilitates a performance evaluation process of the Board and its committees. Our Board recognizes that future circumstances may lead it to change the leadership structure depending on our needs at the time, and as such, believes that it is important to retain flexibility.

Board of Director’s Role in Risk Oversight

One of the responsibilities of our Board is to review and evaluate the process used to assess major risks facing our company and to periodically review assessments prepared by our senior management of such risks, as well as options for their mitigation. Our Board leadership structure, together with the frequent interaction between our directors and members of senior management, assist in this effort. Communications between our Board and senior management regarding long-term strategic planning and short-term operational practices include matters of material risk inherent in our business.

The Board also plays an active role, as a whole and at the committee level, in overseeing management of the company’s risks. The entire Board of Directors is formally apprised at least annually of our enterprise risk management efforts. The Board reviews information regarding the company’s credit, liquidity and operations, as well as the risks associated with each. The Audit Committee is responsible for overseeing the management of financial and accounting risks. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements. While each committee is responsible for the evaluation and management of such risks, the entire Board is regularly informed through committee reports.

Code of Ethics

We have adopted a code of ethics which applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted our code of ethics on our corporate website, www.greenman.biz.

26

EXECUTIVE COMPENSATION

Executive and Director Compensation

Summary Compensation Table

The following table summarizes the compensation paid or accrued for services rendered during the fiscal years ended September 30, 2010 and 2009, to our Chief Executive Officer and our Chief Financial Officer. We granted restricted stock awards in fiscal 2009 only. We did not grant any stock appreciation rights or make any long-term plan payouts during the fiscal years ended September 30, 2010 and 2009, respectively.

	Annual Compensation			Option	All Other
Name and Principal Position	Fiscal Year	Salary	Bonus	Awards (1)(2)	Compensation(3)	Total
Lyle Jensen	2010	$ 250,000	$ --	$ --	$ 22,902	$ 272,902
Chief Executive Officer	2009	250,000	275,000	39,000	37,479	601,479

Charles E. Coppa	2010	$ 161,500	$ --	$ 25,000	$ 16,413	$ 202,913
Chief Financial Officer	2009	161,500	130,000	55,000	28,649	375,149
(1)	Amounts shown do not reflect compensation actually received by the named executive officer. The amounts in the Option Awards column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal years ended September 30, 2010 and September 30, 2009, in accordance with FASB ASC Topic 718 for all stock options granted in such fiscal years. The calculation in the table above excludes all assumptions with respect to forfeitures. There can be no assurance that the amounts set forth in the Option Awards column will ever be realized. A forfeiture rate of zero was used in the expense calculation in the financial statements.
(2)	Options granted have a ten-year term and vest at an annual rate of 20% over a five-year period from the date of grant with the exception of the 100,000 granted to Mr. Jensen in fiscal 2009 which, pursuant to the terms of his employment, vest immediately on the date of grant and have a ten-year term. Mr. Coppa was granted 100,000 options in fiscal 2010.
(3)	Represents payments made to or on behalf of Messrs. Jensen and Coppa for health and life insurance and auto allowances. In addition, during June 2009, the Board of Directors approved the issuance of 50,000 shares of unregistered Common Stock as restricted stock awards to Mr. Jensen and Mr. Coppa in recognition of past services and as future incentives. The value assigned to each individual’s grant is $15,000 based on the closing bid price on the date of grant plus the anticipated income tax affect associated with the issuance of these shares. Each recipient has agreed to hold the shares for a minimum of 18 months after issuance.

Employment Agreements

Mr. Jensen has a five-year employment agreement pursuant to which he receives a base salary to $250,000 per year. The agreement automatically renews for one additional year upon each anniversary, unless notice of non-renewal is given by either party. We may terminate the agreement without cause on 30 days’ prior notice. The agreement provides for payment of twelve months’ salary and certain benefits as a severance payment for termination without cause. Any increases in Mr. Jensen’s base salary will be made in the discretion of the Board of Directors upon the recommendation of the Compensation Committee. Mr. Jensen’s employment agreement provides for cash incentive compensation in respect of any fiscal year of up to the lesser of (x) 20% of our audited annual profit after tax, as reported in the financial statements included in our Annual Report on Form 10-K for such fiscal year or (y) $150,000 and stock options based on (i) non-financial criteria which may be established by the Board of Directors and (ii) upon a calculation of our annual audited earnings before interest, taxes, depreciation and amortization, or EBITDA as a percentage of our revenue, as follows:

EBITDA as a
	% of Revenue	Stock Option Performance Incentive Earned
Base:	< 11.0%	None
Level I:	11.1% – 11.99%	Options to purchase 20,000 shares of our Common Stock.
Level II:	12.0% – 12.99%	Options to purchase 40,000 shares of our Common Stock.
Level III:	13.0% – 13.99%	Options to purchase 60,000 shares of our Common Stock.
Level IV:	14.0% – 14.99%	Options to purchase 80,000 shares of our Common Stock.
Level V:	> 15.0%	Options to purchase 100,000 shares of our Common Stock.

During fiscal 2009, Mr. Jensen earned an incentive bonus of $150,000 and was granted immediately exercisable options to purchase 100,000 shares of Common Stock at an exercise price of $0.22 per share based on fiscal 2009 EBITDA performance. In addition, the Board of Directors approved a discretionary incentive bonus of $125,000 to Mr. Jensen in recognition of successful sale of the tire recycling operations and repayment of all amounts due to our secured lender, Laurus Master Fund, Ltd., in November 2008. Mr. Jensen did not receive any incentive compensation during fiscal 2010.

27

Mr. Coppa has a two-year employment agreement pursuant to which he receives a base salary to $161,500 per year. The agreement automatically renews for two additional years upon each anniversary, unless notice of non-renewal is given by either party. We may terminate the agreement without cause on 30 days prior notice. The agreement provides for payment of twelve months’ salary and certain benefits as a severance payment for termination without cause. Any increases in Mr. Coppa’s base salary will be made in the discretion of the Board of Directors upon the recommendation of the Compensation Committee. Mr. Coppa’s employment agreement also provides for incentive compensation in respect of any fiscal year based on mutually agreed performance measures as determined our Compensation Committee. Any increases or bonuses will be made at the discretion of our Board of Directors upon the recommendation of the Compensation Committee.

During fiscal 2009, Mr. Coppa earned a discretionary incentive bonus of $80,000 based on individual and company performance. In addition, the Board of Directors approved a discretionary incentive bonus of $50,000 to Mr. Coppa in recognition of successful sale of the tire recycling operations and repayment of all amounts due our secured lender, Laurus Master Fund, Ltd., in November 2008. During fiscal 2010, Mr. Coppa was granted options to purchase 100,000 shares of Common Stock at an exercise price of $0.36 per share. The options have a ten-year term and vest at an annual rate of 20% over a five-year period from the date of grant.

Outstanding Equity Awards

The following table sets forth information concerning outstanding stock options for each named executive officer as of September 30, 2010:

		Number of Securities Underlying		Exercise	Option
		Unexercised Options		Price	Expiration
Name	Date of Grant	Exercisable	Unexercisable	Per Share	Date

Lyle Jensen	March 12, 2002 (1)	25,000	--	$1.51	March 12, 2012
	August 23, 2002 (2)	2,500	--	$1.80	August 23, 2012
	February 20, 2003 (3)	2,000	--	$1.95	February 20, 2013
	April 24, 2004 (3)	2,000	--	$1.10	April 24, 2014
	June 15, 2005 (3)	2,000	--	$0.51	June 15, 2015
	April 12, 2006 (4)	400,000	100,000	$0.28	April 12, 2016
	December 18, 2006 (4)	60,000	40,000	$0.35	December 18, 2016
	December 29, 2006 (5)	25,000	--	$0.36	December 29, 2016
	February 8, 2008 (5)	100,000	--	$0.34	February 8, 2018
	September 30, 2008 (5)	100,000	--	$0.33	September 30, 2018
	November 17, 2008 (4)	20,000	80,000	$0.33	November 17, 2018
	June 8, 2009 (5)	100,000	--	$0.22	June 8, 2019

Charles E. Coppa	January 12, 2001 (2)	40,000	--	$0.40	January 12, 2011
	August 23, 2002 (2)	7,500	--	$1.80	August 23, 2012
	June 6, 2006 (4)	109,600	27,400	$0.36	June 6, 2016
	September 28, 2007 (4)	27,000	18,000	$0.35	September 28, 2017
	November 18, 2008 (4)	20,000	80,000	$0.35	November 18, 2018
	June 8, 2009 (4)	40,000	160,000	$0.22	June 8, 2019
	March 4, 2010 (4)	--	100,000	$0.36	March 4, 2020
(1)	These options are non-qualified, have a ten-year term and vest at an annual rate of 20% over a five-year period from the date of grant.
(2)	These options were granted under the 1993 Stock Option Plan, have a ten-year term and vest at an annual rate of 20% over a five-year period from the date of grant.
(3)	These options were granted under the 1996 Non Employee Stock Option Plan, have a ten-year term and vested immediately on the date of grant.
(4)	These options were granted under the 2005 Stock Option Plan, have a ten-year term and vest at an annual rate of 20% over a five-year period from the date of grant.
(5)	These options were granted under the 2005 Stock Option Plan, have a ten-year term and vested immediately on the date of grant.
28

Director Compensation

The following table sets forth information concerning the compensation of our Directors who are not named executive officers for the fiscal year ended September 30, 2010:

Name	Fees Earned or Paid in Cash or Common Stock (1)	Option Awards (2) (3)	All Other Compensation (4)	Total

Maurice E. Needham	$—	$25,000	$—	$25,000
Lew Boyd	$20,000	$—	$—	$20,000
Dr. Allen Kahn	$20,000	$—	$—	$20,000
Kevin Tierney, Sr.	$20,000	$—	$—	$20,000
Thomas Galvin	$1,667	$16,400	$12,500	$30,567

(1)	All non-employee directors receive a quarterly board fee of $5,000 per quarter.
(2)	Amounts shown do not reflect compensation actually received by the named director. The amounts in the Option Awards column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal year ended September 30, 2010, in accordance with FASB ASC Topic 718 for all stock options granted in such fiscal years. The calculation in the table above excludes all assumptions with respect to forfeitures. There can be no assurance that the amounts set forth in the Option Awards column will ever be realized. A forfeiture rate was used in the expense calculation in the financial statements.
(3)	On March 4, 2010, Mr. Needham was granted options to purchase 100,000 shares of Common Stock at an exercise price of $0.36 per share which have a 10 year term and vest equally over a 5 year term from date of grant. On September 2, 2010, Mr. Galvin was granted options to purchase 50,000 shares of Common Stock at an exercise price of $0.50 per share which have a 10 year term and vest equally over a 5 year term from date of grant.
(4)	In September 2010, the Board of Directors approved the issuance of 25,000 shares of unregistered Common Stock as a restricted stock award to Mr. Galvin as a future incentive, and recorded a $12,500 expense (the assigned fair value based on the closing bid price) associated with the issuance of such shares. Mr. Galvin has agreed to hold the shares for a minimum of 12 months after the issuance.

As of September 30, 2010, each Director who is not a named executive officer for the fiscal year ended September 30, 2010 holds the following aggregate number of shares under outstanding stock options:

Name	Number of Shares Underlying Outstanding Stock Options

Maurice E. Needham	742,500
Lew Boyd	245,500
Dr. Allen Kahn	211,500
Kevin Tierney, Sr.	50,000
Thomas Galvin	50,000

LEGAL PROCEEDINGS

We received notice on January 26, 2011 that the Orland Unified School District, Orland, California had filed a complaint in the Glen County Superior Court in the State of California against Green Tech Products and its subsidiaries, GreenMan Technologies and several other unrelated parties, seeking general monetary damages, exemplary damages, other statutory damages, attorneys’ fees and costs and other equitable remedies relating to their dissatisfaction with the installation of several playground equipment and tile projects during 2008. We believe the case is without merit and that we have substantial defenses against the plaintiff’s claims, and we intend to contest the matter vigorously. If, however, the plaintiff is ultimately successful in winning damages in excess of any insurance coverage that may be available to us, it could have a material adverse effect on our business and financial condition.

We are subject to routine claims from time to time in the ordinary course of our business. We do not believe that the resolution of any of the claims that are currently known to us will have a material adverse effect on our company or on our financial condition or results of operations.

29

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of March 31, 2011:

•	by each of our directors and executive officers;
•	by all of our directors and executive officers as a group; and
•	by each person (including any “group” as used in Section 13(d) of the Securities Exchange Act of 1934) who is known by us to own beneficially 5% or more of the outstanding shares of Common Stock.

Unless otherwise indicated below, to the best of our knowledge, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. As of March 31, 2011, 36,022,145 shares of our Common Stock were issued and outstanding.

Security Ownership of Management and Directors

Name (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percentage of Class (2)

Dr. Allen Kahn (3)	4,856,000	13.47%
Maury Needham (4)	1,740,839	4.80%
Lyle Jensen (5)	1,613,522	4.37%
Charles E. Coppa (6)	802,695	2.21%
Lew F. Boyd (7)	452,678	1.25%
Kevin Tierney, Sr.(8)	51,500	*
Thomas Galvin	54,168	*
All officers and directors as a group (7 persons)	9,571,401	25.42%

* less than 1%

Security Ownership of Certain Beneficial Owners

Name (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percentage of Class (2)

Iowa State Bank (9)	2,000,000	5.70%

_____________________________

(1)	Except as noted, each person’s address is care of GreenMan Technologies, Inc., 7 Kimball Lane, Building A, Lynnfield, Massachusetts 01940.
(2)	Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
(3)	Includes 30,500 shares of Common Stock issuable pursuant to immediately exercisable stock options.
(4)	Includes 352,500 shares of Common Stock issuable pursuant to immediately exercisable stock options. Also includes 59,556 shares of Common Stock owned by Mr. Needham’s wife.
(5)	Includes 878,500 shares of Common Stock issuable pursuant to immediately exercisable stock options.
(6)	Includes 269,100 shares of Common Stock issuable pursuant to immediately exercisable stock options.
(7)	Includes 96,500 shares of Common Stock issuable pursuant to immediately exercisable stock options.
(8)	Includes 10,000 shares of Common Stock issuable pursuant to immediately exercisable stock options.
(9)	Iowa State Bank holds 2,000,000 shares of our Common Stock as collateral pursuant to the terms of a November 9, 2010 credit facility with our American Power Group, Inc. subsidiary. Iowa State Bank’s address is 5 East Call Street, Algona, Iowa, 50511. The shares are to be returned when the credit facility is paid off.

30

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On occasion we may engage in certain related party transactions. Pursuant to our Audit Committee charter, our policy is that all related party transactions are reviewed and approved by the Board of Directors or Audit Committee prior to our entering into any related party transactions.

Stock Issuances; Options Granted

In November 2008, in recognition of the company’s enhanced performance, we granted options to our Messrs. Needham, Boyd, Jensen, Kahn, DeBenedictis (who resigned in February 2009) and Coppa to purchase an aggregate of 600,000 shares of our Common Stock at an exercise price of $0.33 per share, which represented the closing price of our stock on the date of each respective grant. The options were granted under the 2005 Stock Option Plan, have a ten-year term and vest equally over a five-year period from date of grant. In February 2008, 100,000 options expired un-exercised with the departure of Mr. DeBenedictis.

In June 2009, the Board of Directors approved the issuance of an aggregate of 250,000 shares of unregistered Common Stock as restricted stock awards to Messrs. Needham, Boyd, Jensen, Kahn and Coppa. The awards were in recognition of past services, including the successful November 2008 sale of the tire recycling operations and repayment of all amounts due to our secured lender, Laurus Master Fund, Ltd., as well as future incentives. All recipients have agreed to hold the shares for a minimum of 18 months after issuance. In addition, we granted options to the directors and Mr. Coppa to purchase an aggregate of 700,000 shares of our Common Stock at an exercise price of $0.23 per share, which represented the closing price of our stock on the date of each respective grant. The options were granted under the 2005 Stock Option Plan, have a ten-year term and vest equally over a five-year period from the date of grant with the exception of an option to purchase 100,000 shares granted to our Chief Executive Officer, which are immediately exercisable pursuant to the terms of his employment agreement.

In July 2009, the Board of Directors approved the issuance of 25,000 shares of unregistered Common Stock as restricted stock awards to Mr. Tierney. The award was an incentive to join the Board and Mr. Tierney has agreed to hold the shares for a minimum of 18 months after the issuance. In addition, we granted options to Mr. Tierney to purchase an aggregate of 50,000 shares of our Common Stock at an exercise price of $0.32 per share, which represented the closing price of our stock on the date of the grant. The options were granted under the 2005 Stock Option Plan, have a ten-year term and vest equally over a five-year period from date of grant.

On September 2, 2010, the Board of Directors approved the issuance of 25,000 shares of unregistered Common Stock as restricted stock awards to Mr. Galvin as future incentive and recorded a $12,500 expense (the assigned fair value based on the closing bid price) associated with the issuance of such shares during the fiscal year ended September 30, 2010.

On December 16, 2010 we granted options to our Messrs. Needham, Boyd, Kahn and Coppa to purchase an aggregate of 100,000 shares of our Common Stock at an exercise price of $0.45 per share, which represented the closing price of our stock on the date of the grants. The options were granted under the 2005 Stock Option Plan, have a ten-year term and vest immediately.

In February 2011, we issued an aggregate of 41,668 shares of common stock, valued at $16,167, to Mr. Galvin and Mr. Tierney in consideration of services rendered.

Related Party Transactions

On September 17, 2010, Dr. Kahn and Mr. Coppa loaned us an aggregate of $323,500 pursuant to the terms of a private offering of 12% unsecured, six-month promissory notes. In addition, the Board of Directors approved the issuance of an aggregate of 161,750 shares of unregistered Common Stock to Dr. Kahn and Mr. Coppa in conjunction with this private offering and recorded a deferred financing expense of $72,788 (the assigned fair value based on the closing bid price). On February 11, 2011, Mr. Boyd loaned us $20,000 under the terms of this private offering and we issued Mr. Boyd10,000 shares of unregistered Common Stock. In March 2011, Dr. Kahn and Mr. Coppa agreed to extend the maturity date of their notes to the earlier of the completion of a financing of at least $3 million or six months after the original maturity date of the notes. In consideration of these extensions, we issued an aggregate of 161,750 shares of unregistered Common Stock to Dr. Kahn and Mr. Coppa.

In November 2008, we entered into a four-month (extended in March 2009 on a month-to-month basis) consulting agreement at a rate of $7,500 per month with a company owned by Mr. Boyd who also serves as the Chairman of our Compensation committee. The consulting firm is currently providing assistance in the areas of due diligence support, green market opportunity identification and evaluation, Board of Director candidate identification and evaluation and other services as our Board may determine.

Pursuant to our Audit Committee charter, our policy is that all transactions, including loans, between us and our officers, directors, principal stockholders, and their affiliates are approved by a majority of the independent and disinterested outside directors on the Board of Directors. Management believes these transactions were consummated on terms no less favorable to us than could be obtained from unaffiliated third parties.

31

DESCRIPTION OF CAPITAL STOCK

Our Certificate of Incorporation authorizes the issuance of 60,000,000 shares of Common Stock, $0.01 par value per share, and 1,000,000 shares of Preferred Stock, $1.00 par value per share, which may be issued in one or more series. As of March 31, 2011 there were 36,022,145 shares of Common Stock issued and outstanding and held of record by approximately 1,750 stockholders, and there were no shares of Preferred Stock issued and outstanding.

Common Stock

Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and have the right to vote cumulatively for the election of directors. This means that in the voting at our annual meeting, each stockholder or his proxy, may multiply the number of his shares by the number of directors to be elected then cast the resulting total number of votes for a single nominee, or distribute such votes on the ballot among the nominees as desired. Holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding Preferred Stock. Upon our liquidation or dissolution, the holders of Common Stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock. Holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which we may designate and issue in the future.

Preferred Stock

Our Board of Directors is authorized, subject to certain limitations prescribed by law, without further stockholder approval, to issue from time to time up to an aggregate of 1,000,000 shares of Preferred Stock, $1.00 par value per share, in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights and terms of redemption of shares constituting any series or designations of such series. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock that may be issued in the future. Issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of our company. There are currently no shares of Preferred Stock outstanding.

Warrants

As of March 31, 2011, warrants for the issuance of 162,000 shares of our Common Stock were outstanding, all of which are exercisable at a weighted average exercise price of $0.51 per share, all of which are exercisable through various dates expiring in 2012.

 The descriptions of the warrants are only a summary and are qualified in their entirety by the provisions of the forms of the warrant.

Transfer Agent and Registrar

The transfer agent and registrar of our Common Stock is American Stock Transfer & Trust Company.

Delaware Law and Certain Charter and By-Law Provisions

Certain provisions, described below, of our Certificate of Incorporation and By-Laws, and Section 203 of the General Corporation Law of the State of Delaware (discussed below), could have the effect, either alone or in combination with each other, of delaying, deferring or preventing a change in control of our company.

Our By-Laws provide that special meetings of stockholders may be called only by the our Board of Directors, our Chairman of the Board, our President or the holders of at least 10% of the shares entitled to vote at such a meeting. Moreover, the business permitted to be conducted at any meeting of stockholders is limited to matters relating to the purpose or purposes stated in the notice of meeting and to matters brought before the meeting by the Board of Directors or the presiding officer of the meeting. Advance notice of stockholder nominations for directors and any other stockholder proposals to be brought before meetings of stockholders is required to be given in writing to our Secretary within the time periods and following the procedures set forth in our By-Laws.

Our By-Laws provide that our directors may be removed, with or without cause, only with the vote of the holders of at least 66-2/3% of the shares of our capital stock issued and outstanding and entitled to vote at an election of directors, and provides that any director elected by a particular class or series of stock may be removed without cause only by vote of the holders of a majority of the outstanding shares of such class or series. These provisions could have the effect of delaying a change in control of our company even if the holders of a majority (but less than 66-2/3%) of our voting securities desire such a change.

32

Our By-Laws require a vote of the holders of at least 66-2/3% of the shares our capital stock issued and outstanding and entitled to vote in order to alter, amend or repeal, or make any new By-Laws inconsistent with, Article I (governing certain rights of our stockholders, including the rights to call meetings of stockholders and to make stockholder proposals at meetings) and Article II (governing the activities of our directors, including the removal of members of the Board). These supermajority voting provisions for changes by stockholders affecting Articles I or II of the By-Laws do not affect the ability of our Board of Directors to amend either of these sections.

Because our Common Stock is presently quoted on the OTC Markets Group’s OTCQB, and not on a national securities exchange, and because we estimate the number of holders of record of our Common Stock to be approximately 1,750, we do not believe we are currently subject to Section 203 of the General Corporation Law of the State of Delaware. Section 203 generally prohibits any Delaware corporation that has a class of securities listed on a national securities exchange or more than 2,000 stockholders of record from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless either (i) the interested stockholder obtains the approval of the Board of Directors prior to becoming an interested stockholder, (ii) the interested stockholder owned 85% of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time he became an interested stockholder or (iii) the business combination is approved by both the Board of Directors and the holders of two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder), voting at an annual or special meeting of the stockholders and not acting by written consent. An “interested stockholder” generally is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 15% or more of the corporation's outstanding voting stock. A “business combination” includes mergers, consolidations, stock sales, asset sales and other transactions involving the corporation or any direct or indirect majority-owned subsidiary of the corporation that results in a financial benefit to the interested stockholder. If we become subject to Section 203, the need to acquire consent of our Board of Directors and/or stockholders under that statute would impose a substantial burden on a potential acquirer and could therefore act as an anti-takeover device.

Elimination of Monetary Liability for Officers and Directors

Our Certificate of Incorporation incorporates certain provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, including gross negligence, except in circumstances involving certain wrongful acts, such as the breach of director’s duty of loyalty or acts or omissions, which involve intentional misconduct or a knowing violation of law. These provisions do not eliminate a director’s duty of care. Moreover, these provisions do not apply to claims against a Director for certain violations of law, including knowing violations of federal securities law. Our Certificate of Incorporation also contains provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the General Corporation Law of Delaware. We believe that these provisions will assist us in attracting and retaining qualified individual to serve as directors.

Indemnification of Officers and Directors

Our Certificate of Incorporation also contains provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the General Corporation Law of Delaware. These provisions may have the practical effect in certain cases of eliminating the ability of shareholders to collect monetary damages from directors. We believe that these provisions will assist us in attracting or retaining qualified individuals to serve as our directors.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF SECURITIES OFFERED

We are offering up to [_______] units in this offering. Each unit will consist of [_______] share of our Common Stock and warrants to purchase up [_______] of a share of our Common Stock. Units may be issued and sold in one or more closings up to the termination date. Each warrant entitles the holder to purchase [______] of a share of Common Stock at an exercise price of $[_____] per share. The warrants will be exercisable at any time during the period commencing on the date of closing and ending on the fifth anniversary of the closing date. After the expiration of the exercise period, unit warrant holders will have no further rights to exercise such unit warrants.

The unit warrants may be exercised only for full shares of Common Stock, and may be exercised on a “cashless” basis. If the registration statement covering the shares issuable upon exercise of the warrants contained in the units is no longer effective, the unit warrants may only be exercised on a “cashless” basis and will be issued with restrictive legends unless such shares are eligible for sale under Rule 144. We will not issue fractional shares of Common Stock or cash in lieu of fractional shares of Common Stock. Unit warrant holders do not have any voting or other rights as a stockholder of our company. The exercise price and the number of shares of Common Stock purchasable upon the exercise of each unit warrant are subject to adjustment upon the happening of certain events, such as stock dividends, distributions, and splits.

33

Certain institutional investors are prohibited, pursuant to their investment charter or other governing documents, from acquiring warrants. Accordingly, we and the placement agent may, upon request of any such investor in this offering, sell units to such investors that exclude the warrants, provided that the sale of units that exclude such warrants will be at a price per unit equal to $[____].

In addition, we may issue to the placement agent placement agent warrants on substantially the same terms as the warrants offered in this offering as part of their compensation in connection with the offering, except that these placement agent warrants will comply with FINRA Rule 5110(g)(1) in that for a period of 180 days after the issuance date of the placement agent warrants (which shall not be earlier than the applicable closing date of this offering), neither the placement agent warrants nor any shares of our Common Stock issued upon exercise of the placement agent warrants shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which the placement agent warrants are being issued, except the transfer of any security:

•	by operation of law or by reason of reorganization of our company;
•	to any FINRA member firm participating in this offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period;
•	if the aggregate amount of securities of our company held by either placement agent or related person do not exceed 1% of the securities being offered;
•	that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or
•	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

PLAN OF DISTRIBUTION

We are offering up to [______] units, to be issued in one or more closings, each consisting of one (1) share of Common Stock and warrants to purchase an additional [______] of a share of Common Stock for $[____] per unit with aggregate gross proceeds of $[________]. Pursuant to an engagement letter agreement, we engaged [____________] as our placement agent for this offering. The placement agent is not purchasing or selling any units, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of units, other than to use their “best efforts” to arrange for the sale of units by us. Therefore, we may not sell the entire amount of units being offered. Additionally, we and the placement agent may, upon request of any investor in this offering, sell units to such investors that exclude the warrants, provided that the sale of units that exclude such warrants shall be at the same offering price per unit as all other investors.

Upon the completion of all closings of the offering, we will pay the placement agent a cash transaction fee equal to [___]% of the gross proceeds to us from the sale of the units in the offering. In addition, we agreed to grant the placement agent, for an aggregate purchase price of $50, “placement agent warrants” to purchase a number of shares of our Common Stock equal to [___]% of the aggregate number of shares of Common Stock included in units sold in the offering. The compensation warrants will have the same terms as the warrants issued to the public in the offering except that it will have an exercise price equal to [___]% of the public offering price per unit, an expiration date that is five years from the earlier of the effective date or commencement of sales and will be subject to FINRA Rule 5110(g)(1) in that for a period of six months after the issuance date of the compensation warrants (which shall not be earlier than the closing date of the offering pursuant to which the compensation warrants are being issued), neither the compensation warrants nor any warrant shares issued upon exercise of the compensation warrants shall be (A) sold, transferred, assigned, pledged, or hypothecated, or (B) the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which the compensation warrants are being issued, except the transfer of any security as permitted by FINRA rules.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any commissions received by it and any profit realized on the sale of the securities by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent would be required to comply with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of Common Stock and warrants to purchase shares of Common Stock by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

34

The placement agent agreement provides that we will indemnify the placement agent against specified liabilities, including liabilities under the Securities Act. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable. The placement agent agreement also provides that the agreement may be terminated by either party upon sixty (60) days prior written notice.

EXPERTS

The consolidated financial statements of GreenMan for the years ended September 30, 2010 and 2009 included in this prospectus, and included in the registration statement, were audited by Schechter, Dokken, Kanter, Andrews & Selcer, Ltd., an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to our ability to continue as a going concern) appearing with the consolidated financial statements herein and incorporated in this registration statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Morse Barnes-Brown & Pendleton, P.C. will pass upon the validity of the securities offered hereby.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, under the Securities Act of 1933, a registration statement on Form S-1 relating to the shares of Common Stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our company and the shares we are offering by this prospectus you should refer to the registration statement, including the exhibits and schedules thereto. You may inspect a copy of the registration statement without charge at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission’s World Wide Web address is www.sec.gov.

We file periodic reports, proxy statements and other information with the Securities and Exchange Commission in accordance with requirements of the Exchange Act. These periodic reports, proxy statements and other information are available for inspection and copying at the public reference facilities and Internet site of the Securities and Exchange Commission referred to above. In addition, you may request a copy of any of our periodic reports filed with the Securities and Exchange Commission at no cost, by writing or telephoning us at the following address:

Investor Relations

GreenMan Technologies, Inc.

7 Kimball Lane, Building A

Lynnfield, Massachusetts 01940

(781) 224-2411

Information contained on our website is not a prospectus and does not constitute a part of this prospectus.

Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the Securities and Exchange Commission are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You should rely only on the information contained in or incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

35

FINANCIAL STATEMENTS

GREENMAN TECHNOLOGIES, INC.

F-1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

GREENMAN TECHNOLOGIES, INC., AND SUBSIDIARIES

General Information

The following unaudited pro forma consolidated financial information sets forth the pro forma consolidated results of operations of GreenMan Technologies, Inc. (the “Company”) for the three months ended December 31, 2010 and 2009 and the twelve months ended September 30, 2010 and 2009, and the pro forma consolidated financial position of the Company as of December 31, 2010.

The unaudited pro forma consolidated results of operations for the three months ended December 31, 2010 and 2009 and the twelve months ended September 30, 2010 and 2009 have been derived from the Company’s historical consolidated financial information and give effect to the following transaction as if it had occurred on October 1, 2008 (the earliest period presented). In addition, the unaudited pro forma consolidated balance sheet as of December 31, 2010 has been derived from the Company’s historical consolidated financial information and gives effect to the following transaction as if it had occurred on December 31, 2010.

Transaction — Based on the magnitude of historical operating losses associated with our molded recycled rubber product subsidiary and our Board of Director’s intent devote all corporate resources to advancing our dual fuel conversion initiative, our Board of Directors has determined it to be in the best interest of shareholder value to exit the molded recycled rubber product business. Accordingly, on March 8, 2011, our Board of Directors adopted a plan to commence an immediate effort to identify potential buyers for our molded recycled rubber products business and/or evaluate other strategic alternatives. As a result, we wrote down all molded recycled rubber product net operating assets and liabilities to their estimated fair market value of $500,000 at December 31, 2010. The Company expects to account for the disposition of its molded recycled rubber product subsidiary as a discontinued operation in its consolidated financial statements.

The unaudited pro forma consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the Company’s historical audited consolidated financial statements and unaudited interim consolidated financial statements included in this prospectus beginning on page F-7.

The unaudited pro forma consolidated financial information does not purport to represent what the Company’s consolidated results of operations or consolidated financial position would have been if this transaction had occurred on the date indicated and are not intended to project the Company’s consolidated results of operations or consolidated financial position for any future period or date.

The unaudited pro forma adjustments are based on estimates and certain assumptions that the Company believes are reasonable. The unaudited consolidated pro forma adjustments and primary assumptions are described in the accompanying notes herein.

F-2

GREENMAN TECHNOLOGIES, INC.

Condensed Pro Forma Consolidated Balance Sheet

As of December 31, 2010

(Unaudited)

	GreenMan	Disposal of Business
	Historical	Molded Rubber	Pro Forma		Pro Forma
	Consolidated	Product Business	Adjustments		Consolidated
ASSETS
Cash	$263,612	$69,232	$—		$194,380
Certificates of deposit, restricted	557,500	—	—		557,500
Accounts receivable, net	488,349	253,373	—		234,976
Inventory	1,046,471	823,042	—		223,429
Value assigned to assets held for resale	—	—	500,000	(1)	500,000
Other current assets	600,948	25,311	—		575,637
Total current assets	2,956,880	1,170,958	500,000		2,285,922
Property, plant and equipment	966,085	484,340	—		481,745
Other assets	1,915,945	210,670	—		1,705,275
Total assets	$5,838,910	$1,865,968	$500,000		$4,472,942

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable	$918,431	$293,638	$—		$624,793
Accrued expenses and other liabilities	873,933	254,637	—		619,296
Notes payable, current	1,413,726	237,694	—		1,176,032
Notes payable, related party, current	435,565	—	—		435,565
Obligations under lease settlement, current	68,518	—	—		68,518
Total current liabilities	3,710,173	785,969	—		2,924,204
Notes payable, non-current	325,686	212,945	—		112,741
Obligations under lease settlement, non-current	505,540	—	—		505,540
Convertible notes payable	126,154	—	—		126,154
Total liabilities	4,667,553	998,914	—		4,667,553

Preferred stock	—	—	—		—
Common stock	354,501	—	—		354,501
Additional paid in capital	39,226,730	—	—		39,226,730
Common shares held as collateral	(20,000)	—	—		(20,000)
Accumulated deficit	(38,389,874)	867,054	500,000	(1)	(38,756,928)
Total stockholders’ equity	1,171,357	867,054	500,000		804,303
Total liabilities and stockholders’ equity	$5,838,910	$1,865,968	$500,000		$4,472,942

See the accompanying notes to the unaudited pro forma consolidated financial information.

F-3

GREENMAN TECHNOLOGIES, INC.

Pro Forma Consolidated Statement of Operations

Three Months Ended December 31, 2010

(Unaudited)

	GreenMan	Disposal of Business
	Historical	Molded Rubber	Pro Forma	Pro Forma
	Consolidated	Product Business	Adjustments	Consolidated
Net sales	$791,759	$431,557	$—	$360,202
Cost of sales	814,174	417,728	—	396,446
Gross (loss) profit	(22,415)	13,829	—	(36,244)
Operating expenses:
Selling, general and administrative	1,143,069	328,841	—	814,228
Research and development	189,967	—	—	189,967
	1,333,036	328,841	—	1,004,195
Operating loss from continuing operations	(1,355,451)	(315,012)	—	(1,040,439)
Other income (expense):
Interest and financing expense, net	(96,694)	(5,967)	—	(90,727)
Other, net	(32,811)	8,901	—	(41,712)
Other expense, net	(129,505)	2,934	—	(132,439)
Loss from continuing operations	$(1,484,956)	$(312,078)	$—	$(1,172,878)

Loss from continuing operations per share –basic and diluted	$(0.04)	$(0.01)	$—	$(0.03)

Weighted average shares outstanding –basic and diluted	33,438,647	33,438,647	33,438,647	33,438,647

See the accompanying notes to the unaudited pro forma consolidated financial information.

F-4

GREENMAN TECHNOLOGIES, INC.

Pro Forma Consolidated Statement of Operations

Three Months Ended December 31, 2009

(Unaudited)

	GreenMan	Disposal of Business
	Historical	Molded Rubber	Pro Forma	Pro Forma
	Consolidated	Product Business	Adjustments	Consolidated
Net sales	$439,856	$374,744	$—	$65,112
Cost of sales	694,176	305,777	—	388,399
Gross (loss) profit	(254,320)	68,967	—	(323,287)
Operating expenses:
Selling, general and administrative	1,191,572	318,375	—	873,197
Research and development	78,359	—	—	78,359
	1,269,931	318,375	—	951,556
Operating loss from continuing operations	(1,524,251)	(249,408)	—	(1,274,843)
Other income (expense):
Interest and financing expense, net	13,069	(9,220)	—	22,289
Other, net	(82,768)	261	—	(83,029)
Other expense, net	(69,699)	(8,959)	—	(60,740)
Loss from continuing operations	$(1,593,950)	$(258,367)	$—	$(1,335,583)

Loss from continuing operations per share –basic and diluted	$(0.05)	$(0.01)	$—	$(0.04)

Weighted average shares outstanding –basic and diluted	33,077,310	33,077,310	33,077,310	33,077,310

See the accompanying notes to the unaudited pro forma consolidated financial information.

F-5

GREENMAN TECHNOLOGIES, INC.

Pro Forma Consolidated Statement of Operations

Fiscal Year Ended September 30, 2010

(Unaudited)

	GreenMan	Disposal of Business
	Historical	Molded Rubber	Pro Forma	Pro Forma
	Consolidated	Product Business	Adjustments	Consolidated
Net sales	$2,574,514	$2,241,981	$—	$332,533
Cost of sales	2,678,768	1,649,229	—	1,029,539
Gross (loss) profit	(104,254)	592,752	—	(697,006)
Operating expenses:
Selling, general and administrative	4,780,629	1,413,058	—	3,367,571
Research and development	699,366	—	—	699,366
	5,479,995	1,413,058	—	4,066,937
Operating loss from continuing operations	(5,584,249)	(820,306)	—	(4,763,943)
Other income (expense):
Interest and financing expense, net	47,853	(36,845)	—	84,698
Other, net	(254,003)	261	—	(254,264)
Other expense, net	(206,150)	(36,584)	—	(169,566)
Loss from continuing operations	$(5,790,399)	$(856,890)	$—	$(4,933,509)

Loss from continuing operations per share –basic and diluted	$(0.17)	$(0.03)	$—	$(0.14)

Weighted average shares outstanding basic and diluted	33,110,940	33,110,940	33,110,940	33,110,940

See the accompanying notes to the unaudited pro forma consolidated financial information.

F-6

GREENMAN TECHNOLOGIES, INC.

Pro Forma Consolidated Statement of Operations

Fiscal Year Ended September 30, 2009

(Unaudited)

	GreenMan	Disposal of Business
	Historical	Molded Rubber	Pro Forma	Pro Forma
	Consolidated	Product Business	Adjustments	Consolidated
Net sales	$3,227,633	$3,227,633	$—	$—
Cost of sales	2,705,264	2,504,788	—	200,476
Gross (loss) profit	522,369	722,845	—	(200,476)
Operating expenses:
Selling, general and administrative	4,253,614	1,592,840	—	2,660,774
Impairment loss – goodwill	2,289,939	2,289,939	—	—
	6,543,553	3,882,779	—	2,660,774
Operating loss from continuing operations	(6,021,184)	(3,159,934)	—	(2,861,250)
Other income (expense):
Interest and financing expense, net	63,674	(68,786)	—	132,460
Other, net	(135,374)	20,611	—	(155,985)
Other expense, net	(71,700)	(48,175)	—	(23,525)
Loss from continuing operations	$(6,092,884)	$(3,208,109)	$—	$(2,884,775)

Loss from continuing operations per share –basic and diluted	$(0.19)	$(0.10)	$—	$(0.09)

Weighted average shares outstanding basic and diluted	31,506,385	31,506,385	31,506,385	31,506,385

See the accompanying notes to the unaudited pro forma consolidated financial information.

F-7

GREENMAN TECHNOLOGIES, INC.

Notes to Unaudited Pro Forma Consolidated Financial Information

I.   Adjustments to unaudited pro forma consolidated balance sheet

(a)   GREENMAN TECHNOLOGIES, INC.

Represents the historical unaudited consolidated balance sheet as of December 31, 2010 as reported in the Company’s Form 10-Q for the quarter ended December 31, 2010.

(b)   Molded Recycled Rubber Product Business

Represents the elimination of the Molded Recycled Rubber Product Business’ (Business) assets and liabilities, as included in the historical consolidated balance sheet of the Company as of December 31, 2010.

(c)   Pro Forma Adjustments

To adjust equity for the estimated net assets of the Business to be disposed, resulting in $500,000 of remaining assets.

II.   Adjustments to unaudited pro forma consolidated statements of operations

(a)   GREENMAN TECHNOLOGIES, INC.

Represents the historical unaudited consolidated statement of operations for the three months ended December 31, 2010 and 2009 as reported in the Company’s Form 10-Q for the quarter then ended and the audited consolidated statement of operations for the fiscal years ended September 30, 2010 and 2009 as reported in the Company’s Form 10-K for the fiscal years ended September 30, 2010.

(b)   Molded Recycled Rubber Product Business

Represents the elimination of Molded Recycled Rubber Product Business’ revenues and expenses as reflected in the historical consolidated statement of operations of the Company for the three months ended December 31, 2010 and 2009 and the audited consolidated statement of operations for the fiscal years ended September 30, 2010 and 2009.

F-8

CONSOLIDATED FINANCIAL INFORMATION OF GREENMAN
TECHNOLOGIES, INC. AND SUBSIDIARIES

GreenMan Technologies, Inc.

Consolidated Balance Sheets

(Unaudited)

	December 31, 2010	September 30, 2010
ASSETS
Current assets:
Cash and cash equivalents	$263,612	$293,550
Certificates of deposit	—	500,000
Certificates of deposit, restricted	557,500	257,500
Accounts receivable, trade, less allowance for doubtful accounts of $2,373 and $301 as of December 31, 2010 and September 30, 2010	488,349	733,149
Inventory	1,046,471	1,235,535
Costs in excess of billings	59,543	—
Seller’s note, related party, current portion	180,000	325,000
Prepaid expenses	233,718	240,894
Other current assets	127,687	218,267
Total current assets	2,956,880	3,803,895
Property, plant and equipment, net	966,085	974,827
Other assets:
Certificates of deposit, restricted	—	300,000
Long term contracts, net	580,102	637,417
Seller’s note, related party, non-current	620,000	475,000
Purchased technology, net	429,166	441,667
Patents, net	59,585	65,000
Other	227,092	229,834
Total other assets	1,915,945	2,148,918
	$5,838,910	$6,927,640
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$918,431	$917,662
Accrued expenses	825,141	1,051,231
Billings in excess of cost	48,792	24,450
Notes payable, current	1,413,726	337,961
Obligations due under lease settlement, current	68,518	68,518
Notes payable, related parties, current	435,565	368,093
Total current liabilities	3,710,173	2,767,915
Notes payable, non-current	325,686	1,135,789
Obligations due under lease settlement, non-current	505,540	505,540
Convertible notes payable	126,154	—
Total liabilities	4,667,553	4,409,244
Stockholders' equity:
Preferred stock, $1.00 par value, 1,000,000 shares authorized, none outstanding	—	—
Common stock, $.01 par value, 60,000,000 shares authorized, 35,450,060 shares and 33,300,060 issued and outstanding at December 31, 2010 and September 30, 2010	354,501	333,001
Additional paid-in capital	39,226,730	39,090,313
Common shares held as collateral	(20,000)	—
Accumulated deficit	(38,389,874)	(36,904,918)
Total stockholders’ equity	1,171,357	2,518,396
	$5,838,910	$6,927,640

See accompanying notes to unaudited condensed interim consolidated financial statements.

F-9

GreenMan Technologies, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended December 31,
	2010	2009
Net sales	$791,759	$439,856
Cost of sales	814,174	694,176
Gross loss	(22,415)	(254,320)
Operating expenses:
Selling, general and administrative	1,143,069	1,191,572
Research and development	189,967	78,359
	1,333,036	1,269,931
Operating loss	(1,355,451)	(1,524,251)
Other income (expense):
Interest income	14,233	28,270
Interest and financing expense	(110,927)	(15,201)
Other, net	(32,811)	(82,768)
Other expense, net	(129,505)	(69,699)
Net loss	$(1,484,956)	$(1,593,950)
Other comprehensive loss:
Unrealized loss on marketable investments	—	(11,289)
Comprehensive loss	$(1,484,956)	$(1,605,239)

Net loss per share - basic	$(0.04)	$(0.05)
Net loss per share - diluted	$(0.04)	$(0.05)
Weighted average shares outstanding - basic and diluted	33,438,647	33,077,310

See accompanying notes to unaudited condensed interim consolidated financial statements.

F-10

GreenMan Technologies, Inc.

Consolidated Statements of Changes in Stockholders’ Equity

For the Three Months Ended December 31, 2010

(Unaudited)

			Additional	Common Shares
	Common Stock		Paid In	Held As	Accumulated
	Share	Amount	Capital	Collateral	Deficit	Total
Balance, September 30, 2010	33,300,060	$333,001	$39,090,313		$(36,904,918)	$2,518,396
Compensation expense associated with stock options	—	—	71,097		—	71,097
Common stock issued with promissory notes	150,000	1,500	63,000		—	64,500
Common stock issued as additional collateral	2,000,000	20,000	—	(20,000)	—	—
Value of warrants issued for financing	—	—	2,320		—	2,320
Net loss for three months ended December 31, 2010	—	—	—		(1,484,956)	(1,484,956)
Balance, December 31, 2010	35,450,060	$354,501	$39,226,730	(20,000)	$(38,389,874)	$1,171,357

See accompanying notes to unaudited condensed interim consolidated financial statements.

F-11

GreenMan Technologies, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended December 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(1,484,956)	$(1,593,950)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	49,360	36,491
Deferred financing costs	50,882	—
Stock compensation expense	71,097	36,142
Amortization of patents	5,415	5,417
Amortization of long term contracts	57,315	57,313
Amortization of purchased technology	12,501	12,501
(Increase) decrease in assets:
Accounts receivable	244,800	696,702
Inventory	189,064	(41,365)
Costs in excess of billings	(59,543)	—
Prepaid and other current assets	97,756	270,296
Other assets	(64,478)	(14,242)
(Decrease) increase in liabilities:
Accounts payable	769	(373,676)
Billings in excess of costs	24,342	—
Accrued expenses	(226,090)	(472,029)
Net cash used in operating activities	(1,031,766)	(1,380,400)
Cash flows from investing activities:
Purchase of property and equipment	(40,618)	(100,135)
Maturity of certificates of deposit	500,000	750,000
Proceeds from marketable investments	—	39,605
Net cash provided by investing activities	459,382	689,470
Cash flows from financing activities:
Proceeds from notes payable	350,000	33,847
Proceeds from convertible notes payable	145,000	—
Proceeds from notes payable, related party	110,000	—
Repayment of notes payable	(50,654)	(27,590)
Repayment of notes payable, related party	(11,900)	(14,242)
Net cash provided by (used in) financing activities	542,446	(7,985)
Net decrease in cash and cash equivalents	(29,938)	(698,915)
Cash and cash equivalents at beginning of year	293,550	1,760,988
Cash and cash equivalents at end of period	$263,612	$1,062,073
Supplemental cash flow information:
Unrealized loss on marketable investments	$—	$11,289
Shares issued as additional collateral	20,000	—
Interest paid	41,027	23,723
Taxes paid	—	710,492

See accompanying notes to unaudited condensed interim consolidated financial statements.

F-12

GreenMan Technologies, Inc.

Notes to Condensed Interim Consolidated Financial Statements

(Unaudited)

1.     Nature of Operations, Risks, and Uncertainties

GreenMan Technologies, Inc. (together with its subsidiaries we”, us” or our”) was originally founded in 1992 and has operated as a Delaware corporation since 1995. Our business is comprised of two business segments, our dual fuel conversion operations (American Power Group) and our molded recycled rubber products operations (Green Tech Products). Prior to November 17, 2008, we also had tire recycling operations. As described below, our business changed substantially in November 2008, when we sold substantially all of the assets of our tire recycling operations located in Savage, Minnesota and Des Moines, Iowa.

Our Green Tech Products’ molded recycled rubber products operations specialize in the design, development and manufacturing of branded recycled products and services that provide schools and municipalities with environmentally responsible products to create safer work and play environments. Green Tech’s Duromat Extended Life playground safety tiles are manufactured with a patented cold-cure” process that allows high quality crumb rubber tiles to have a unique long life, even in extreme hot and cold temperatures.

On June 17, 2009, we signed an exclusive license agreement with American Power Group, an Iowa corporation, under which we acquired the exclusive worldwide right to commercialize American Power Group’s patented dual fuel alternative energy technology. American Power Group’s unique external fuel delivery enhancement system converts existing diesel engines into more efficient and environmentally friendly engines that have the flexibility to run on: (1) diesel fuel and compressed natural gas; (2) diesel fuel and bio-methane; or (3) 100% on diesel fuel depending on the circumstances. On July 27, 2009, we entered into an agreement with American Power Group to purchase substantially all of their operating assets, including their name but excluding its dual fuel patent.

In May 2010, Green Tech Products entered into a sales and marketing agreement with Disability Access Consultants, Inc. (DAC) for the worldwide commercialization of DAC’s unique web-based compliance software platform and inspection methods. DAC provides accessibility compliance” software products, consulting services and expertise to ensure their clients are in compliance with the Americans with Disabilities Act of 1990 which mandates that facilities in the United States provide equal access for individuals with disabilities. Initially, we intend to amend Green Tech Product’s existing business development and product endorsement agreements with six state school board organizations by adding DAC’s products and services to our existing products and services. We will be paid a commission for all sales of DAC products and services.

As of December 31, 2010, we had $821,112 in cash, cash equivalents and restricted certificates of deposit and a working capital deficiency of $753,293. Our tire recycling business has historically been the source of substantially all of our revenue and cash flow and we have incurred substantial losses from operations over the past two fiscal years since divesting our tire recycling business. We understand that our continued existence is dependent on our ability to generate positive operating cash flow and achieve profitability on a sustained basis for all operations. The financial statements have been prepared assuming we will continue as a going concern.

In order to ensure the future viability of GreenMan, management has implemented or is in the process of implementing the following actions:

A. Bank Refinancing/Alternative Financing

Iowa State Bank Credit Facility

Based on our December 31, 2010 results and traditional credit facility advance rates of 70% of eligible accounts receivable and 50% of eligible inventory, we believe we could have an additional $866,000 of available liquidity through a traditional credit facility.

On November 9, 2010, American Power Group entered into a $2,000,000 working capital line of credit facility with Iowa State Bank, which expires on December 1, 2011 (See Note 11). We are currently evaluating alternatives for a similar relationship for our Green Tech Products subsidiary.

Short Term Notes Payable

In September 2010, we commenced a private offering of 12% unsecured, six-month notes payable in an effort to raise up to $575,000 in gross proceeds. In addition we agreed to issue 0.5 shares of unregistered common stock for each $1 invested in the offering. As of December 31, 2010, we had issued $573,500 of notes which are due in March 2011 and April 2011 with $250,000 issued during October 2010. In conjunction with the offering we issued 311,750 unregistered shares of common stock including 161,750 shares of common stock in aggregate to a director and officer of the Company and 25,000 shares issued as a placement fee to third parties in October 2010. In December 2010, the director and officer also loaned us $110,000 in aggregate and were repaid in January 2011, including interest of $1,100.

F-13

GreenMan Technologies, Inc.

Notes to Condensed Interim Consolidated Financial Statements

(Unaudited)

1.     Nature of Operations, Risks, and Uncertainties - (Continued)

Convertible Notes Payable

In October 2010, we commenced a private offering of 10% convertible notes payable in an effort to raise up to $3,000,000 in gross proceeds. The convertible notes were due 24 months after issuance and are convertible, after 6 months, into shares of common stock at a conversion price equal to 85% of the closing price of our common stock on the day the notes are issued. As of February 14, 2011 we had issued $370,000 of convertible notes.

Strategic Financial Advisor Agreement

On December 29, 2010, we engaged Northland Capital Markets to provide strategic financial advice in the areas of capital raising activities, mergers and acquisitions, and other key strategic efforts to accelerate the expansion of our EPA approved domestic vehicular dual fuel testing initiative as well as our international marketing efforts. Northland has extensive experience in the Alternative Energy sector, particularly in the area of natural gas vehicles.

B. Operating Performance Enhancements

Since the July 2009 acquisition of American Power Group’s dual fuel conversion operations, we have invested over $4.8 million to enhance our dual fuel products and support dual fuel sales and marketing initiatives intended to promote American Power Group’s dual fuel conversion technology and establish a broader market presence worldwide. As of January 2011, we have announced over $1.2 million of orders from four customers with the potential for over $1.5 million of additional follow-on orders from these customers. We anticipate that our dual fuel related revenue recorded during the second quarter of fiscal 2011 will exceed the approximately $360,000 of dual fuel revenue recorded during the quarter ended December 31, 2010 as well as the approximate $332,000 for fiscal 2010. In addition, we have quoted over $80 million in potential dual fuel revenue and are working aggressively to convert these quotes into orders. In December 2010, the Environmental Protection Agency approved our request for 11 test exemptions for aftermarket dual fuel diesel trucks. The initial test exemptions will allow APG to gather critical engine performance and emission data on a pre-dual fuel and post-dual fuel basis to support EPA approval requirements and commence commercialization of our non-invasive dual fuel upgrade system in the United States. To date, we have been approached by over 70 companies operating diesel fleets ranging from 10 vehicles to over 10,000 vehicles in a wide range of diesel vehicular markets, most of which would be ideal candidates for our upgraded dual fuel technology.

During the past three fiscal years, Green Tech Products has incurred significant operating losses and experienced negative cash flow from operations. We are currently evaluating several new types of products and marketing agreements outside the playground and parks markets that would use Green Tech Product’s patented cold-cure process and exclusive school board contract network.

We will continue to evaluate each operation on its merits and contributions and we will continue to make the correct decisions to ensure the continued viability and performance of our corporation. We also understand that our continued existence is dependent on our ability to generate positive operating cash flow, achieve profitability on a sustained basis from all operations and generate improved performance. If Green Tech Products and American Power Group are unable to achieve sustained profitability and we are unable to obtain additional financing to supplement our cash position, our ability to maintain our current level of operations could be materially and adversely affected. There is no guarantee we will be able to achieve profitability with either business segment.

2.     Basis of Presentation

The consolidated financial statements include the accounts of GreenMan Technologies, Inc. and our wholly-owned subsidiaries Green Tech Products, Inc. and American Power Group, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation. All tire recycling assets, liabilities and results of operations have been classified as discontinued operations for all periods presented in the accompanying consolidated financial statements.

The balance sheet at December 31, 2010 has been derived from the audited financial statements at September 30, 2010. The accompanying interim financial statements are unaudited and should be read in conjunction with the financial statements and notes thereto for the year ended September 30, 2010 included in our Annual Report on Form 10-K. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the Securities and Exchange Commission rules and regulations, although we believe the disclosures which have been made herein are adequate to ensure that the information presented is not misleading. The results of operations for the interim periods reported are not necessarily indicative of those that may be reported for a full year. In our opinion, all adjustments which are necessary for a fair statement of our financial position as of December 31, 2010 and the operating results for the interim periods ended December 31, 2010 and 2009, have been included.

F-14

GreenMan Technologies, Inc.

Notes to Condensed Interim Consolidated Financial Statements

(Unaudited)

3.     Certificates of Deposit

We invest excess cash in certificates of deposit issued by various banks. All certificate of deposit investments have an original maturity of more than three months but less than three years and are stated at original purchase price which approximates fair value. As of December 31, 2010 and September 30, 2010, we pledged $557,500 of our certificates of deposit as collateral for two loans currently outstanding.

4.     Receivables

Accounts Receivables

Accounts receivable are carried at original invoice amount less an estimate made for doubtful accounts. Management determines the allowance for doubtful accounts by regularly evaluating past due individual customer receivables and considering a customer’s financial condition, credit history, and the current economic conditions. Individual accounts receivable are written off when deemed uncollectible, with any future recoveries recorded as income when received.

Seller’s Note Receivable, Related Party

In conjunction with the July 2009 acquisition of substantially all the American Power Group operating assets including the name American Power Group (excluding its dual fuel patent) we acquired include a promissory note from the previous owners of American Power Group of $800,000 to GreenMan. The note bears interest at the rate of 5.5% per annum and was based on the difference between the assets acquired and the consideration given. Per our agreement, 25% of any royalties due from time to time to American Power Group under the technology license agreement will be applied against outstanding interest and principal due under the terms of the note rather than to American Power Group. Based on the revised fiscal 2011 plan, we have classified $180,000 of the balance as the current portion. The note is due in a single, lump sum payment on July 27, 2013; provided, however, that we consider this a related party note as one of the former owners of American Power Group is now an employee of ours.

5.     Net Loss Per Share

Basic earnings per share represents income available to common stockholders divided by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if potentially dilutive common shares had been issued, as well as any adjustment to income that would result from the assumed conversion. Potential common shares that may be issued by us relate to outstanding stock options and warrants and convertible debt. Basic and diluted net loss per share are the same for the three months ended December 31, 2010 and 2009, since the effect of the inclusion of all outstanding options, warrants and convertible debt would be anti-dilutive. In addition, the common shares issued as additional collateral are excluded from both these calculations due to the restrictive nature of the agreement and shares (see Note 11).

6.     Intangible Assets

We review intangibles for impairment annually, or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of our intangible assets below their carrying value.

Amortization expense associated with acquisition related intangibles during the next five years is anticipated to be:

Twelve months ending December 31:	Contracts	Patents	Technology	Total
2011	$188,936	$21,667	$50,000	$260,603
2012	62,000	21,667	50,000	133,667
2013	50,000	16,251	50,000	116,251
2014	50,000		50,000	100,000
2015 and thereafter	229,166	—	229,166	458,332
	$580,102	$59,585	$429,166	$1,068,853

F-15

GreenMan Technologies, Inc.

Notes to Condensed Interim Consolidated Financial Statements

(Unaudited)

7.     Inventory

Raw material inventory primarily consists of dual fuel conversion components and crumb rubber used in production of molded rubber products by our molded recycled rubber products operation. Work in progress includes materials, labor and direct overhead associated with incomplete dual fuel conversion projects. Finished goods primarily consist of molded products and playground equipment. All inventory is valued at the lower of cost or market on the first-in first-out (FIFO) method. Inventory consists of the following:

	December 31, 2010	September 30, 2010
Raw materials	$255,771	$317,967
Work in progress	2,748	11,313
Finished goods	787,952	906,255
Total inventory	$1,046,471	$1,235,535

8.     Contracts in Progress

Contracts in progress consisted of the following:

	December 31, 2010	September 30, 2010
Costs incurred on uncompleted contracts	$409,327	$57,368
Estimated earnings on contracts in progress	116,266	17,751
	525,593	75,119
Less billings on contracts in progress	514,842	99,569
	$10,751	$(24,450)

Costs and estimated earnings in excess of billings	$59,543	$—
Billings in excess of costs and estimated earnings	48,792	(24,450)
	$10,751	$(24,450)

9.     Property, Plant and Equipment

Property, plant and equipment consists of the following:

	December 31, 2009	September 30, 2010	Estimated Useful Lives
Land	$175,000	$175,000	-
Buildings and improvements	285,000	285,000	10 - 20 years
Machinery and equipment	1,773,904	1,733,285	5 - 10 years
Furniture and fixtures	20,118	20,118	3 - 5 years
	2,254,022	2,213,403
Less accumulated depreciation	(1,287,937)	(1,238,576)
Property, plant and equipment, net	$966,085	$974,827

F-16

GreenMan Technologies, Inc.

Notes to Condensed Interim Consolidated Financial Statements

(Unaudited)

10.     Product Warranty Costs

Our recycled rubber products operations typically offer a five-year warranty for all of our tile and playground equipment. We provide for the estimated cost of product warranties for both our recycled rubber products and dual fuel products at the time product revenue is recognized. Factors that affect our warranty reserves include the number of units sold, historical and anticipated rates of warranty repairs, and the cost per repair. We assess the adequacy of the warranty provision and we may adjust this provision if necessary.

The following table provides the detail of the change in our product warranty accrual as of:

	December 31, 2010	September 30, 2010
Warranty accrual at the beginning of the year	$70,833	$79,730
Charged to costs and expenses relating to new sales	2,103	17,042
Costs of product warranty claims	(3,234)	(25,939)
Warranty accrual at the end of year	$69,702	$70,833

11.     Notes Payable/Credit Facilities

Credit Facilities

On November 9, 2010, American Power Group entered into a $2,000,000 working capital line of credit with Iowa State Bank, which expires on December 1, 2011 and bears interest on any outstanding amounts at the rate of 7% per year. The Company used $799,110 of the proceeds to repay the $799,110 secured note with Iowa State Bank. The maximum amount American Power Group may borrow from time to time under the credit facility is the lesser of (i) $800,000, until such time as the Company raises additional outside capital, at which time the borrowing limit will be increased by $1.00 for each $1.50 of capital raised; (ii) $2,000,000; and (iii) the sum of 50% of the value of American Power Group’s eligible inventory and 70% of their eligible accounts receivable. As of December 31, 2010, we have $899,110 outstanding under the credit facility.

American Power Group’s obligations under the Credit Facility are secured by the grant of a first priority security interest in all of American Power Group’s assets. In addition, Iowa State Bank agreed to reduce the certificate of deposit collateral requirement from $800,000 to $300,000 and in return the Company has guaranteed all obligations, and has secured that guarantee by (i) granting to the Lender a security interest in the $300,000 certificate of deposit and certain additional collateral and (ii) agreeing to issue to the Lender, as additional collateral, 2,000,000 shares of the Company’s unregistered common stock. The shares, which cannot be sold unless we are in default, have been valued at $20,000 at November 9, 2010 representing their par value and treated as a contra equity amount on our balance sheet at December 31, 2010. Such shares of common stock have no voting or dividend rights will be returned to the Company, without consideration, at such time as all obligations under the Credit Facility have been satisfied and the Lender has no further obligations to make advances under the Credit Facility

Related Party Notes

Prior to the July 2009 acquisition of substantially all of American Power Group assets, a former officer of American Power Group loaned the company $93,400. In conjunction with the acquisition, we hired this former officer and executed a 24 month unsecured promissory note which bears interest at 6.5% interest per annum and is payable in monthly installments of $4,175. As of December 31, 2010 the remaining balance due was $32,693.

In September 2010, we commenced a private offering of 12% unsecured, six-month notes payable in an effort to raise up to $575,000 in gross proceeds. In addition we agreed to issue 0.5 shares of unregistered common stock for each $1 invested in the offering. As of December 31, 2010, we had issued $573,500 of notes which are due in March 2011 and April 2011 with $250,000 issued during October 2010. In conjunction with the offering we issued 311,750 unregistered shares of common stock including 161,750 shares of common stock in aggregate to a director and officer of the Company and 25,000 shares issued as a placement fee to third parties in October 2010 and recorded deferred financing costs of $137,288 in connection with the issuance of the shares. The deferred financing costs will be amortized over the life of the notes. Amortization of deferred financing costs was $67,406 during the three months ended December 31, 2010. The unamortized deferred financing costs at December 31, 2010 was $64,312.

In December 2010, the director and officer also loaned us $110,000 in aggregate and were repaid in January 2011, including interest of $1,100.

F-17

GreenMan Technologies, Inc.

Notes to Condensed Interim Consolidated Financial Statements

(Unaudited)

11.     Notes Payable/Credit Facilities - (Continued)

Convertible Notes Payable

In October 2010, we commenced a private offering of 10% convertible notes payable in an effort to raise up to $3,000,000 in gross proceeds. The convertible notes were due 24 months after issuance and are convertible, after 6 months, into shares of common stock at a conversion price equal to 85% of the closing price of our common stock on the day the notes are issued. As of December 31, 2010, we issued $145,000 of convertible notes and recorded deferred financing costs of $19,220, including $2,320 associated the issuance of placement agent warrants to purchase 12,000 shares of our common stock at an exercise price of $.61 per share. The warrants are immediately exercisable and have a term of 2 years from the date of grant. As of December 31, 2010, the notes were convertible into 288,909 shares of common stock which had a fair value of $158,900 based on the close price of our stock on that date. As of February 14, 2010, we issued an additional $225,000 of convertible notes.

12.     Stockholders’ Equity

Stock Options

Effective October 1, 2006, we adopted the provisions of ASC 718 Stock Compensation” for our share-based compensation plans. We adopted ASC 718 using the modified prospective transition method. Under this transition method, compensation cost recognized includes (a) the compensation cost for all share-based awards granted prior to the effective date of ASC 718, but not yet vested, as of October 1, 2006, based on the grant-date fair value estimated and (b) the compensation cost for all share-based awards granted subsequent to September 30, 2006, based on the grant-date fair value estimated in accordance with the provisions of ASC 718. In addition, we have used the vesting term for determining expected terms on stock options for calculating expense as our stock option exercise experience does not provide a reasonable basis for an estimated expected option term. Amortization of stock compensation expense was $71,097 and $36,142 for the three months ended December 31, 2010 and 2009 respectively. The unamortized compensation expense at December 31, 2010 was $404,886 and will be amortized over a weighted average remaining amortizable life of approximately 3 years.

During the three months ended December 31, 2010, we granted options to several directors, management and a consultant to purchase an aggregate of 200,000 shares of our common stock at exercise prices ranging from $.41 to $.45 per share, which represented the closing price of our stock on the date of each respective grant. The options were granted under the 2005 Stock Option Plan, have a ten-year term with 100,000 vesting immediately and 100,000 vesting over a 3 year period from date of grant. The fair value of the options at the date of grant in aggregate was $46,271, which was determined on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions; dividend yield of 0%; risk-free interest rates of approximately 1%; expected volatility based on historical trading information of 81% and expected term of 3 years. There were no options granted during the three months ended December 31, 2009.

13.     Related Party Transactions

On November 18, 2008 we entered into a four-month (extended in March 2009 on a month-to-month basis) consulting agreement at a rate of $7,500 per month with a company owned by one of our directors who also serves as the Chairman of our Compensation committee. The consulting firm is currently providing assistance in the areas of due diligence support, green” market opportunity identification and evaluation, Board of Director candidate identification and evaluation of candidates for nomination to the Board of Directors and other services as our Board may determine.

14.     Segment Information

Today, we have two reportable operating segments: (1) molded recycled rubber products and (2) dual fuel conversion operations (See Note 2). Each operating segment has its respective management team. Prior to November 17, 2008, we also had tire recycling operations.

The molded recycled rubber products operation specializes in designing, developing, and manufacturing of environmentally responsible products using recycled materials, primarily recycled rubber and providing innovative playground design, equipment and services that provide schools and other political subdivisions viable solutions for safety, compliance, and accessibility.

Our dual fuel conversion operations provide a unique external fuel delivery enhancement system which converts existing diesel engines into more efficient and environmentally friendly engines that have the flexibility to run on: (1) diesel fuel and compressed natural gas; (2) diesel fuel and bio-methane; or (3) 100% on diesel fuel depending on the circumstances.

F-18

GreenMan Technologies, Inc.

Notes to Condensed Interim Consolidated Financial Statements

(Unaudited)

14.     Segment Information - (Continued)

Our Chief Executive Officer has been identified as the chief operating decision maker (CODM) as he assesses the performance of the segments and decides how to allocate resources to the segments. Income (loss) from operations is the measure of profit and loss that our CODM uses to assess performance and make decisions. Assets are not a measure used to assess the performance of the company by the CODM; therefore we will report assets by segment in our disclosures. Income (loss) from operations represents the net sales less the cost of sales and direct operating expenses incurred within the operating segments as well as the allocation of some but not all corporate operating expenses. These unallocated costs include certain corporate functions (certain legal, accounting, wage, public relations and interest expense) which are included in the results below under Corporate and other in the reconciliation of operating results. Management does not consider unallocated Corporate and other in its management of segment reporting.

The following tables provide total assets and purchases of property and equipment for our operating segments as of:

Total Assets:	December 31, 2010	September 30, 2010
Molded recycled rubber products	$1,865,969	$2,539,135
Dual fuel conversion	2,943,925	2,820,743
Corporate and other	1,029,016	1,567,762
Total Assets	$5,838,910	$6,927,640

The following tables provide net sales, certain expenses and income from operations for our operating segments:

	Quarter Ended
	December 31,	December 31,
	2010	2009
Net sales:
Molded recycled rubber products	$431,557	$374,744
Dual fuel conversion	360,202	65,112
Corporate and other	—	—
Total net sales	$791,759	$439,856

There were no sales between the segments during the fiscal years ended December 31, 2010 and 2009.

	Quarter Ended
	December 31,	December 31,
	2010	2009
Loss from continuing operations:
Molded recycled rubber products	$(312,078)	$(258,368)
Dual fuel conversion	(584,327)	(775,861)
Corporate and other	(588,551)	(559,721)
Total loss from continuing operations	$(1,484,956)	$(1,593,950)

15.     Subsequent events

We received notice on January 26, 2011 that the Orland Unified School District, Orland, California had filed a complaint in the Glen County Superior Court in the State of California against Green Tech Products and its subsidiaries, GreenMan Technologies and several other unrelated parties, seeking general monetary damages, exemplary damages, other statutory damages, attorneys’ fees and costs and other equitable remedies relating to their dissatisfaction with the installation of several playground equipment and tile projects during 2008. We believe the case is without merit and that we have substantial defenses against the plaintiff’s claims, and we will be contesting the matter vigorously. If, however, the plaintiff is ultimately successful in winning damages in excess of any insurance coverage that may be available to us, it could have a material adverse effect on our business and financial condition.

F-19

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

GreenMan Technologies, Inc.

Carlisle, Iowa

We have audited the accompanying consolidated balance sheets of GreenMan Technologies, Inc. and subsidiaries (the “Company”) as of September 30, 2010 and 2009 and the related consolidated statements of operations and comprehensive income, changes in stockholders’ equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GreenMan Technologies, Inc. and subsidiaries as of September 30, 2010 and 2009 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has continued to incur substantial losses from operations, has not generated positive cash flows and has insufficient liquidity to fund its ongoing operations that raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ SCHECHTER DOKKEN KANTER ANDREWS & SELCER, LTD.

.

Minneapolis, Minnesota

January 13, 2011

F-20

GreenMan Technologies, Inc.

Consolidated Balance Sheets

	September 30, 2010	September 30, 2009
ASSETS
Current assets:
Cash and cash equivalents	$293,550	$1,760,988
Certificates of deposit	500,000	750,000
Certificates of deposit, restricted	257,500	800,000
Marketable investments	—	2,846,256
Accounts receivable, trade, less allowance for doubtful accounts of $301 and $1,935 as of September 30, 2010 and September 30, 2009	733,149	907,547
Inventory	1,235,535	1,319,149
Seller’s note, related party, current portion	325,000	150,000
Prepaid expenses	240,894	132,896
Other current assets	218,267	551,858
Total current assets	3,803,895	9,218,694
Property, plant and equipment, net	974,827	872,358
Other assets:
Certificates of deposit, restricted	300,000	250,000
Long term contracts, net	637,417	866,667
Seller’s note, related party, non-current	475,000	650,000
Purchased technology	441,667	491,667
Patents, net	65,000	86,667
Other	229,834	206,074
Total other assets	2,148,918	2,551,075
	$6,927,640	$12,642,127

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$917,662	$673,707
Accrued expenses	1,051,231	1,794,901
Billings in excess of cost	24,450	—
Notes payable, current	337,961	1,134,130
Obligations due under lease settlement, current	68,518	68,518
Notes payable, related parties, current	368,093	48,807
Total current liabilities	2,767,915	3,720,063
Notes payable, non-current	1,135,789	484,753
Obligations due under lease settlement, non-current	505,540	505,540
Notes payable, related parties, non-current	—	44,593
Total liabilities	4,409,244	4,754,949

Stockholders’ equity:
Preferred stock, $1.00 par value, 1,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 60,000,000 shares authorized, 33,300,060 shares and 33,077,310 issued and outstanding at September 30, 2010 and 2009	333,001	330,773
Additional paid-in capital	39,090,313	38,839,342
Accumulated deficit	(36,904,918)	(31,263,088)
Accumulated other comprehensive loss	—	(19,849)
Total stockholders’ equity	2,518,396	7,887,178
	$6,927,640	$12,642,127

See accompanying notes to consolidated financial statements.

F-21

GreenMan Technologies, Inc.

Consolidated Statements of Operations and Comprehensive (Loss) Income

	Years Ended September 30,
	2010	2009
Net sales	$2,574,514	$3,227,633
Cost of sales	2,678,768	2,705,264
Gross profit (loss)	(104,254)	522,369
Operating expenses:
Selling, general and administrative	4,780,629	4,253,614
Research and development	699,366	—
Impairment loss – goodwill	—	2,289,939
	5,479,995	6,543,553
Operating loss from continuing operations	(5,584,249)	(6,021,184)
Non-operating income (expense):
Interest income	167,664	176,254
Other income	87,394	171,774
Interest expense	(119,811)	(112,580)
Realized loss on investments	(28,393)	—
Other expense	(313,004)	(306,692)
Non-operating income (expense)	(206,150)	(71,244)
Loss from continuing operations before income taxes	(5,790,399)	(6,092,428)
Provision for income taxes	—	(456)
Loss from continuing operations	(5,790,399)	(6,092,884)
Discontinued operations:
Gain on sale of discontinued operations, net of taxes	—	13,792,616
Income from discontinued operations, net of taxes	148,569	289,583
	148,569	14,082,199
Net (loss) income	$(5,641,830)	$7,989,315
Other comprehensive (loss) income
Unrealized income (loss) on marketable investments	—	(19,849)
Comprehensive (loss) income	$(5,641,830)	$7,969,466

Loss from continuing operations per share –basic	$(0.17)	$(0.19)
Income from discontinued operations per share –basic	—	0.45
Net (loss) income per share –basic	$(0.17)	$0.26
Net (loss) income per share –diluted	$(0.17)	$0.26

Weighted average shares outstanding – basic	33,110,940	31,506,385
Weighted average shares outstanding – diluted	33,110,940	31,506,385

See accompanying notes to consolidated financial statements.

F-22

GreenMan Technologies, Inc.

Consolidated Statements of Changes in Stockholders’ Equity

Years Ended September 30, 2010 and 2009

					Accumulated
			Additional		Other
	Common Stock		Paid In	Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit	Loss	Total

Balance, September 30, 2008	30,880,435	$308,804	$38,881,669	$(39,252,403)	$—	$(61,930)
Repurchase of warrants	—	—	(700,000)	—	—	(700,000)
Compensation expense associated with stock options	—	—	126,942	—	—	126,942
Value of warrants issued for services rendered	—	—	12,200	—	—	12,200
Unrealized loss on marketable investments					(19,849)	(19,849)
Common stock returned per settlement agreement	(78,125)	(781)	(24,219)		—	(25,000)
Common stock issued for services rendered	275,000	2,750	62,750		—	65,500
Common stock issued for license agreement	2,000,000	20,000	480,000		—	500,000
Net income for fiscal year ended September 30, 2009	—	—	—	7,989,315	—	7,989,315
Balance, September 30, 2009	33,077,310	$330,773	$38,839,342	$(31,263,088)	$(19,849)	$7,887,178
Compensation expense associated with stock options	—	—	155,611		—	155,611
Reclassification adjustment for net loss realized in net income					19,849	19,849
Common stock issued on exercise of options	36,000	360	11,940		—	12,300
Common stock issued for services rendered	25,000	250	12,250		—	12,500
Common stock issued with promissory notes	161,750	1,618	71,170		—	72,788
Net loss for fiscal year ended September 30, 2010	—	—	—	(5,641,830)	—	(5,641,830)
Balance, September 30, 2010	33,300,060	$333,001	$39,090,313	$(36,904,918)	$—	$2,518,396

See accompanying notes to consolidated financial statements.

F-23

GreenMan Technologies, Inc.

Consolidated Statements of Cash Flows

	Years Ended September 30,
	2010	2009

Cash flows from operating activities:
Net (loss) income	$(5,641,830)	$7,989,315
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of tire recycling operations	—	(19,847,445)
Net settlement income from discontinued operations	—	(144,420)
Deferred tax asset recognition	—	5,010,000
Impairment loss – goodwill	—	2,289,939
Gain on lease termination	—	(124,628)
Gain on return of escrowed shares	—	(25,000)
Shares issued for services rendered	12,500	65,500
Shares issued for loan agreements	72,788	—
Depreciation	206,913	266,811
Decreased financing costs	—	359,927
Amortization of customer relationships	—	890
Stock compensation expense	155,611	126,942
Amortization of patents	21,667	26,766
Amortization of long term contracts	229,250	187,583
Amortization of purchased technology	50,000	8,333
Deferred gain on sale leaseback transaction	—	(270,228)
Loss on sale of investments	28,393	—
Warrants issued	—	12,200
Decrease (increase) in assets:
Accounts receivable	174,398	95,916
Inventory	83,614	440,553
Prepaids and other current assets	225,593	(252,873)
Other assets	(23,760)	310,533
Increase (decrease) in liabilities:
Accounts payable	243,955	(386,820)
Accrued expenses	(719,220)	345,280
Net cash (used) by operating activities	(4,880,128)	(3,514,926)
Cash flows from investing activities:
Purchase of property and equipment	(309,382)	(350,142)
Purchase of marketable investments	—	(2,866,105)
Proceeds from marketable investments	2,837,712	—
Maturity of certificates of deposit	742,500	—
Purchase of certificates of deposit	—	(1,800,000)
Proceeds from the sale of tire recycling operations	—	27,546,652
Net cash used in the purchase of American Power Group, Inc. operating assets	—	(613,363)
Net cash provided by investing activities	3,270,830	21,917,042
Cash flows from financing activities:
Net activity under line of credit	—	(3,300,221)
Proceeds from notes payable	255,420	1,142,741
Proceeds from notes payable, related parties	323,500	—
Repayment of notes payable	(400,553)	(12,847,119)
Repayment of notes payable, related parties	(48,807)	(534,320)
Principal payments on obligations under capital leases	—	(1,188,625)
Purchase of warrants	—	(700,000)
Net proceeds from exercise of stock options	12,300	—
Net cash provided (used) by financing activities	141,860	(17,427,544)
Net (decrease) increase in cash and cash equivalents	(1,467,438)	974,572
Cash and cash equivalents at beginning of year	1,760,988	786,416
Cash and cash equivalents at end of year	$293,550	$1,760,988

F-24

	Years Ended September 30,
	2010	2009

Supplemental cash flow information:
Unrealized loss on marketable investments	$—	$19,849
Shares issued for technology license	—	500,000
Interest paid	123,961	528,371
Taxes paid	386,580	310,949

Supplemental Schedule of Non-Cash Investing and Financing Activities

As described in Note2 to the financial statements, on July 27, 2009, GreenMan acquired substantially all operations of American Power Group, Inc. as follows:

Working capital acquired, net of cash and debt	$164,817
Property acquired	107,185
Seller’s note receivable	800,000
Dual fuel conversion technology acquired	500,000
Short term debt	(800,000)
Long term debt	(772,002)
Cash acquired upon purchase of business	$—

 See accompanying notes to consolidated financial statements.

F-25

GreenMan Technologies, Inc.

Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies

Nature of Operations, Risks, and Uncertainties

GreenMan Technologies, Inc. (together with its subsidiaries “we”, “us” or “our”) was originally founded in 1992 and has operated as a Delaware corporation since 1995. Our business is comprised of two business segments, our dual fuel conversion operations (American Power Group) and our molded recycled rubber products operations (Green Tech Products). Prior to November 17, 2008, we also had tire recycling operations. As described below, our business changed substantially in November 2008, when we sold substantially all of the assets of our tire recycling operations located in Savage, Minnesota and Des Moines, Iowa.

Our Green Tech Products’ molded recycled rubber products operations specialize in the design, development and manufacturing of branded recycled products and services that provide schools and municipalities with environmentally responsible products to create safer work and play environments. Green Tech’s Duromat Extended Life playground safety tiles are manufactured with a patented “cold-cure” process that allows high quality crumb rubber tiles to have a unique long life, even in extreme hot and cold temperatures.

On June 17, 2009, we signed an exclusive license agreement with American Power Group, an Iowa corporation, under which we acquired the exclusive worldwide right to commercialize American Power Group’s patented dual fuel alternative energy technology. American Power Group’s unique external fuel delivery enhancement system converts existing diesel engines into more efficient and environmentally friendly engines that have the flexibility to run on: (1) diesel fuel and compressed natural gas; (2) diesel fuel and bio-methane; or (3) 100% on diesel fuel depending on the circumstances. On July 27, 2009, we entered into an agreement with American Power Group to purchase substantially all of their operating assets, including their name but excluding its dual fuel patent. (See Note 5.)

In May 2010, Green Tech Products entered into a sales and marketing agreement with Disability Access Consultants, Inc. (DAC) for the worldwide commercialization of DAC’s unique web-based compliance software platform and inspection methods. DAC provides “accessibility compliance” software products, consulting services and expertise to ensure their clients are in compliance with the Americans with Disabilities Act of 1990 which mandates that facilities in the United States provide equal access for individuals with disabilities. Initially, we intend to amend Green Tech Product’s existing business development and product endorsement agreements with six state school board organizations by adding DAC’s products and services to our existing products and services. We will be paid a commission for all sales of DAC products and services.

As of September 30, 2010, we had $1,351,050 in cash, cash equivalents and certificates of deposit and net working capital of $1,035,980. Our tire recycling business has historically been the source of substantially all of our revenue and cash flow and we have incurred substantial losses from operations over the past two fiscal years since divesting our tire recycling business. We understand that our continued existence is dependent on our ability to generate positive operating cash flow and achieve profitability on a sustained basis for all operations. The financial statements have been prepared assuming we will continue as a going concern.

In order to ensure the future viability of GreenMan, management has implemented or is in the process of implementing the following actions:

A. Bank Refinancing/Alternative Financing

Iowa State Bank Credit Facility

Based on our September 30, 2010 results and traditional credit facility advance rates of 70% of eligible accounts receivable and 50% of eligible inventory, we believe we could have an additional $1,130,000 of available liquidity through a traditional credit facility.

On November 9, 2010, American Power Group entered into a $2,000,000 working capital line of credit, or the Credit Facility, with Iowa State Bank and which expires on December 1, 2011. (See Note 5). We are currently evaluating alternatives for a similar relationship for our Green Tech Products subsidiary.

Short Term Notes Payable

In September 2010, we commenced a private offering of 12% unsecured, six-month notes payable in an effort to raise up to $575,000 in gross proceeds. In addition we agreed to issue 0.5 shares of unregistered common stock for each $1 invested in the offering. As of September 30, 2010, we had issued $323,500 of notes which are due in March 2011 and issued 161,750 shares of common stock in aggregate to a director and officer of the Company. On October 8, 2010 we issued the final $250,000 in notes which are due in April 2011, and issued 150,000 shares of common stock, including 25,000 shares issued as placement fee.

F-26

GreenMan Technologies, Inc.

Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies - (Continued)

Convertible Notes Payable

In October 2010 we commenced a private offering of 10% convertible notes payable in an effort to raise up to $3,000,000 in gross proceeds. The convertible notes payable were due 24 months after issuance and are convertible, after 6 months, into shares of common stock at a conversion price equal to 85% of the closing price of our common stock on the day the notes are issued. As of January 13, 2011 we had issued $345,000 of convertible notes.

Strategic Financial Advisor Agreement

On December 29, 2010 we engaged Northland Capital Markets to provide strategic financial advice in the areas of capital raising activities, mergers and acquisitions, and other key strategic efforts to accelerate the expansion of our EPA approved domestic vehicular dual fuel testing initiative as well as our international marketing efforts. Northland has extensive experience in the Alternative Energy sector, particularly in the area of natural gas vehicles.

B. Operating Performance Enhancements

Since the July 2009 acquisition of American Power Group’s dual fuel conversion operations, we have invested over $4.8 million to enhance our dual fuel products and support dual fuel sales and marketing initiatives intended to promote American Power Group’s dual fuel conversion technology and establish a broader market presence worldwide. We continue to see strong interest in our dual fuel technology. As of January 2011 we have announced over $1.2 million of orders from four customers with the potential for over $1.5 million of additional follow-on orders from these customers. We anticipate that our dual fuel related revenue recorded during the first quarter of fiscal 2011 will exceed the approximately $322,000 of dual fuel revenue recorded during fiscal 2010. In addition, we have quoted over $80 million in potential dual fuel revenue and are working aggressively to convert these quotes into orders. In December 2010, the Environmental Protection Agency approved our request for 11 test exemptions for aftermarket dual fuel diesel trucks. The initial test exemptions will allow American Power Group to gather critical engine performance and emission data on a pre-dual fuel and post-dual fuel basis to support EPA approval requirements and commence commercialization of our non-invasive dual fuel upgrade system in the United States. To date, we have been approached by over 70 companies operating diesel fleets ranging from 10 vehicles to over 10,000 vehicles in a wide range of diesel vehicular markets, most of which would be ideal candidates for our upgraded dual fuel technology.

During the past three fiscal years, Green Tech Products has incurred significant operating losses and experienced negative cash flow from operations. We are currently evaluating several new types of products and marketing agreements outside the playground and parks markets that would use Green Tech Product’s patented cold-cure process and exclusive school board contract network.

We will continue to evaluate each operation on its merits and contributions and we will continue to make the correct decisions to ensure the continued viability and performance of our corporation. We also understand that our continued existence is dependent on our ability to generate positive operating cash flow, achieve profitability on a sustained basis from all operations and generate improved performance. If Green Tech Products and American Power Group are unable to achieve sustained profitability and we are unable to obtain additional financing to supplement our cash position, our ability to maintain our current level of operations could be materially and adversely affected. There is no guarantee we will be able to achieve profitability with either business segment.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of GreenMan Technologies, Inc. and our wholly-owned subsidiaries Green Tech Products, Inc. and American Power Group, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

All tire recycling assets, liabilities and results of operations have been classified as discontinued operations for all periods presented in the accompanying consolidated financial statements.

Management Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the amounts of revenues and expenses recorded during the reporting period. Actual results could differ from those estimates. Such estimates relate primarily to the estimated lives of property and equipment, other intangible assets, the valuation reserve on deferred taxes, the value of our lease settlement obligation, the value of equity instruments issued and percentage of completion on contracts. The amount that may be ultimately realized from assets and liabilities could differ materially from the values recorded in the accompanying financial statements as of September 30, 2010.

F-27

GreenMan Technologies, Inc.

Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies - (Continued)

Reclassification

Certain amounts in the 2009 financial statements have been reclassified to conform to the 2010 presentation. Because we operated our tire recycling assets during only a portion of the fiscal year we have included in this report relevant information on this business segment but have classified their respective assets, liabilities and results of operations as discontinued operations for all periods presented in the accompanying consolidated financial statements.

Cash Equivalents

Cash equivalents include short-term investments with original maturities of three months or less.

Certificates of Deposit

We invest excess cash in certificates of deposit issued by various banks. All certificate of deposit investments have an original maturity of more than three months but less than three years and are stated at original purchase price which approximates fair value. As of September 30, 2010, we have pledged $550,000 of our certificates of deposit as collateral for two loans currently outstanding. (See Note 5)

Marketable Investments

We also invest excess cash in marketable investments, including highly-liquid debt securities of the United States Government and its agencies and high-quality corporate debt securities. All highly-liquid investments with an original maturity of more than three months at original purchase price are considered investments available for sale.

We evaluate marketable investments periodically for possible other-than-temporary impairment and review factors such as length of time to maturity, the extent to which fair value has been below cost basis and our intent and ability to hold the marketable investments for a period of time which may be sufficient for anticipated recovery in market value. We recorded impairment charges equal to the amount by which the carrying value of the available-for-sale investments exceeds the estimated fair market value of the investments as of the evaluation date, if appropriate. The fair value for all investments is determined based on quoted market prices as of the valuation date as available. Effective January 1, 2008, we adopted ASC 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements. Fair value is defined under ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

•	Level 1 – Quoted prices in active markets for identical assets or liabilities.
•	Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
•	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The adoption of this standard with respect to our financial assets and liabilities did not impact our consolidated results of operations and financial condition, but required additional disclosure for assets and liabilities measured at fair value.

In accordance with ASC 820, the following table represents the fair value hierarchy for all our financial assets (investments) measured at fair value on a recurring basis as of September 30:

Description:	2010	2009
Marketable investments - Level 1	$—	$2,846,256
Marketable investments - Level 2	—	—
Marketable investments - Level 3	—	—
	$—	$2,846,256

F-28

GreenMan Technologies, Inc.

Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies - (Continued)

As of September 30, 2010 we have sold all marketable investments and have included all realized gains and losses using the specific identification method in our statement of operations for the year ended September 30, 2010. As of September 30, 2009, we recorded a cumulative unrealized loss of $19,849 which is shown as a reduction to stockholders’ equity until such time as we sell the underlying investments or determine the unrealized loss to be an other-than-temporary loss, at which time we will record the loss in our statement of operations.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to a concentration of credit risk are cash and cash equivalents. The Company maintains its bank accounts which at times such balances exceed FDIC insured limits. The Company has not experienced any losses as a result of this practice.

Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate made for doubtful accounts. Management determines the allowance for doubtful accounts by regularly evaluating past due individual customer receivables and considering a customer’s financial condition, credit history, and the current economic conditions. Individual accounts receivable are written off when deemed uncollectible, with any future recoveries recorded as income when received.

Inventory

Raw material inventory primarily consists of dual fuel conversion components and crumb rubber used in production of molded rubber products by our molded recycled rubber products operation. Work in progress includes materials, labor and direct overhead associated with incomplete dual fuel conversion projects. Finished goods primarily consist of molded products and playground equipment. All inventory is valued at the lower of cost or market on the first-in first-out (FIFO) method. Inventory consists of the following:

	September 30, 2010	September 30, 2009
Raw materials	$317,967	$86,132
Work in progress	11,313	448,023
Finished goods	906,255	784,994
Total inventory	$1,235,535	$1,319,149

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation and amortization expense is provided on the straight-line method. Expenditures for maintenance, repairs and minor renewals are charged to expense as incurred. Significant improvements and major renewals that extend the useful life of equipment are capitalized.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising costs were $177,322 and $152,291 for the fiscal years ended September 30, 2010 and 2009, respectively.

Research and Development Costs

The Company expenses research and development costs as incurred. Research and development costs were $699,366 for the fiscal year ended September 30, 2010. There were no research and development costs in fiscal 2009.

Revenue Recognition

We have primarily two sources of revenue from each business segment. Our molded recycled rubber products operations derive revenue from (1) product revenue which is earned from the sale of molded rubber products and playground equipment and (2) installation revenue which is earned from the installation of molded products and playground equipment. Revenues from product sales are recognized when the products are shipped and collectability is reasonably assured. Revenues derived from installations of our products are recognized when the installation is complete. Our dual fuel conversion operations derive revenue from (1) product revenue which is earned from the sale and installation of dual fuel conversion equipment and (2) maintenance and service agreements. Revenues from fixed price and modified fixed price sales and installation contracts are recognized on the percentage of completion method based on costs incurred to date in relation to the total estimated costs for each contract. Revisions in costs and earnings during

F-29

GreenMan Technologies, Inc.

Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies - (Continued)

the course of the contract are reflected in the accounting period in which facts requiring revisions becomes known. At the time a loss on a contract becomes known, the entire amount of the estimated loss is accrued. Revenues from product sales are recognized when the product’s installation is complete, title and risk transfer to the customer and collectability is reasonably assured. Revenues derived from maintenance and service agreements are recognized when the service has been rendered to the customer.

Shipping and Handling Fees and Costs

Shipping and handling fees and costs billed to customers and incurred by the Company are reported gross in revenues and cost of sales in the consolidated statements of operations and comprehensive income.

Income Taxes

Deferred tax assets and liabilities are recorded for temporary differences between the financial statement and tax bases of assets and liabilities using the currently enacted income tax rates expected to be in effect when the taxes are actually paid or recovered. A deferred tax asset is also recorded for net operating loss and tax credit carry forwards to the extent their realization is more likely than not. The deferred tax benefit for the period represents the change in the net deferred tax asset or liability from the beginning to the end of the period. As of September 30, 2010, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. Additionally, the Company had no interest or penalties related to income taxes. The Company is no longer subject to U.S. federal, state or local income tax examinations by authorities for years before fiscal 2007.

Stock-Based Compensation

Effective October 1, 2006, we adopted the provisions of ASC 718 “Stock Compensation” for our share-based compensation plans. We adopted ASC 718 using the modified prospective transition method. Under this transition method, compensation cost recognized includes (a) the compensation cost for all share-based awards granted prior to the effective date of ASC 718, but not yet vested, as of October 1, 2006, based on the grant-date fair value estimated and (b) the compensation cost for all share-based awards granted subsequent to September 30, 2006, based on the grant-date fair value estimated in accordance with the provisions of ASC 718. In addition, we have used the vesting term for determining expected terms on stock options for calculating expense as our stock option exercise experience does not provide a reasonable basis for an estimated expected option term. Amortization of stock compensation expense was $155,610 and $126,942 for the fiscal years ended September 30, 2010 and 2009 respectively. The unamortized compensation expense at September 30, 2010 was $429,713 and will be amortized over a weighted average remaining amortizable life of approximately 3 years.

The fair value of each option grant during the year ended September 30, 2010 under the 2005 Stock Option Plan were estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions; dividend yield of 0%; risk-free interest rate of 2.3%; expected volatility based on historical trading information of approximately 87% and expected term of 5 years.

The fair value of each option grant during the year ended September 30, 2009 under the 2005 Stock Option Plan were estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions; dividend yield of 0%; risk-free interest rate of 2.3%; expected volatility rates based on historical trading information of approximately 87% and expected term of 5 years.

Intangible Assets

We review intangibles for impairment annually, or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of our intangible assets below their carrying value.

In conjunction with the Green Tech Products acquisition in 2007 we recognized $2,289,939 of goodwill, $735,000 associated with long term contractual relationships acquired and $130,000 to acquired patents. The long term contractual relationships are being amortized on a straight line basis over an estimated useful life ranging from 48 to 60 months and the patents are being amortized on a straight line basis over an estimated useful life of 60 months. Amortization expense associated with contractual relationships amounted to $179,250 for the fiscal years ended September 30, 2010 and 2009 and accumulated amortization was $539,250 at September 30, 2010. Amortization expense associated with patents amounted to $21,667 and $26,766 for the fiscal years ended September 30, 2010 and 2009, respectively, and accumulated amortization was $65,000 at September 30, 2010. During the fiscal 2008 and 2009 Green Tech Products incurred significant operating losses per year has had negative cash flow from operations and stagnant revenue growth. As of September 30, 2009 management determined that based on several fair value determination scenarios the estimated fair value of Green Tech Products was below its carrying value including goodwill and therefore recorded a non-cash impairment loss of $2,289,939 at September 30, 2009.

F-30

GreenMan Technologies, Inc.

Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies - (Continued)

In conjunction with the American Power Group acquisition and license agreement (See Note 2) we recognized $500,000 associated with the execution of a long term technology license agreement and $500,000 associated with the purchase of the dual fuel conversion technology. Both values are being amortized on a straight line basis over an estimated useful life of 120 months. Amortization expenses associated with the long term technology license agreement and the purchased dual fuel conversion technology amounted to $100,000 and $16,667 for the fiscal years ended September 30, 2010 and 2009, respectively. Accumulated amortization was $116,667 at September 30, 2010.

Amortization expense associated with acquisition related intangibles during the next five years is anticipated to be:

Twelve months ending September 30:	Contracts	Patents	Technology	Total
2011	$229,250	$21,667	$50,000	$300,917
2012	66,500	21,667	50,000	138,167
2013	50,000	21,666	50,000	121,666
2014	50,000		50,000	100,000
2015 and thereafter	241,667	—	241,667	483,334
	$637,417	$65,000	$441,667	$1,144,084

Product Warranty Costs

Our recycled rubber products operations typically offer a five-year warranty for all of our tile and playground equipment. We provide for the estimated cost of product warranties for both our recycled rubber products and dual fuel products at the time product revenue is recognized. Factors that affect our warranty reserves include the number of units sold, historical and anticipated rates of warranty repairs, and the cost per repair. We assess the adequacy of the warranty provision and we may adjust this provision if necessary.

The following table provides the detail of the change in our product warranty accrual as of:

	September 30, 2010	September 30, 2009
Warranty accrual at the beginning of the year	$79,730	$28,000
Charged to costs and expenses relating to new sales	17,042	65,456
Costs of product warranty claims	(25,939)	(13,726)
Warranty accrual at the end of year	$70,833	$79,730

Long-Lived Assets

Long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. We evaluate at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, we use future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are fully recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less the cost to sell.

New Accounting Pronouncements

A.	ASU 2009-13, Revenue Recognition (Topic 605) - Multiple Deliverable Revenue Arrangements -a consensus of the FASB Emerging Issues Task Force - This ASU addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit. The ASU is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. We do not expect a material impact on our financials due to the implementation of this guidance.
F-31

GreenMan Technologies, Inc.

Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies - (Continued)

B.	ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820) - Improving Disclosures about Fair Value Measurements - This ASU affects all entities that are required to make disclosures about recurring and nonrecurring fair value measurements under FASB ASC Topic 820, originally issued as FASB Statement No. 157, Fair Value Measurements. The ASU requires certain new disclosures and clarifies two existing disclosure requirements. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. We do not expect a material impact on our financials due to the implementation of this guidance.
C.	ASU 2010-13, Compensation - Stock Compensation (Topic 718) - Effect of Denomination the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades- a consensus of the FASB Emerging Issues Task Force - This ASU clarifies that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, any entity would not classify such an award as a liability if it otherwise qualifies as equity. This ASU is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. We do not expect a material impact on our financials due to the implementation of this guidance.
D.	ASU 2010-17. Revenue Recognition - Milestone Method (Topic 605)- Milestone Method of Revenue Recognition - a consensus of the FASB Emerging Issues Task Force - This ASU provides guidance to vendors on the criteria that should be met for determining whether the milestone method of revenue recognition is appropriate. This ASU is effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. We do not expect a material impact on our financials due to the implementation of this guidance.
E.	ASU 2010-20, Receivables (Topic 310) Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses- This ASU requires companies to provide more information in their disclosures about the credit quality and risk exposures of their financing receivables and the credit reserves held against them. For public companies, the amendments that require disclosures as of the end of a reporting period are effective for periods ending on or after December 15, 2010. The amendments that require disclosure about activity that occurs during a reporting period are effective for periods beginning on or after December 15, 2010. We do not expect a material impact on our financials due to the implementation of this guidance.

Net Income Per Share

Basic earnings per share represents income available to common stockholders divided by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if potentially dilutive common shares had been issued, as well as any adjustment to income that would result from the assumed conversion. Potential common shares that may be issued by us relate to outstanding stock options and warrants (determined using the treasury stock method). Net income per share for the fiscal years ended are as follows:

	September 30, 2010	September 30, 2009
Weighted average shares outstanding	33,310,940	31,506,385
Exercisable options and warrants	—	—
Weighted average shares, basic and diluted	33,310,940	31,506,385
Net (loss) per share - basic and diluted , continuing operations	$(0.17)	$(0.19)
Net income per share - basic and diluted, discontinued operations	$—	$0.45
Net (loss) income per share - basic and diluted	$(0.17)	$0.26

The calculation of additional exercisable options and warrants above excludes 3,962,500 and 3,902,500 options and warrants that are outstanding at September 30, 2010 and 2009 respectively, but are deemed to be anti-dilutive as their exercise price exceeds the average closing price used in the calculation of fully diluted shares.

F-32

GreenMan Technologies, Inc.

Notes to Consolidated Financial Statements

2. Acquisition of Subsidiary

Dual Fuel Technology License Agreement

On June 17, 2009, we signed an exclusive license agreement with American Power Group, Inc., an Iowa corporation, under which we acquired the exclusive worldwide right to commercialize American Power Group’s patented dual fuel alternative energy technology. American Power Group’s unique external fuel delivery enhancement system converts existing diesel engines into more efficient and environmentally friendly engines that have the flexibility to run on: (1) diesel fuel and compressed natural gas; (2) diesel fuel and bio-methane; or (3) diesel fuel only, depending on the circumstances. The proprietary technology seamlessly displaces up to 60% of the normal diesel fuel consumption with compressed natural gas or bio-methane and the energized fuel balance between the two fuels is maintained with a patented control system ensuring the engines operate to Original Equipment Manufacturers’, or OEM, specified temperatures and pressures with no loss of horsepower. Installation requires no engine modification unlike the more expensive high-pressure alternative fuel systems in the market.

In conjunction with executing the license agreement, we issued American Power Group two million shares of our common stock, valued at $500,000 (based on the value of our stock on the date of the license) and subject to a one-year lock-up and certain escrow provisions. The value assigned to this long-term contract is being amortized on a straight line basis over an estimated useful life 120 months. In addition, we will be required to pay royalties to American Power Group upon the sales of dual fuel products and services.

On May 14, 2009, we loaned American Power Group $250,000 under a 24 month secured promissory note bearing interest at 5% with interest only due for the first six months with the balance (including interest) amortized in monthly payments of principal and interest over an eighteen month period commencing in November 2009.

American Power Group, Inc.

On July 27, 2009, our wholly owned subsidiary GreenMan Alternative Energy, Inc. entered into an agreement with American Power Group for the purchase of substantially all of their operating assets, including the name American Power Group (excluding its dual fuel patent) which we believe will enhance our ability to utilize the technology license agreement described above. The consideration for the acquisition consisted of (i) approximately $850,000 in cash (financed by a local bank through short term debt), which was used by American Power Group to retire indebtedness to a bank, (ii) loans of approximately $611,000 from GreenMan to American Power Group (including the $250,000 loan described above and an additional loan of $361,000 made on the closing date), which loans were also assumed by GreenMan Alternative Energy and have been eliminated as intercompany loans in consolidation subsequent to the acquisition, and (iii) the assumption by GreenMan Alternative Energy of approximately $555,000 of American Power Group’s accounts payable and other liabilities to third parties.

The acquisition was accounted for as a purchase and accordingly the results of American Power Group’s operations since the date of acquisition are included in our consolidated financial statements. The total purchase price of $2,018,000 is as follows:

Working capital acquired, net of cash and debt	$164,817
Property acquired	107,185
Seller’s note receivable	800,000
Dual fuel conversion technology acquired	500,000
Short term debt	(800,000)
Long term debt	(772,002)
Cash acquired upon purchase of business	$—

The total consideration paid exceeded the fair value of the net assets acquired by $500,000 resulting in the recognition of $500,000 of intangibles which have been allocated to the patented dual fuel conversion technology acquired. This allocation was based on our estimated cost to reproduce the technology acquired as described in the dual fuel technology license agreement. The value assigned to the purchased technology is being amortized on a straight line basis over an estimated useful life of 120 months. The assets acquired include a promissory note from the previous owners of American Power Group of $800,000 to GreenMan and bearing interest at the rate of 5.5% per annum and was based on the difference between the assets acquired and the consideration given. Per our agreement, 25% of the royalties due from time to time to American Power Group under the technology license agreement will be applied against outstanding interest and principal due under the terms of the note rather than to American Power Group. Based on the fiscal 2011 plan, we have classified $325,000 of the balance as the current portion. The note is due in a single, lump sum payment on July 27, 2013. We consider this a related party note as one of the former owners of American Power Group is now an employee of ours. In August 2009, we changed GreenMan Alternative Energy’s name to American Power Group.

F-33

GreenMan Technologies, Inc.

Notes to Consolidated Financial Statements

3. Discontinued Operations

Tire Recycling Operations

On September 12, 2008, we executed an Asset Purchase Agreement with Liberty Tire Services of Ohio, LLC, a wholly-owned subsidiary of Liberty Tire Services, LLC, the largest tire recycling company in the United States, for the sale of our tire recycling business, subject to shareholder approval. On November 13, 2008 our shareholders approved the sale and on November 17, 2008 we completed the divestiture of substantially all of the assets of our GreenMan Technologies of Minnesota, Inc. and GreenMan Technologies of Iowa, Inc. subsidiaries, which had operated our tire recycling business, for approximately $27.9 million in cash. We recognized a gain on sale of approximately $13.8 million, net of estimated taxes of approximately $6.1 million which is included in gain on sale of discontinued operations during the year ended September 30, 2009.

We used approximately $16.5 million of the proceeds of this sale to retire certain transaction-related obligations and other debt including approximately $12.8 million due to our former primary secured lender, Laurus Master Fund, Ltd., and approximately $645,000 of related party debt (including approximately $111,000 of accrued interest). In addition, $750,000 of the proceeds were placed in an escrow account for twelve months to cover possible indemnification claims by the purchaser as well as the pending finalization of several other post-closing reconciliations. All escrowed funds have been released from escrow and returned to us.

In March 2004, our Minnesota subsidiary leased back their property from a company co-owned by a former employee under a twelve-year lease. The building lease was classified as a capital lease with a value of $1,036,000 and the portion allocated to the land had been treated as an operating lease. In conjunction with the sale of our Minnesota tire recycling operations, we terminated this long term land and building lease agreement and realized a gain on termination of the lease of $124,627 which is included in income from discontinued operations for the fiscal year ended September 30, 2009. In addition, included in income from discontinued operations for the year ended September 30, 2009 is the remaining unamortized gain of $265,570 associated with a 2004 sale lease back transaction associated with this property. Previously, we had been amortizing a gain of $437,337 as income ratably over the term of the lease.

During the year ended September 30, 2010 we recorded income from discontinued operations of $148,569 associated with a net refund of income taxes previously paid.

Net sales and income from discontinued tire recycling operations were as follows:

	Fiscal Year Ended
	September 30,	September 30,
	2010	2009
Net sales from discontinued operations	$—	$3,441,713
Income from discontinued operations	148,569	14,082,199

Due to the magnitude of the continuing operating losses incurred by our GreenMan Technologies of Georgia, Inc. subsidiary our Board of Directors determined it to be in the best interest of our company to discontinue all Georgia operations and completed the divestiture of its operating assets during fiscal 2006. During the fiscal year ended September 30, 2009, we recognized net income from Georgia discontinued operations of approximately $38,000 including income of approximately $161,000 associated with the completion of a March 2008 settlement agreement with a former Georgia vendor and an expense of $106,564 associated with an April 2009 settlement agreement, including legal fees with a former Georgia vendor.

F-34

GreenMan Technologies, Inc.

Notes to Consolidated Financial Statements

4. Property, Plant and Equipment

Property, plant and equipment consists of the following:

	September 30, 2010	September 30, 2009	Estimated Useful Lives
Land	$175,000	$175,000	—
Buildings and improvements	285,000	285,000	10-20 years
Machinery and equipment	1,733,285	1,746,559	5-10 years
Furniture and fixtures	20,118	59,954	3-5 years
	2,213,403	2,266,513
Less accumulated depreciation	(1,238,576)	(1,394,155)
Property, plant and equipment, net	$974,827	$872,358

5. Contracts in Progress

Contracts in progress consisted of the following:

	September 30, 2010	September 30, 2009
Costs incurred on uncompleted contracts	$57,368	$—
Estimated earnings on contracts in progress	17,751	—
	75,119	—
Less billings on contracts in progress	99,569	—
	$24,450	$—

6. Credit Facility/Notes Payable

In June 2006, we entered into a $16 million amended and restated credit facility with Laurus Master Fund, Ltd. All amounts due to Laurus under the revolving note ($3.4 million) and term note ($9.4 million plus accrued interest of $35,511) were paid off on November 17, 2008 in conjunction with the sale of our tire recycling business (see Note 2), and this credit facility has been terminated.

On April 1, 2009 our Green Tech Products subsidiary executed a $250,000 secured term note with Great Western Bank, Carlisle, Iowa. The note bears interest at 8% and is payable in 26 monthly installments of $4,735.48 including interest with a final payment of $145,309 due on July 15, 2011. The loan is secured by certain Green Tech Products equipment and a $250,000 certificate of deposit which matures on July 15, 2011.

On July 27, 2009 we executed a $799,110 secured term note due February 1, 2010 with Iowa State Bank, Algona, Iowa in conjunction with the American Power Group acquisition. The note bears interest at 6% and is secured by an $800,000 certificate of deposit which was initially set to mature on February 1, 2010. On December 17, 2009 we extended the maturity of both the note and certificate of deposit to September 30, 2010.

On November 9, 2010, American Power Group entered into a $2,000,000 working capital line of credit, or the Credit Facility, with Iowa State Bank and which expires on December 1, 2011 and bears interest on any outstanding amounts at the rate of 7% per year. The Company used $799,110 of the proceeds to repay the $799,110 secured note with Iowa State Bank. The maximum amount American Power Group may borrow from time to time under the Credit Facility is the lesser of (i) $800,000, until such time as the Company raises additional outside capital, at which time the borrowing limit will be increased by $1.00 for each $1.50 of capital raised; (ii) $2,000,000; and (iii) the sum of 50% of the value of American Power Group’s eligible inventory and 70% of their eligible accounts receivable.

F-35

GreenMan Technologies, Inc.

Notes to Consolidated Financial Statements

6. Credit Facility/Notes Payable - (Continued)

American Power Group’s obligations under the Credit Facility are secured by the grant of a first priority security interest in all of American Power Group’s assets. In addition, Iowa State Bank agreed to reduce the certificate of deposit collateral requirement from $800,000 to $300,000 and in return the Company has guaranteed all obligations, and has secured that guarantee by (i) granting to the Lender a security interest in a new $300,000 certificate of deposit and certain additional collateral and (ii) agreeing to issue to the Lender, as additional collateral, 2,000,000 shares of the Company’s common stock. Such shares of common stock will be returned to the Company, without consideration, at such time as all obligations under the Credit Facility have been satisfied and the Lender has no further obligations to make advances under the Credit Facility.

During the period of July through September 2009, we executed several additional secured term notes with Iowa State Bank aggregating approximately $94,000. The notes which are payable in 60 monthly installments ranging from $305 to $603 including interest at rates ranging from 6.39% to 7.7% and are secured by certain purchased equipment.

During fiscal 2010, we executed several additional secured term notes with Iowa State Bank aggregating approximately $101,000. The notes which are payable in 60 monthly installments ranging from $662 to $1,860 including interest at rates ranging from 7% to 7.7% and are secured by certain purchased equipment.

Notes payable consists of the following at:	September 30, 2010	September 30, 2009
Term note payable, Great Western Bank, secured by certain receivables of Green Tech Products, due in annual payments of $200,626 plus interest at 8% with remaining principal due July 2011	$51,974	$250,303
Term note payable, Great Western Bank, secured by certain equipment of Green Tech Products and a $250,000 certificate of deposit, due in monthly installments of $4,735 including interest at 8% with remaining principal due July 2011	185,532	231,587
Term note payable, William Welch, secured by all real estate of Welch Products, due in monthly installments of $1,927 plus interest at 7.1% and due December 2026	222,477	229,519
Term note payable, Iowa State Bank, secured by an $300,000 certificate of deposit and 2 million shares of common stock, with interest paid monthly at 6% and principal due December 1, 2011	799,110	799,110
Term notes payable, Iowa State Bank, secured by various American Power Group equipment with interest rates ranging from 5.69% to 7.7% and requiring monthly payments from $305 to $1,860 and with due dates ranging from July 2011 to March 2015	174,472	93,046
Other term notes payable and assessments, secured by various equipment with interest rates ranging from 6% to 13.2% and requiring monthly installments from $639 to $13,544 and due January 1, 2011	40,185	15,318
	1,473,750	1,618,883
Less current portion	(337,961)	(1,134,130)
Notes payable, non-current portion	$1,135,789	$484,753

The following is a summary of maturities of carrying values of all notes payable at September 30, 2010:

Years Ending September 30,
2011	$337,961
2012	844,382
2013	48,496
2014	46,662
2015	18,334
2016 and thereafter	177,915
$1,473,750
F-36

GreenMan Technologies, Inc.

Notes to Consolidated Financial Statements

7. Notes Payable - Related Party

Note Payable-Related Party

Prior to the July 2009 acquisition of substantially all of American Power Group assets, a former officer of theirs loaned the company $93,400. In conjunction with the acquisition, we hired this former officer and executed a 24 month unsecured promissory note which bears interest at 6.5% interest per annum and is payable in monthly installments of $4,175. As of September 30, 2010 and 2009 the remaining balance due was $44,593 and $93,400, respectively.

In September 2010, we commenced a private offering of 12% unsecured, six-month notes payable. In addition we agreed to issue 0.5 shares of unregistered common stock for each $1 invested in the offering. As of September 30, 2010, we had issued $323,500 of notes and issued 161,750 shares of common stock in aggregate to a director and officer of the Company and recorded deferred financing costs of $72,788 in connection with the issuance of the shares. The deferred financing costs will be amortized over the life of the notes. Amortization of deferred financing costs was $5,568 during the year ended September 30, 2010. The unamortized deferred financing costs at September 30, 2010 were $67,220. On October 8, 2010 we issued $250,000 in notes and issued 150,000 shares of common stock, including 25,000 shares issued as a placement fee.

Total interest expense for related party notes amounted to $6,170 and $10,342, for the fiscal years ended September 30, 2010 and 2009, respectively.

8. Commitments and Contingencies

Employment Agreements

We have employment agreements with three of our corporate officers, which provide for base salaries, participation in employee benefit programs including our stock option plans and severance payments for termination without cause.

Related Party Consulting Agreement

On November 18, 2008, we entered into a four-month (extended in March 2009 on a month-to-month basis) consulting agreement at a rate of $7,500 per month with a company owned by one of our directors who also serves as the Chairman of our Compensation committee. The consulting firm is currently providing assistance in the areas of due diligence support, “green” market opportunity identification and evaluation, Board of Director candidate identification and evaluation and other services as our Board may determine.

Rental Agreements

We rent approximately 1,100 square feet of office space in Lynnfield, Massachusetts, the site of our former corporate headquarters, on a rolling six-month basis at $1,250 per month. For the years ended September 30, 2010 and 2009, total rental expense in connection with this real estate lease amounted to $15,000 per year, respectively. Our dual fuel subsidiary rents office and warehousing space under a tenant at will basis. For the years ended September 30, 2010 and 2009, total rental expense in connection with real estate amounted to $74,949 and $12,282, respectively. On October 1, 2010, our dual fuel subsidiary signed a one-year lease with a related party for additional office and warehouse space at an annual rental of $106,968. Our molded rubber products subsidiary rents warehousing space on a tenant at will basis. For the years ended September 30, 2010 and 2009, total rental expense in connection with real estate amounted to $54,352 and $68,406, respectively.

Lease Settlement Obligations

In February 2006, we amended our Georgia capital lease agreement to obtain the right to terminate the original lease, which had a remaining term of approximately 15 years, by providing the landlord with six months notice. In the event of termination, we will be obligated to continue to pay rent until the earlier to occur of (1) the sale by the landlord of the premises; (2) the date on which a new tenant takes over; or (3) three years from the date on which we vacate the property. As a result we have recorded a lease settlement obligation of $574,058 representing the net present value of the 36 month maximum obligation due under the new amended agreement. During fiscal 2010 and 2009, we had rental income of $86,057 and $102,625, respectively, associated with the Georgia property and rental expense of $309,720 and $289,791, respectively. In addition, on August 28, 2006 we received notice from the Georgia landlord indicating that the Georgia subsidiary was in default under the lease due to its insolvent financial condition. The landlord agreed to waive the default in return for a $75,000 fee to be paid upon termination of the lease and required that all current and future rights and obligations under the lease be assigned to GreenMan Technologies, Inc. pursuant to a March 2001 guaranty agreement. During fiscal 2009, we paid the $75,000 of accrued fees at the landlord’s request.

F-37

GreenMan Technologies, Inc.

Notes to Consolidated Financial Statements

8. Commitments and Contingencies - (Continued)

Litigation

As noted in Note 3, we discontinued all Georgia operations and completed the divestiture of its operating assets during fiscal 2006. During fiscal 2008, a former vendor of our Georgia subsidiary secured a summary judgment for approximately $890,000 against GreenMan Technologies, Inc. for past due amounts. Management determined it to be in our best interests to reach settlement on this judgment rather than to attempt to appeal the judgment. On March 28, 2008, we agreed to a cash settlement of $450,000 with $100,000 paid upon signing the settlement agreement and nine additional monthly payments of $38,889 commencing on April 30, 2008. In January, 2009, after receipt of the final payment, the plaintiff marked the judgment satisfied with the appropriate courts, at which time we recorded a gain on settlement of approximately $161,000 relating to amounts accrued for but forgiven which are included in income from discontinued operations for fiscal year ended September 30, 2009. On April 15, 2009, we settled the only remaining Georgia legal action involving GreenMan, executing a settlement and general release agreement with the plaintiff in return for a payment of $100,000, which is included in the loss from discontinued operations for the fiscal year ended September 30, 2009. In April 2009, a complaint was filed in the United States District Court for the Middle District of Georgia against MART Management, Inc., GreenMan and Tires Into Recycled Energy & Supplies, Inc., or TIRES, following a death of an individual employed by TIRES resulting from a fire at a tire recycling facility in Georgia in 2007. MART Management, Inc. was the owner of the premises at the time of the incident and leased the property to us. We, in turn, had subleased the property to TIRES. Pursuant to the terms of our lease agreement, we have agreed to indemnify MART against such claims. While we believe we and MART had valid defenses to these claims, management determined it to be in our collective best interests to settle the claim and in September 2010 we executed a settlement and general release agreement with the plaintiff in return for a payment of $10,000.

9. Stockholders’ Equity

In April 2009, the former Welch shareholders returned 78,125 shares of our common stock valued at $25,000 pursuant to the indemnification terms of the October 1, 2008 asset purchase agreement. The $25,000 is included in other income for the fiscal year ended September 30, 2009. We subsequently retired the shares.

On June 17, 2009, we issued 2,000,000 shares of our unregistered common stock valued at $500,000 (at $.25 which was the closing price of our stock on the date of issuance) in connection with execution of an exclusive dual fuel technology license agreement with American Power Group, Inc. (See Note 2).

During June and July 2009, the Board of Directors approved the issuance of 275,000 shares of unregistered common stock, in aggregate, as restricted stock awards to our directors and management in recognition of past services and as future incentive and recorded a $84,750 expense (the assigned fair value based on the closing bid price plus the anticipated income tax affect) associated with the issuance of such shares during the fiscal year ended September 30, 2009. All recipients have agreed to hold the shares for a minimum of 18 months after issuance.

In March 2010, a director exercised options to purchase 36,000 shares of common stock at prices ranging from $.33 to $.40 per share.

On September 2, 2010, the Board of Directors approved the issuance of 25,000 shares of unregistered common stock as restricted stock awards to a new director as future incentive and recorded a $12,500 expense (the assigned fair value based on the closing bid price) associated with the issuance of these shares during the fiscal year ended September 30, 2010.

On September 17, 2010, the Board of Directors approved the issuance of 161,750 shares of unregistered common stock in conjunction with a debt offering to a director and officer and recorded a deferred financing expense of $72,788 (the assigned fair value based on the closing bid price). (See Note 5).

1993 Stock Option Plan

The 1993 Stock Option Plan was established to provide stock options to our employees, officers, directors and consultants. On March 29, 2001, our stockholders approved an increase to the number of shares authorized under the Plan to 3,000,000. This plan expired in June 2004 as it relates to new grants.

F-38

GreenMan Technologies, Inc.

Notes to Consolidated Financial Statements

9. Stockholders’ Equity - (Continued)

Stock options and activity under the Plan is summarized as follows:

	Year Ended September 30, 2010		Year Ended September 30, 2009
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Shares	Price	Shares	Price
Outstanding at beginning of period	72,500	$.83	594,462	$.62
Granted	—	—	—	—
Forfeited or expired	—	—	(521,962)	.60
Exercised	—	—	—	—
Outstanding at end of period	72,500	.83	72,500	.83
Exercisable at end of period	72,500	.83	72,500	.83
Reserved for future grants at end of period	—		—
Aggregate intrinsic value of exercisable options	$3,000		$8,000
Weighted average fair value of options granted during the period		$—		$—

Information pertaining to options outstanding under the plan at September 30, 2010 is as follows:

	Options Outstanding			Options Exercisable
		Weighted			Weighted
		Average	Weighted		Average	Weighted
		Remaining	Average		Remaining	Average
Exercise	Number	Contractual	Exercise	Number	Contractual	Exercise
Prices	Outstanding	Life	Price	Exercisable	Life	Price
$ .40	50,000	.25 years	$ .40	50,000	25 years	$ .40
$ 1.80	22,500	1.92 years	1.80	22,500	1.92 years	1.80
	72,500	.77 years	$ .83	72,500	.77 years	$ .83

2005 Stock Option Plans

On March 18, 2005, our Board of Directors adopted the 2005 Stock Option Plan, or the 2005 Plan, which was subsequently approved by our stockholders on June 16, 2005. The options granted under the 2005 Stock Option Plan may be either options intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended; or non-qualified stock options. In March 2010, our stockholders approved an increase to the number of shares authorized under the 2005 Plan from 3,500,000 to 6,000,000 shares.

In November 2008, we granted options to our directors and management to purchase an aggregate of 600,000 shares of our common stock at an exercise price of $.33 per share, which represented the closing price of our stock on the date of each respective grant. The options granted have a ten-year term and vest equally over a five-year period from the date of grant. The fair value of the options at the date of grant in aggregate was $136,000 which was determined on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions; dividend yield of 0%; risk-free interest rates of approximately 2.3%; expected volatility based on historical trading information of 87% and expected term of 5 years.

F-39

GreenMan Technologies, Inc.

Notes to Consolidated Financial Statements

9. Stockholders’ Equity - (Continued)

In June 2009, we granted options to our directors and management to purchase an aggregate of 700,000 shares of our common stock at an exercise price of $.23 per share, which represented the closing price of our stock on the date of each respective grant. The options granted have a ten-year term and vest equally over a five-year period from the date of grant with the exception of an option to purchase 100,000 shares granted to our Chief Executive Officer which are immediately exercisable pursuant to the terms of his employment agreement. The fair value of the options at the date of grant in aggregate was $110,754 which was determined on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions; dividend yield of 0%; risk-free interest rates of approximately 2.3%; expected volatility based on historical trading information of 87% and expected term of 5 years.

In July 2009, we granted options to a director and several employees to purchase an aggregate of 750,000 shares of our common stock at an exercise price ranging from $.28 to $.32 per share, which represented the closing price of our stock on the date of each respective grant. The options granted have a ten-year term and vest equally over a five-year period from the date of grant. The fair value of the options at the date of grant in aggregate was approximately $146,000 which was determined on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions; dividend yield of 0%; risk-free interest rates of approximately 2.3%; expected volatility based on historical trading information of 87% and expected term of 5 years.

During fiscal 2010, we granted options to a director and several employees to purchase an aggregate of 425,000 shares of our common stock at an exercise prices ranging from $.31 to $.50 per share, which represented the closing price of our stock on the date of each respective grant. The options granted have a ten-year term and vest equally over a five-year period from the date of grant. The fair value of the options at the date of grant in aggregate was $106,254 which was determined on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions; dividend yield of 0%; risk-free interest rates ranging from 1.4% to 2.3%; expected volatility based on historical trading information ranging from 84% to 87% and expected term of 5 years.

	Year Ended September 30, 2010		Year Ended September 30, 2009
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Shares	Price	Shares	Price
Outstanding at beginning of period	3,352,000	$.30	2,532,000	$.34
Granted	425,000	.37	2,050,000	.28
Forfeited or expired	(50,000)	.28	(1,230,000)	.34
Exercised	(34,000)	.34	—	—
Outstanding at end of period	3,693,000	.31	3,352,000	.30
Exercisable at end of period	1,404,600	.32	923,200	.32
Reserved for future grants	2,273,000		148,000
Aggregate intrinsic value of exercisable options	$203,710		$218,800
Aggregate intrinsic value of all options	$563,960		$859,800
Weighted average fair value of options granted during the period		$.25		$.19

F-40

GreenMan Technologies, Inc.

Notes to Consolidated Financial Statements

9. Stockholders’ Equity - (Continued)

Information pertaining to options outstanding under the plan at September 30, 2010 is as follows:

	Options Outstanding			Options Exercisable
		Weighted			Weighted
		Average	Weighted		Average	Weighted
		Remaining	Average		Remaining	Average
Exercise	Number	Contractual	Exercise	Number	Contractual	Exercise
Prices	Outstanding	Life	Price	Exercisable	Life	Price
$ .23 - .55	3,693,000	7.8 years	$ .31	1,404,600	6.9 years	$ .32

The following table summarizes activity related to non-vested options:

	Year Ended September 30, 2010
		Weighted
		Average
		Grant Date
	Shares	Fair Value
Non-vested at beginning of period	2,428,600	$ .21
Granted	425,000.25
Forfeited, expired	(50,000)	.28
Exercised	(34,000)	.34
Vested	(481,200)	.23
Non-vested at end of period	2,288,400.21

Non -Employee Director Stock Option Plan

Under the terms of our 1996 Non-Employee Director Stock Option Plan, on a non-employee director’s initial election to the Board of Directors, they are automatically granted an option to purchase 2,000 shares of our common stock. The exercise price per share of options granted under the Non-Employee Director Stock Option Plan is 100% of the fair-market value of our common stock on the business day immediately prior to the date of the grant and is immediately exercisable for a period of ten years from the date of the grant. During fiscal 2006, the Compensation Committee agreed to discontinue future option grants pursuant to the Non-Employee Director Stock Option Plan.

As of September 30, 2010, options to purchase 22,000 shares of our common stock are outstanding and exercisable at prices ranging from $0.51 to $1.95. During the fiscal year ended September 30, 2010, options to purchase 2,000 shares of stock at a price of $.38 were exercised and options to purchase 4,000 shares of stock expired unexercised. At September 30, 2010, options outstanding had a weighted average exercise price of $1.26 per share and a weighted average contractual life of 2.5 years.

F-41

GreenMan Technologies, Inc.

Notes to Consolidated Financial Statements

9. Stockholders’ Equity - (Continued)

Warrants and Other Stock Options

On March 24, 2009 we purchased and retired warrants to purchase 4,811,905 shares of common stock at an exercise price of $.01 per share held by our former secured lender, Laurus Master Fund, Ltd for $700,000, or approximately $0.145 per share.

Information pertaining to all warrants and other stock options granted and outstanding is as follows:

	Year Ended September 30, 2010		Year Ended September 30, 2009
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Shares	Price	Shares	Price
Outstanding at beginning of period	450,000	$.53	6,535,902	$.44
Granted	—	—	—	—
Forfeited, expired, repurchased	(275,000)	.51	(6,085,902)	.25
Exercised	—	—	—	—
Outstanding at end of period	175,000	.56	450,000	.53
Exercisable at end of period	175,000	.56	450 000	.53
Aggregate intrinsic value of exercisable options/warrants	$9,000		$29,500
Aggregate intrinsic value of all options/warrants	$9,000		$29,500
Weighted average fair value of options granted during the period		$—		$—

	Warrants/Options Outstanding			Warrants/Options Exercisable
		Weighted			Weighted
		Average	Weighted		Average	Weighted
		Remaining	Average		Remaining	Average
Exercise	Number	Contractual	Exercise	Number	Contractual	Exercise
Prices	Outstanding	Life	Price	Exercisable	Life	Price
$ 0.4 - $1.51	175,000	1.71 years	$ .56	175,000	1.71 years	$ .56

Common Stock Reserved

We have reserved common stock at September 30, 2010 as follows:

Stock option plans	3,765,500
Other stock options	47,000
Other warrants	150,000
3,962,500

10. Employee Benefit Plan

We have implemented a Section 401(k) plan for all eligible employees. Employees are permitted to make elective deferrals of up to 75% of employee compensation up to the maximum contribution allowed by law and employee contributions to the 401(k) plan are fully vested at all times. We may make discretionary contributions to the 401(k) plan which become vested over a period of five years. There were no corporate contributions to the 401(k) plan during the years ended September 30, 2010 and 2009, respectively.

F-42

GreenMan Technologies, Inc.

Notes to Consolidated Financial Statements

11. Segment Information

Today, we have two reportable operating segments: (1) molded recycled rubber products and (2) dual fuel conversion operations (See Note 2). Each operating segment has its respective management team. Prior to November 17, 2008, we also had tire recycling operations. Our business changed substantially in November 2008, when we sold substantially all of the assets of our tire recycling operations. The tire recycling operations were located in Savage, Minnesota and Des Moines, Iowa and collected, processed and marketed scrap tires in whole, shredded or granular form.

The molded recycled rubber products operation specializes in the designing, developing, and manufacturing of environmentally responsible products using recycled materials, primarily recycled rubber and providing innovative playground design, equipment and services that provide schools and other political subdivisions viable solutions for safety, compliance, and accessibility.

Our dual fuel conversion operations provide a unique external fuel delivery enhancement system which converts existing diesel engines into more efficient and environmentally friendly engines that have the flexibility to run on: (1) diesel fuel and compressed natural gas; (2) diesel fuel and bio-methane; or (3) diesel fuel only depending on the circumstances.

Our Chief Executive Officer has been identified as the chief operating decision maker (CODM) as he is responsible for assessing the performance of the segments and decides how to allocate resources to the segments. Income (loss) from operations is the measure of profit and loss that our CODM uses to assess performance and make decisions. Assets are not a measure used to assess the performance of the company by the CODM; therefore we will report assets by segment in our disclosures. Income (loss) from operations represents the net sales less the cost of sales and direct operating expenses incurred within the operating segments as well as the allocation of some but not all corporate operating expenses. These unallocated costs include certain corporate functions (certain legal, accounting, wage, public relations and interest expense) and are included in the results below under Corporate and other in the reconciliation of operating results. Management does not consider unallocated Corporate and other in its management of segment reporting.

The following tables provide total assets and purchases of property and equipment for our operating segments as of:

Total assets:	September 30, 2010	September 30, 2009
Molded recycled rubber products	$2,539,135	$3,117,492
Dual fuel conversion	2,820,743	2,872,031
Corporate and other	1,567,762	6,652,604
Total assets	$6,927,640	$12,642,127

Purchase of property and equipment:
Molded recycled rubber products	$41,883	$98,885
Dual fuel conversion	267,499	245,922
Corporate and other	—	5,335
Total purchase of property and equipment	$309,382	$350,142

The following tables provide net sales, certain expenses and income from operations for our operating segments:

	Fiscal Year Ended
	September 30,	September 30,
	2010	2009
Net sales:
Molded recycled rubber products	$2,241,891	$3,227,633
Dual fuel conversion	332,533	—
Corporate and other	—	—
Total net sales	$2,574,514	$3,227,633

F-43

GreenMan Technologies, Inc.

Notes to Consolidated Financial Statements

11. Segment Information - (Continued)

There were no sales between the segments during the fiscal years ended September 30, 2010 and 2009.

	Fiscal Year Ended
	September 30,	September 30,
	2010	2009
Depreciation:
Molded recycled rubber products	$66,071	$77,523
Dual fuel conversion	135,952	7,152
Corporate and other	4,890	445
Total net sales	$206,913	$85,120

Interest Expense:
Molded recycled rubber products	$45,942	$68,786
Dual fuel conversion	66,791	16,347
Corporate and other	7,078	27,447
Total net sales	$119,811	$112,580

Amortization:
Molded recycled rubber products	$200,917	$206,017
Dual fuel conversion	100,000	16,665
Corporate and other	—	890
Total net sales	$300,917	$223,572

Loss from continuing operations:
Molded recycled rubber products	$(856,890)	$(3,208,109)
Dual fuel conversion	(3,054,587)	(479,893)
Corporate and other	(1,878,922)	(2,404,882)
Total loss from continuing operations	$(5,790,399)	$(6,092,884)

12. Major Customers

During the fiscal year ended September 30, 2010 there was one molded products customer who accounted for 12% of consolidated net sales. During the fiscal year ended September 30, 2009 there was one molded products customer who accounted for 14% of consolidated net sales.

13. Fair Value of Financial Instruments

At September 30, 2010 and 2009, our financial instruments consisted of marketable investments, accounts receivable, accounts payable and notes payable to banks and others. These instruments approximate their fair values as these instruments are either due currently or were negotiated currently and bear interest at market rates.

F-44

GreenMan Technologies, Inc.

Notes to Consolidated Financial Statements

14. Income Taxes

The provision (benefit) for income taxes was comprised of the following amounts for the years ended:

	September 30,	September 30,
	2010	2009
Current:
Federal	$(36,000)	$330,000
State	(113,000)	490,000
	(149,000)	820,000
Deferred:
Federal	—	$4,280,000
State	—	1,020,000
	—	5,300,000
Change in valuation reserve	—	—
Total provision (benefit) for income taxes included in discontinued operations	$(149,000)	$6,120,000

Historically we have provided a valuation reserve equal to 100% of our potential deferred tax benefit due to the uncertainty of our ability to realize the anticipated benefit given our historical losses. As a result of the estimated gain to be realized in fiscal 2009 from the sale of the tire recycling operations and anticipated overall Company results for fiscal 2009, we expected to be able to realize the benefit of a portion of our federal net operating loss carry-forwards. Based on actual results for the year ended September 30, 2009, we recognized total income tax expense of $6,120,000.

The difference between the statutory federal income tax rate of 34% and the effective rate is primarily due to net operating losses incurred by us and the provision of a valuation reserve against the related deferred tax assets.

The following differences give rise to deferred income taxes:

	September 30,	September 30,
	2010	2009
Net operating loss carry forwards	$6,425,712	$4,790,948
Differences in fixed asset basis	(78,735)	(87,684)
Alternative Minimum Tax amounts	331,630	353,805
Other, net	786,307	108,058
	7,464,914	5,165,127
Valuation reserve	(7,464,914)	(5,165,127)
Net deferred tax asset	$—	$—

F-45

GreenMan Technologies, Inc.

Notes to Consolidated Financial Statements

14. Income Taxes - (Continued)

The following differenced between the U.S. federal statutory income tax rate and our effective tax are:

	September 30, 2010	September 30, 2009
Statutory U.S. tax rate	34%	35%
State taxes, net of federal benefit	2.0%	0.8%
Impairment of goodwill	--	5.7%
Amortization	1.3%	0.6%
All others, net	1.9%	1.3%
U.S. business credits	(0.5%)	(2.5%)
Valuation allowance	(36.1%)	2.5%
Effective tax rate	2.6%	43.4%

As of September 30, 2010, we had net operating loss carry forwards of approximately $18.9 million. The Federal and state net operating loss carry forwards expire in varying amounts beginning in 2011 and 2013, respectively. In addition, we have Federal tax credit carry forwards of approximately $47,000 available to reduce future tax liabilities. The Federal tax credit carry forwards expire beginning in 2013. Use of net operating loss and tax credit carry forwards may be subject to annual limitations based on ownership changes in our common stock as defined by the Internal Revenue Code.

F-46

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Except where otherwise indicated, this prospectus speaks as of the effective date of the registration statement. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

GREENMAN TECHNOLOGIES, INC.

$ [_________]

[______] UNITS

PROSPECTUS

[_________], 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Expenses of the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

SEC Registration Fee		$1,161.00
Printing and Engraving Expenses	$	[_________]
Legal Fees and Expenses	$	[_________]
Accountants’ Fees and Expenses	$	[_________]
Miscellaneous Costs	$	[_________]
Total	$	[_________]

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

The Registrant’s Certificate of Incorporation, as amended, and By-laws, as amended, provide for indemnification of our officers and directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

The above discussion of the Registrant’s Certificate of Incorporation, as amended, By-laws, as amended, and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation, By-Laws and statute.

Item 15. Recent Sales of Unregistered Securities

In February and March 2011, the Registrant issued its 12% unsecured, six-month promissory notes for gross proceeds of $270,000 to several accredited investors, including a director of the Registrant. The Registrant also issued 135,000 shares of its Common Stock to purchasers of such notes.

Between October 2010 and March 2011, the Registrant issued its 10% unsecured convertible promissory notes for gross proceeds of $500,000 to several accredited investors. The notes are payable 24 months after issuance and are convertible, at any time after six months from issuance, into shares of the Registrant’s Common Stock at a conversion price of 85% of the closing price of the Common Stock on the day the notes were issued.

In February 2011, the Registrant issued 41,668 shares of its Common Stock, valued at $16,167, to two directors in consideration of services rendered.

In January 2011, the Registrant issued an aggregate of 108,667 shares of its Common Stock, valued at $39,600, to an officer and several directors upon the exercise of stock options.

In November 2010, pursuant to credit agreements entered into effective November 9, 2010, the Registrant issued to a bank, as additional collateral under the credit agreements, 2,000,000 shares of its Common Stock.

In September and October 2010, the Registrant issued its 12% unsecured, six-month promissory notes for gross proceeds of $573,500 to several accredited investors, including a director and an officer of the Registrant. The Registrant also issued 286,750 shares of its Common Stock to purchasers of such notes and 25,000 additional shares as a placement fee. In consideration of amendments to those notes, in March 2011, the Registrant issued 286,750 additional shares of Common Stock to the holders of such notes.

In September 2010, the Registrant issued 25,000 shares of its Common Stock, valued at $12,500, to a director in consideration of services rendered.

In March 2010, the Registrant issued 36,000 shares of its Common Stock, valued at $12,300, to a director upon the exercise of stock options.

In July 2009, the Registrant issued 25,000 shares of its Common Stock, valued at $9,750, to a director in consideration of services rendered.

II-1

In June and July 2009, the Registrant issued an aggregate of 175,000 shares of its Common Stock, in the form of restricted stock awards, to four directors in consideration of past services and as incentives for future services.

In June 2009, the Registrant issued an aggregate of 50,000 shares of its Common Stock, in the form of restricted stock awards, to two officers in consideration of past services and as incentives for future services.

In June 2009, the Registrant issued 250,000 shares of its Common Stock, valued at $75,000, to certain officers and directors in consideration of services rendered.

In June 2009, the Registrant issued 2,000,000 shares of its Common stock, valued at $500,000, to two accredited investors in consideration of an exclusive technology license agreement.

The Registrant grants options to purchase shares of its Common Stock from time to time to its directors, officers and employees under its 1996 Non-Employee Director Stock Option Plan and its 2005 Stock Option Plan.

All of the above-described issuances were exempt from registration pursuant to Section 4(2) of the Securities Act, as transactions not involving a public offering.

Item 16. Exhibits

The following is a list of exhibits filed as a part of this registration statement:

Exhibit No.		Description
2.1 (1)	--	Asset Purchase Agreement among GreenMan Technologies, Inc., Liberty Tire Services, LLC, Liberty Tire Services of Ohio, LLC, GreenMan Technologies of Iowa, Inc., and GreenMan Technologies of Minnesota, Inc., dated September 12, 2008
2.2 (1)	--	Stockholder Voting Agreement among Liberty Tire Services, LLC, Liberty Tire Services of Ohio, LLC, GreenMan Technologies, Inc., GreenMan Technologies of Iowa, Inc., GreenMan Technologies of Minnesota, Inc., Maurice E. Needham, Lyle Jensen, Dr. Allen Kahn, Lew F. Boyd, Nicholas DeBenedictis and Charles E. Coppa, dated September 12, 2008.
2.3 (2)	--	Share Exchange Agreement among GreenMan Technologies, Inc., Welch Products, Inc. and the Stockholders of Welch Products, Inc., dated October 1, 2007
2.4 (2)	--	Escrow Agreement among GreenMan Technologies, Inc., Welch Products, Inc., the Stockholders of Welch Products, Inc. and Dreher, Simpson and Jensen, P.C., as Escrow Agent, dated October 1, 2007
2.5 (2)	--	Agreement among GreenMan Technologies, Inc., Welch Products, Inc., the Stockholders of Welch Products, Inc. and Laurus Master Fund Ltd., dated October 1, 2007
2.6 (3)	--	Exclusive Patent License Agreement dated as of June 17, 2009, by and between GreenMan Technologies, Inc. and American Power Group, Inc.
2.7 (3)	--	Escrow Agreement dated as of June 17, 2009, by and among GreenMan Technologies, Inc., American Power Group, Inc. and Morse, Barnes-Brown & Pendleton, P.C., as escrow agent
2.8 (4)	--	Asset Purchase Agreement dated as of July 27, 2009, by and among GreenMan Alternative Energy, Inc., GreenMan Technologies, Inc. and American Power Group, Inc
2.9 (4)	--	Promissory Note dated as of July 27, 2009, in the principal amount of $531,500, issued by American Power Group, Inc. to GreenMan Alternative Energy, Inc.
2.10 (5)	--	Amended and Restated Promissory Note dated as of December 1, 2009, in the principal amount of $800,000, issued by M & R, Inc. (formerly known as American Power Group, Inc.) to American Power Group, Inc. (formerly known as GreenMan Alternative Energy, Inc.) (amending, restating and replacing Exhibit 2.9)
2.11 (4)	--	Escrow Agreement dated as of July 27, 2009, by and among GreenMan Alternative Energy, Inc., GreenMan Technologies, Inc., American Power Group, Inc. and Morse, Barnes-Brown & Pendleton, P.C., as escrow agent
3.1 (6)	--	Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on May 1, 2003, as amended
3.2 (7)	--	By-laws of GreenMan Technologies, Inc.
II-2

Exhibit No.		Description
4.1 (7)	--	Specimen certificate for Common Stock of GreenMan Technologies, Inc.
4.2 (8)	--	Option Agreement, dated July 20, 2005 by and between GreenMan Technologies, Inc. and Laurus Master Fund, Ltd.
4.3 (9)	--	Common Stock Purchase Warrant, dated June 30, 2006, issued to Laurus Master Fund, Ltd.
4.4 (9)	--	Registration Rights Agreement dated June 30, 2006, made by GreenMan Technologies, Inc. to Laurus Master Fund, Ltd.
4.5 (10)	--	Warrant and Option Purchase Agreement dated March 24, 2009, between GreenMan Technologies, Inc. and PSource Structured Debt Ltd.
4.6 †	--	Form of Securities Purchase Agreement
4.7 †	--	Form of Warrant
5.1 †	--	Opinion of Morse, Barnes-Brown & Pendleton, P.C.
10.1 (11)	--	Employment Agreement dated April 1, 2003 between GreenMan Technologies, Inc. and Maurice E. Needham
10.2 (12)	--	Employment Agreement dated April 12, 2006, between GreenMan Technologies, Inc. and Lyle E. Jensen
10.3 (13)	--	Addendum dated January 30, 2008, to the Employment Agreement dated April 12, 2006, between GreenMan Technologies, Inc. and Lyle E. Jensen
10.4 (14)	--	Employment Agreement dated June 1, 1999, between GreenMan Technologies, Inc. and Charles E. Coppa
10.5 (13)	--	Addendum dated January 30, 2008, to the Employment Agreement dated June 1, 1999, between GreenMan Technologies, Inc. and Charles E. Coppa
10.6 (2)	--	Consulting Agreement between GreenMan Technologies, Inc. and Bruce A. Boland, dated October 1, 2007
10.7 (2)	--	Consulting Agreement between GreenMan Technologies, Inc. and John W. Brown, dated October 1, 2007
10.8 (15)	--	Consulting Agreement among Coastal International, Inc. and GreenMan Technologies, Inc., dated November 18, 2008
10.9 (7)	--	1993 Stock Option Plan
10.10 (16)	--	2005 Stock Option Plan, as amended
10.11 (7)	--	Form of confidentiality and non-disclosure agreement for executive employees
10.12 (17)	--	Lease Agreement By and Between WTN Realty Trust to GreenMan Technologies of Georgia, Inc. dated April 2, 2001
10.13 (18)	--	Commercial Loan Agreement dated as of November 9, 2010, between American Power Group, Inc. and Iowa State Bank
10.14 (18)	--	Asset Based Financing Agreement dated as of November 9, 2010, between American Power Group, Inc. and Iowa State Bank
10.15 (18)	--	Promissory Note dated as of November 9, 2010, issued by American Power Group, Inc. in favor of Iowa State Bank
10.16 (18)	--	Commercial Security Agreement dated as of November 9, 2010, between American Power Group, Inc. and Iowa State Bank
10.17 (18)	--	Guaranty dated as of November 9, 2010, issued by GreenMan Technologies, Inc., in favor of Iowa State Bank
10.18 (18)	--	Assignment of Deposit or Share Account dated as of November 9, 2010, issued by GreenMan Technologies, Inc., in favor of Iowa State Bank
II-3

Exhibit No.		Description
10.19 (19)	--	Subscription Agreement dated September 17, 2010, between Dr. Allen Kahn and GreenMan Technologies, Inc.
10.20 (19)	--	Unsecured Promissory Note dated as of September 17, 2010, issued by GreenMan Technologies, Inc. in favor of Dr. Allen Kahn
10.21	--	Extension Agreement dated March 11, 2011, between Dr. Allen Kahn and GreenMan Technologies, Inc.
10.21 (19)	--	Subscription Agreement dated September 17, 2010, between Charles E. Coppa and GreenMan Technologies, Inc.
10.22 (19)	--	Unsecured Promissory Note dated as of September 17, 2010, issued by GreenMan Technologies, Inc. in favor of Charles E. Coppa
10.23	--	Extension Agreement dated March 11, 2011, between Dr. Charles E. Coppa and GreenMan Technologies, Inc.
10.24	--	Subscription Agreement dated February 8, 2011, between Lew Boyd and GreenMan Technologies, Inc.
10.25	--	Unsecured Promissory Note dated as of February 8, 2011, issued by GreenMan Technologies, Inc. in favor of Lew Boyd
21.1 (19)	--	List of All Subsidiaries
23.1	--	Consent of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd.
23.2 †	--	Consent of Morse, Barnes-Brown & Pendleton, P.C. (included in Exhibit 5.1)

________________________

(1)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 8-K dated September 12, 2008 and filed September 17, 2008, and incorporated herein by reference.
(2)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 8-K dated October 1, 2007 and filed October 5, 2007, and incorporated herein by reference.
(3)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 8-K dated June 17, 2009 and filed June 23, 2009, and incorporated herein by reference.
(4)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 8-K dated July 27, 2009 and filed July 31, 2009, and incorporated herein by reference.
(5)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 10-K for the period ended September 30, 2009 and filed January 13, 2010, and incorporated herein by reference.
(6)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 10-QSB for the Quarter Ended June 30, 2008, and incorporated herein by reference.
(7)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Registration Statement on Form SB-2 No. 33-86138, and incorporated herein by reference.
(8)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 10-QSB for the Quarter Ended June 30, 2005, and incorporated herein by reference.
(9)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 10-QSB for the Quarter Ended June 30, 2006, and incorporated herein by reference.
(10)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 10-Q for the Quarter Ended March 31, 2009, and incorporated herein by reference.
(11)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 10-KSB for the Fiscal Year Ended September 30, 2003, and incorporated herein by reference.
(12)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 8-K dated April 12, 2006 and filed April 17, 2006, and incorporated herein by reference.
II-4

(13)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 8-K dated January 28, 2008 and filed January 31, 2008, and incorporated herein by reference.
(14)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 10-QSB for the Quarter Ended December 31, 2000, and incorporated herein by reference.
(15)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 10-Q for the Quarter Ended December 31, 2008, and incorporated herein by reference.
(16)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 10-Q for the Quarter Ended March 31, 2010, and incorporated herein by reference.
(17)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 10-QSB for the Quarter Ended June 30, 2001, and incorporated herein by reference.
(18)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 8-K dated November 9, 2010 and filed November 15, 2010, and incorporated herein by reference.
(19)	Filed as an Exhibit to GreenMan Technologies, Inc.’s Form 10-K for the period ended September 30, 2010 and filed January 13, 2011, and incorporated herein by reference.

† To be filed by amendment.

II-5

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-6

That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-7

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lynnfield, Commonwealth of Massachusetts, on this first day of April, 2011.

GREENMAN TECHNOLOGIES, INC.

Date: April 1, 2011	By:	/s/ Charles E. Coppa
Charles E. Coppa
Chief Financial Officer

II-8

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Lyle Jensen and Charles E. Coppa, and both or either one of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: April 1, 2011	By:	/s/ Maurice Needham
Maurice Needham
Chairman of Board of Directors

Date: April 1, 2011	By:	/s/ Lyle Jensen
Lyle Jensen
Director, Chief Executive Officer, President
(Principal Executive Officer)

Date: April 1, 2011	By:	/s/ Charles E. Coppa
Charles E. Coppa
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Date: April 1, 2011	By:	/s/ Dr. Allen Kahn
Dr. Allen Kahn
Director

Date: April 1, 2011	By:	/s/ Lew F. Boyd
Lew F. Boyd
Director

Date: April 1, 2011	By:	/s/ Kevin Tierney
Kevin Tierney
Director

Date: April 1, 2011	By:	/s/ Thomas Galvin
Thomas Galvin
Director

II-9